                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SYNCOR INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        SYNCOR INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]  No Fee Required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common stock, par value $0.05 per share, of Syncor International Corporation ("Syncor Common Stock")
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          25,351,145
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          $25.76
          ----------------------------------------------------------------------

          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The underlying value of the transaction of $653,045,495.20 has been calculated pursuant to Exchange Act Rule 0-11 by determining the product of (i) $25.76 (the average of the high and low per share prices of Syncor Common Stock on July 11, 2002 on The Nasdaq National Market) times (ii) 25,351,145 (the aggregate number of shares of Syncor Common Stock outstanding). Based on an aggregate transaction value of $653,045,495.20 and the filing fee of $92 per million dollars of aggregate transaction value, the amount of the filing fee is $60,080.19.

     (4)  Proposed maximum aggregate value of transaction:

          $653,045,495.20
          ----------------------------------------------------------------------

     (5)  Total fee paid:

          $60,080.19
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED JULY 17, 2002

                     Preliminary Proxy Statement/Prospectus

                                 [SYNCOR LOGO]

                                                                   July   , 2002
Dear Stockholder:

     We cordially invite you to attend a special meeting of stockholders of Syncor International Corporation to be held on August [ ], 2002, at 1:00 p.m., California time, at the Warner Center Hilton Hotel, 6360 Canoga Avenue in Woodland Hills, California.

     At the special meeting, you will have a chance to vote on the merger of Syncor with a wholly owned subsidiary of Cardinal Health, Inc., a leading provider of products and services supporting the health care industry. The Syncor board of directors and management believe that the combination of Syncor's operations with Cardinal Health's operations will create a stronger, more competitive company with a continued commitment to growth.

     The Syncor board of directors has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger transaction with Cardinal Health, are advisable and fair to and in the best interests of the Syncor stockholders and has approved the merger agreement and the merger. THE SYNCOR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     If the merger is completed, Syncor will become a wholly owned subsidiary of Cardinal Health, and each of your shares of Syncor common stock will be converted into the right to receive 0.52 of a Cardinal Health common share. Based on the number of shares of Syncor common stock outstanding as of the record date for the special meeting, we estimate that, upon completion of the
merger, Cardinal Health will issue approximately [     ] Cardinal Health common
shares. Cardinal Health common shares are traded under the symbol "CAH" on the New York Stock Exchange, Inc. and shares of Syncor common stock are traded under the symbol "SCOR" on The Nasdaq National Market. On July 16, 2002, the closing price of Cardinal Health common shares on the New York Stock Exchange composite tape was $52.59 and the closing price of Syncor common stock as reported on The Nasdaq National Market was $26.87, but you should obtain current prices for Syncor common stock and the Cardinal Health common shares.

     The accompanying notice of meeting and proxy statement/prospectus explain the proposed merger in greater detail and provide specific information concerning the special meeting to be held in connection with the approval of the merger agreement. Please read these materials carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE PROPOSED MERGER DESCRIBED BEGINNING ON PAGE 21.

     Your vote is very important. To be certain that your shares of Syncor common stock are voted at the special meeting, please sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend the special meeting in person. You also can vote your shares of Syncor common stock through the Internet or by telephone by following the instructions on the accompanying proxy card.

Cordially,

MONTY FU                                  ROBERT G. FUNARI
Chairman of the Board                     President and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

                             ---------------------

     This proxy statement/prospectus is dated July [ ], 2002 and is first being mailed to stockholders on or about July [ ], 2002.

                           FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus (including information included or incorporated by reference) contains a number of forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and businesses of each of Cardinal Health and Syncor, as well as certain information relating to the proposed merger, including, among others:

     (1) statements relating to the synergies and cost savings and accretion/dilution to reported earnings estimated to result from the proposed merger;

     (2) statements relating to revenues estimated to result from the proposed merger;

     (3) statements relating to integration costs estimated to be incurred in connection with the proposed merger; and

     (4) statements preceded by, followed by or that include the terms "believes," "expects," "anticipates," "estimates" or similar words or expressions.

These forward-looking statements involve various risks and uncertainties. Actual results may differ materially from those contemplated, projected or implied by these forward-looking statements due to, among others, the following factors and events (the order of which does not necessarily reflect their relative significance):

     - costs or difficulties related to the integration of the businesses of Cardinal Health and Syncor, or other acquired businesses, are greater than expected;

     - expected or anticipated synergies and cost savings from the proposed merger are not fully realized or are not realized within the expected time frame, or additional or unexpected costs are incurred;

     - dependence on key personnel to manage the integration of Cardinal Health and Syncor and the ongoing operation of Cardinal Health and Syncor after the proposed merger;

     - the loss of key customers or suppliers;

     - technological changes are more difficult and/or more expensive than anticipated;

     - revenues following the proposed merger are lower than expected;

     - increased competitive pressures in the industries or markets in which Cardinal Health and Syncor operate;

     - changes in general economic conditions or in political or competitive forces;

     - changes in the securities markets;

     - changes in the regulatory environment;

     - difficulties and/or delays in disposing of certain operations of Syncor that are contemplated to be sold to third parties;

     - difficulties and delays in obtaining regulatory approval of the proposed merger or other future transactions under relevant laws and regulations (including, among others, antitrust and competition laws), including those of nations other than the United States;

     - the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; and

     - the general risks that occur in the day-to-day businesses of Syncor and Cardinal Health, including those discussed in Syncor's and Cardinal Health's Annual Reports on Form 10-K (including any amendments), Quarterly Reports on Form 10-Q (including any amendments), and exhibits to those reports.

     Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed, projected or implied by these forward-looking statements. You should not place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus, or, in the case of documents incorporated by reference, the dates of those documents.

     All subsequent written and oral forward-looking statements attributable to Cardinal Health or Syncor or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Cardinal Health nor Syncor undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Cardinal Health and Syncor from documents that are not included with this proxy statement/prospectus. This information is available to you, without charge, upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus (with the exception of certain exhibits to those documents) by requesting them in writing or by telephone from the appropriate company at the following address:

             Cardinal Health, Inc.                   Syncor International Corporation
              7000 Cardinal Place                           6464 Canoga Avenue
              Dublin, Ohio 43017                   Woodland Hills, California 91367-2407
                (614) 757-5000                                (818) 737-4000
Attention: Vice President -- Investor Relations  Attention: Director -- Investor Relations

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY AUGUST [ ], 2002 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 87.

                                 IMPORTANT NOTE

     WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE YOU WITH ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN ANY OTHER DOCUMENTS FILED PUBLICLY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THEREFORE, YOU SHOULD NOT RELY ON ANY DIFFERENT OR ADDITIONAL INFORMATION.

     IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED AND PROXY SOLICITATION MADE BY THIS PROXY STATEMENT/PROSPECTUS DO NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT/PROSPECTUS, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, OR, IN THE CASE OF DOCUMENTS INCORPORATED BY REFERENCE, THE DATES OF THOSE DOCUMENTS. SEE "FORWARD-LOOKING STATEMENTS" ON THE INSIDE COVER OF THIS PROXY STATEMENT/PROSPECTUS.

     WITH RESPECT TO THE INFORMATION CONTAINED IN THIS PROXY
STATEMENT/PROSPECTUS, CARDINAL HEALTH HAS SUPPLIED THE INFORMATION CONCERNING CARDINAL HEALTH AND MUDHEN MERGER CORP., AND SYNCOR HAS SUPPLIED THE INFORMATION CONCERNING SYNCOR.

     IN ADDITION, IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER OR VOTING PROCEDURES, YOU MAY CONTACT:

                        [MACKENZIE PARTNERS, INC. LOGO]
                               105 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                         (212) 929-5500 (CALL COLLECT)
                      E-MAIL: proxy@mackenziepartners.com
                                       or
                         CALL TOLL-FREE (800) 322-2885

                        SYNCOR INTERNATIONAL CORPORATION

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               AUGUST [   ], 2002

To the Stockholders of Syncor:

     A special meeting of stockholders of Syncor International Corporation will be held on August [ ], 2002, at 1:00 p.m., California time, at the Warner Center Hilton Hotel, 6360 Canoga Avenue in Woodland Hills, California. The purposes of the special meeting are to:

          1. Vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 14, 2002, among Cardinal Health, Inc., Mudhen Merger Corp., a wholly owned subsidiary of Cardinal Health, and Syncor, pursuant to which, among other things, Mudhen Merger Corp. will merge with and into Syncor upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the proxy statement/prospectus that accompanies this notice. If the merger agreement is approved and the merger and the related transactions contemplated by the merger agreement are consummated, each share of Syncor common stock will be converted into the right to receive 0.52 of a Cardinal Health common share.

          2. Adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal.

          3. Act on any other matters that may properly come before the special meeting.

     Your board of directors has fixed the close of business on July [ ], 2002, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. The merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Syncor common stock entitled to vote on the merger agreement proposal.
Stockholders owning approximately [     ]% of the outstanding shares of Syncor
common stock as of the record date already have agreed in writing to vote in favor of the approval of the merger agreement proposal.

     You are cordially invited to attend the special meeting. Whether or not you plan on attending the special meeting, please vote by signing, dating and returning the enclosed proxy card or submitting a proxy through the Internet or by telephone. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. However, if you do not return the proxy or vote in person at the special meeting, the effect will be the same as a vote against the merger agreement proposal.

                                          By Order of the Board of Directors

                                          EDWIN A. BURGOS
                                          Secretary

July [  ], 2002
Woodland Hills, California

     To find any one of the principal sections of this proxy statement/prospectus identified below, simply bend this proxy statement/prospectus slightly to expose the black tabs and open the document to the tab that corresponds to the title of the section you wish to read.

                                                         TABLE OF CONTENTS
                                                       QUESTIONS & ANSWERS
                                                                   SUMMARY
                                                              RISK FACTORS
                                                       THE SPECIAL MEETING
                                                                THE MERGER
                                                      THE MERGER AGREEMENT
                             MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
                                                             THE COMPANIES
                              DESCRIPTION OF CARDINAL HEALTH CAPITAL STOCK
                              COMPARISON OF SHAREHOLDER/STOCKHOLDER RIGHTS
                                                         OTHER INFORMATION
                                                                   ANNEXES

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
FORWARD-LOOKING STATEMENTS..............    ii
REFERENCES TO ADDITIONAL INFORMATION....    iv
NOTICE OF SPECIAL MEETING OF
  STOCKHOLDERS..........................     v
QUESTIONS AND ANSWERS ABOUT THE CARDINAL
  HEALTH/SYNCOR MERGER TRANSACTION......     1
SUMMARY.................................     4
SELECTED HISTORICAL FINANCIAL
  INFORMATION...........................    11
COMPARATIVE PER COMMON SHARE
  INFORMATION...........................    18
COMPARATIVE MARKET PRICE AND DIVIDEND
  DATA..................................    20
RISK FACTORS............................    21
THE SPECIAL MEETING.....................    23
  Time and Place of the Meeting.........    23
  Matters to be Considered at the
    Special Meeting.....................    23
  Record Date...........................    23
  Share Ownership.......................    23
  Quorum................................    23
  Vote Required.........................    24
  Voting and Revocation of Proxies......    24
  Solicitation of Proxies...............    25
THE MERGER..............................    26
  Background of the Merger..............    26
  Reasons for the Merger; Recommendation
    of the Syncor Board of Directors....    29
  Opinion of Syncor's Financial
    Advisor.............................    34
  Miscellaneous.........................    39
  Interests of Syncor's Directors and
    Officers in the Merger..............    39
  Accounting Treatment of the
    Transactions........................    41
  Appraisal Rights......................    41
  Regulatory Approvals..................    41
  Federal Securities Law Consequences...    42
THE MERGER AGREEMENT....................    43
  The Merger............................    43
  Charter, By-laws, Directors, and
    Officers............................    43
  Conversion of Securities..............    43
  Exchange Procedures...................    44
  Representations and Warranties........    44
  HSR Act Filings; Reasonable Efforts;
    Notification........................    45
  Tax Treatment.........................    47
  Public Announcements..................    47
  Conveyance Taxes......................    47
  Preparation of Registration
    Statement...........................    47
  Conduct of Cardinal Health's
    Operations..........................    48
  Indemnification; Directors' and
    Officers' Insurance.................    48

                                           PAGE
                                           ----
  Mudhen Merger Corp....................    48
  New York Stock Exchange Listing.......    49
  Employees and Employee Benefits.......    49
  The Special Meeting...................    49
  Conduct of Syncor's Operations........    50
  No Solicitation.......................    52
  Affiliates of Syncor..................    53
  Conditions to the Obligations of Each
    Party...............................    53
  Conditions to the Obligations of
    Syncor..............................    54
  Conditions to the Obligations of
    Cardinal Health and Mudhen Merger
    Corp. ..............................    55
  Material Adverse Effect...............    55
  Termination...........................    56
  Effect of Termination.................    57
  Amendment.............................    58
  Extension; Waiver.....................    58
  Expenses..............................    58
  Syncor Rights Agreement Amendment.....    58
THE SUPPORT/VOTING AGREEMENTS...........    59
MATERIAL U.S. FEDERAL INCOME TAX
  CONSEQUENCES..........................    60
THE COMPANIES...........................    62
  Business of Syncor....................    62
  Business of Cardinal Health...........    64
  Mudhen Merger Corp....................    65
DESCRIPTION OF CARDINAL HEALTH CAPITAL
  STOCK.................................    66
  Authorized and Outstanding Shares.....    66
  Voting................................    66
  The Cardinal Health Board of
    Directors...........................    66
  Anti-Takeover Provisions of Ohio
    Revised Code........................    67
  Transfer Agent and Registrar..........    67
COMPARISON OF SHAREHOLDER/ STOCKHOLDER
  RIGHTS................................    68
OTHER ACTION TO BE TAKEN AT THE SPECIAL
  MEETING...............................    85
LEGAL MATTERS...........................    85
INDEPENDENT PUBLIC ACCOUNTANTS..........    85
OTHER MATTERS...........................    86
STOCKHOLDER PROPOSALS...................    86
WHERE YOU CAN FIND MORE INFORMATION.....    87
Agreement and Plan of Merger, dated June
  14, 2002, by and among Cardinal
  Health, Inc., Mudhen Merger Corp. and
  Syncor International Corporation......  Annex A
Opinion of Salomon Smith Barney Inc.,
  dated June 14, 2002...................  Annex B

             QUESTIONS AND ANSWERS ABOUT THE CARDINAL HEALTH/SYNCOR
                               MERGER TRANSACTION

     We intend the following questions and answers to provide brief answers to frequently asked questions concerning the proposed merger. These questions and answers do not, and are not intended to, address all the questions that may be important to Syncor stockholders. You should read the summary and the remainder of this document and all of the annexes carefully.

Q:     WHY ARE CARDINAL HEALTH AND SYNCOR MERGING?

A:     Syncor has an attractive position in the nuclear pharmacy business. In addition:

- Syncor provides distribution for complex pharmaceutical products. We expect the demand for these types of distribution abilities to grow over the next few years. These distribution abilities include, but are not limited to, specialized handling, rapid response to critical care and low error rates. This will add to the significant capabilities Cardinal Health has in this area.

- Syncor also has superior time-critical logistics capabilities and strategically located facilities.

- Syncor adds to Cardinal Health's strategy of increasing the breadth of products and services offered to its customers.

After the completion of the merger, Syncor should be able to benefit from Cardinal Health's extensive relationships with manufacturers and group purchasing organizations, which we refer to as GPOs. Cardinal Health's business segments offer increased visibility into the pharmaceutical industry at the product development stage. This connectivity into the pharmaceutical industry will increase Syncor's access and visibility to product introductions that could permit Syncor to leverage Cardinal Health's pharmacy network. See "The
Merger -- Reasons for the Merger; Recommendation of the Syncor Board of Directors" and "Forward-Looking Statements."

Q:     WHAT HAPPENS TO MY SHARES OF SYNCOR COMMON STOCK IN THE MERGER?

A:     You will receive 0.52 of a Cardinal Health common share for each share of
Syncor common stock you own. You also will receive cash in lieu of any fractional Cardinal Health common shares.

For example, a holder of 110 shares of Syncor common stock will receive 57 Cardinal Health common shares, plus a cash payment with respect to 0.20 of a Cardinal Health common share.
The Cardinal Health common shares you receive in the merger will be listed on the New York Stock Exchange, Inc., the exchange on which Cardinal Health common shares currently trade.

Q:     WHAT DO I HAVE TO DO IN CONNECTION WITH THE MERGER?

A:     We cannot complete the merger, unless, among other things, Syncor stockholders vote to approve the merger agreement. Syncor is holding a special meeting at which you are entitled to vote on the merger agreement. You may choose one of the following ways to cast your vote:

- by completing the accompanying proxy card and returning it in the enclosed postage-paid envelope;

- through the Internet or by telephone, as outlined on the accompanying proxy card; or

-  by appearing and voting in person at the special meeting.

If the merger agreement is approved by Syncor stockholders and the other conditions to the proposed merger are satisfied, you will receive additional information with respect to your shares of Syncor common stock.

Q:     ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN
DECIDING HOW TO VOTE?

A:     Yes. There are risks associated with all business combinations, including the proposed merger. In particular, you should be aware that the number of Cardinal Health common shares you will receive in return for each share of Syncor common stock you own is fixed and will not change as the market prices of shares of Syncor common stock and Cardinal Health common shares fluctuate. Accordingly, the value of Cardinal Health common shares that you will receive in return for your shares of Syncor common stock may be either less than or more than the current market price of the corresponding number of Cardinal Health common shares. The proposed merger also could be delayed, depending upon how long it takes to satisfy all of the conditions to the merger. In addition, there are risks that we will not realize the synergies and cost savings we expect to obtain from the proposed merger to the extent that, or as promptly as, we currently anticipate. There also are a number of other risks that are discussed and incorporated by reference in this proxy statement/prospectus. YOU SHOULD REVIEW THE SECTION OF THIS PROXY STATEMENT/ PROSPECTUS ENTITLED "RISK FACTORS" WITH PARTICULAR CARE.

Q:     WHEN DO YOU EXPECT TO COMPLETE THE PROPOSED MERGER?

A:     We expect to complete the proposed merger as quickly as possible once all the conditions to the merger, including obtaining the approval of Syncor stockholders at the special meeting and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, are fulfilled. Fulfilling some of these conditions is not entirely within our control. We currently expect to complete the proposed merger late this year.

Q:     HOW DO I VOTE MY SHARES OF SYNCOR COMMON STOCK IF MY SHARES OF SYNCOR
COMMON STOCK ARE HELD IN "STREET NAME"?

A:     You should contact your broker. Your broker can give you directions on how to vote your shares of Syncor common stock. Your broker cannot vote your shares of Syncor common stock unless he or she receives appropriate instructions from you.

Q:     MAY I CHANGE MY VOTE EVEN AFTER SUBMITTING A PROXY?

A:     Yes. If you are the record owner of your shares of Syncor common stock and you want to change your vote, you may do so at any time before the special meeting by sending to the Secretary of Syncor a written notice saying that you are revoking your proxy or by submitting a later-dated proxy by mail or telephone or through the Internet with your new vote; alternatively, you can attend the special meeting in person and vote your shares of Syncor common stock yourself at the special meeting. If you own your shares of Syncor common stock in street name, you should contact your broker regarding the procedures for changing your vote.

Q:     WILL SYNCOR STOCKHOLDERS HAVE TO PAY ADDITIONAL TAX BECAUSE OF THE
MERGER?

A:     We expect that Syncor stockholders generally will not recognize gain or loss for U.S. federal income tax purposes as a result of exchanging their shares of Syncor common stock for Cardinal Health common shares, other than to the extent of cash received in lieu of fractional shares. The holding period of Cardinal Health common shares received by Syncor stockholders in the merger generally will include the holding period of the shares of Syncor common stock exchanged in the merger. See "Material U.S. Federal Income Tax Consequences."

Nevertheless, the tax consequences to you of the merger will depend on your individual circumstances and may differ from those explained here. You should consult with your own tax advisor to ascertain the tax consequences that the merger will have for you.

Q:     AM I ENTITLED TO EXERCISE ANY DISSENTERS' OR APPRAISAL RIGHTS IN
CONNECTION WITH THE PROPOSED MERGER?

A:     Under Delaware law, Syncor stockholders are not entitled to dissenters'
or appraisal rights in connection with the proposed merger.

Q:     HOW DO THE RIGHTS OF CARDINAL HEALTH SHAREHOLDERS COMPARE TO THOSE OF
SYNCOR STOCKHOLDERS?

A:     The rights of Cardinal Health shareholders are governed by Ohio law and by Cardinal Health's articles of incorporation and code of regulations, while the rights of Syncor stockholders are governed by Delaware law and Syncor's certificate of incorporation and by-laws. For a summary of significant differences between the rights of Cardinal Health shareholders and Syncor stockholders, see "Comparison of Shareholder/ Stockholder Rights."

Q:     SHOULD I SEND IN MY SYNCOR STOCK CERTIFICATES NOW?

A:     No. After the merger is completed, we will send you written instructions, including a letter of transmittal, that explain how to exchange your Syncor stock certificates for stock certificates representing Cardinal Health common shares. Please do not send in any Syncor stock certificates until you receive these written instructions and the letter of transmittal.

Q:     WILL DIVIDENDS BE PAID ON CARDINAL HEALTH COMMON SHARES AFTER THE MERGER?

A:     Cardinal Health currently expects that, after the merger is completed,
Cardinal Health will continue to pay quarterly cash dividends. Cardinal Health's current quarterly dividend is $0.025 per Cardinal Health common share. The Cardinal Health board of directors, however, has discretion to decide upon the timing and amount of any future dividends. Whether or not Cardinal Health will pay dividends (and, if so, how much the dividends will be) will depend on Cardinal Health's future earnings, financial condition, capital requirements and other factors. See "Comparative Market Price and Dividend Data" and "Comparison of Shareholder/Stockholder Rights -- Dividends."

Q:     IF I HAVE MORE QUESTIONS ABOUT THE PROPOSED MERGER, WHERE CAN I FIND
ANSWERS?

A:     In addition to reading this proxy statement/prospectus, its annexes and the documents we have incorporated in this proxy statement/ prospectus by reference, you can find more information about the proposed merger in Cardinal Health's and Syncor's public filings with the SEC, the New York Stock Exchange and The Nasdaq National Market. See "Where You Can Find More Information." If you require assistance in changing or revoking a proxy or if you have any other questions about the merger, please contact:

[MACKENZIE PARTNERS, INC. LOGO]

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
CALL TOLL-FREE (800) 322-2885
or
E-mail: proxy@mackenziepartners.com

                                    SUMMARY

     This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus, including annexes, and the other documents to which this proxy statement/ prospectus refers to fully understand the proposed merger. See "Where You Can Find More Information" on page 87. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement/prospectus.

THE COMPANIES (PAGE 62)

SYNCOR INTERNATIONAL CORPORATION
6464 Canoga Avenue
Woodland Hills, California 91367-2407
(818) 737-4000

     Syncor is a leading provider of high-technology health care services concentrating on nuclear pharmacy services, medical imaging, niche manufacturing and radiotherapy. In the nuclear pharmacy services business, Syncor compounds and dispenses radiopharmaceuticals for diagnostic and therapeutic use by nuclear medicine departments in hospitals and outpatient clinics. Syncor distributes these time-critical pharmaceuticals to more than 7,000 U.S.-based customers through an integrated network of 130 domestic and 19 international nuclear pharmacies. Syncor also owns and operates 70 domestic and 19 international medical imaging facilities. Domestic medical imaging operations are conducted by Syncor's wholly owned subsidiary, Comprehensive Medical Imaging, Inc., which we refer to as CMI. Syncor announced, on June 14, 2002, that it is exiting the imaging business and is entertaining offers for CMI, which is the third largest provider of fixed-site outpatient imaging services in the United States. This transaction may occur before or after completion of the proposed merger. However, no assurances can be given that any transaction will occur or that the transaction will occur under terms acceptable to Syncor or Cardinal Health. As previously disclosed, in the quarter ending June 30, 2002, Syncor will record an after-tax charge in the range of $22 to $24 million related to its decision to divest CMI, the reorganization of its international operations announced earlier in 2002, and other related operating charges. This charge, which is unrelated to the proposed merger with Cardinal Health, relates to facility closings, employee termination costs and the write-down of assets, including additional provisions for allowance for uncollectible accounts and contractual allowances, as well as corporate charges related to the reorganization of Syncor's information technology division and the departure of former Syncor executives. Syncor also owns or operates nine domestic and two international production facilities for positron emission tomography radiopharmaceuticals, which we refer to as PET, and is a party to a series of agreements to make PET technology more accessible to health care providers and patients nationwide. Syncor is headquartered in Woodland Hills, California, employs approximately 4,760 people and has annual revenues from continuing operations of approximately $600 million.

CARDINAL HEALTH, INC.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000

     Cardinal Health is a leading provider of products and services supporting the health care industry. Cardinal Health offers a broad spectrum of products and services to both upstream customers, including pharmaceutical, biotech, medical/ surgical and lab manufacturers, and downstream customers, including pharmacies and hospitals, physician offices and other sites of care, through four primary business units:

- pharmaceutical distribution and provider services;

- automation and information services;

- medical-surgical products and services; and

- pharmaceutical technologies and services.

Headquartered in Dublin, Ohio, Cardinal Health employs more than 49,000 people on five continents, with annual revenues exceeding $40 billion.

MUDHEN MERGER CORP.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000

     Mudhen Merger Corp. is a wholly owned subsidiary of Cardinal Health formed for the purpose of effecting the proposed merger.

THE SPECIAL MEETING (PAGE 23)

     The special meeting will be held on August [ ], 2002 at 1:00 p.m., California time, at the Warner Center Hilton Hotel, 6360 Canoga Avenue in Woodland Hills, California. At the special meeting, you will be asked to approve the merger agreement and, thus, the merger.

RECORD DATE; VOTE REQUIRED (PAGES 23 AND 24)

     You can vote at the special meeting if you owned shares of Syncor common stock at the close of business on the record date of July [ ], 2002. On the record date, there were approximately [ ] shares of Syncor common stock outstanding and entitled to vote. You can cast one vote for each share of Syncor common stock you then owned. In order to approve the merger agreement, the holders of a majority of all outstanding shares of Syncor common stock entitled to vote with respect to the merger agreement must vote in favor of the merger agreement.

     Two of Syncor's directors, who, together, beneficially own approximately
[ ] % of the outstanding shares of Syncor common stock as of the record date have already agreed to vote in favor of the merger agreement. See "-- Support/ Voting Agreements." As of the record date, Syncor directors and executive officers and their affiliates held, in the aggregate, shares of Syncor common stock representing approximately [ ] % of all outstanding shares of Syncor common stock eligible to vote at the special meeting. Each of these Syncor directors and officers is expected to vote the outstanding shares of Syncor common stock beneficially owned by him or her in favor of the merger agreement. As of the record date, Cardinal Health's directors and executive officers and their affiliates did not hold any shares of Syncor common stock.

OUR REASONS FOR THE MERGER (PAGE 29)

     The board of directors of Syncor considered a number of factors prior to voting to recommend approval of the merger agreement to Syncor stockholders. A discussion of the factors considered by the Syncor board of directors is included under "The Merger -- Reasons for the Merger; Recommendation of the Syncor Board of Directors -- Considerations and Recommendation of the Syncor Board of Directors." A discussion of the factors considered by the Cardinal Health board of directors is included under "The Merger -- Reasons for the Merger; Recommendation of the Syncor Board of Directors -- Considerations of the Cardinal Health Board of Directors."

THE MERGER (PAGE 26)

     The merger agreement is included as Annex A to this proxy statement/prospectus. Please read the merger agreement as it is the legal document that governs the proposed merger.

 GENERAL

     We are proposing that Syncor merge with Mudhen Merger Corp., a wholly owned subsidiary of Cardinal Health, with the result that, after the merger, Syncor will become a wholly owned subsidiary of Cardinal Health. After the merger, Syncor stockholders will be Cardinal Health shareholders together with the existing Cardinal Health shareholders.

  MERGER CONSIDERATION; CONVERSION OF SHARES (PAGE 43)

     When we complete the proposed merger, your shares of Syncor common stock will be exchanged for Cardinal Health common shares. Each share of Syncor common stock automatically will be converted into the right to receive 0.52 of a Cardinal Health common share. The total number of Cardinal Health common shares you will receive will, therefore, be equal to the number of shares of Syncor common stock you own multiplied by 0.52 with cash being paid in place of any fractional shares.

     For example, a holder of 110 shares of Syncor common stock will receive 57 Cardinal Health common shares, plus a cash payment with respect to 0.20 of a Cardinal Health common share.

     Because the number of Cardinal Health common shares that you will receive in the merger is determined by the fixed exchange ratio of 0.52, the value of the Cardinal Health common shares you will receive in the merger will fluctuate as the price of Cardinal Health common shares changes.

  SYNCOR STOCK OPTIONS (PAGE 43)

     Other than the options granted by Syncor between June 14, 2002 and completion of the merger, all outstanding options to acquire shares of Syncor common stock granted under Syncor's equity plans will vest upon Syncor stockholder approval of the merger agreement. Upon completion of the merger, all outstanding vested options to acquire shares of Syncor common stock granted under Syncor's equity incentive plans will be converted into a fully-vested option to purchase Cardinal Health common shares and each outstanding unvested option to acquire shares of Syncor common stock granted under Syncor's equity incentive plans will be converted into an option to purchase Cardinal Health common shares, which Cardinal Health option shall vest pursuant to the terms of the Syncor option as in effect at the time of the merger. The number of Cardinal Health common shares subject to the converted option will equal the number of shares of Syncor common stock subject to the Syncor option immediately prior to completion of the merger multiplied by the exchange ratio. The exercise price per share of the option will equal the per share exercise price of the Syncor option immediately prior to the effective time of the merger divided by 0.52, the exchange ratio. The conversion of Syncor options will be subject to customary rounding adjustments. After the merger, the converted options will continue to be governed by the terms of Syncor's stock option plans as in effect at the time of the merger.

  MANAGEMENT AND OPERATIONS AFTER THE MERGER

     After the merger, the Cardinal Health board of directors will continue to manage the business of Cardinal Health, which then will include the business of Syncor as a wholly owned subsidiary. In addition, much of Syncor's current management is expected to remain in place. Over time, following completion of the merger, Syncor's operations will be combined with Cardinal Health's operations. After completion of the merger, Syncor will be part of the Pharmaceutical Distribution and Provider Services division of Cardinal Health.

  SYNCOR BOARD OF DIRECTORS' RECOMMENDATION TO STOCKHOLDERS (PAGE 29)

     The Syncor board of directors believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to you and in your best interests, and it unanimously recommends that you vote "FOR" approval of the merger agreement.

  OPINION OF SYNCOR'S FINANCIAL ADVISOR (PAGE 34)

     In connection with the merger, the Syncor board of directors received a written opinion from Salomon Smith Barney Inc., Syncor's financial advisor, as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Salomon Smith Barney's written opinion dated June 14, 2002 is included as Annex B to this proxy statement/prospectus. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE SYNCOR BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

  CONDITIONS TO COMPLETION OF THE MERGER (PAGE 53)

     The completion of the merger depends on a number of conditions being met. In addition to customary conditions relating to our compliance with the merger agreement and representations and warranties we make under the merger agreement, these conditions include the following:

  - approval of the merger agreement by the holders of a majority of the outstanding shares of Syncor common stock;

  - receipt of all antitrust and other requisite governmental approvals;

  - approval of Cardinal Health common shares to be issued in the merger for listing on the New York Stock Exchange;

  - receipt of an opinion from Syncor's legal counsel to the effect that, for U.S. federal income tax purposes, the merger will constitute a "reorganization" (within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code) and the exchange of shares of Syncor common stock for Cardinal Health common shares generally will not cause Syncor stockholders to recognize any gain or loss other than in connection with any cash received in lieu of fractional Cardinal Health common shares;

  - absence of any provision of any applicable law or any judgment, injunction, order or decree of a governmental authority prohibiting or enjoining the completion of the merger or the transactions contemplated by the merger agreement or limiting the ownership or operation by Cardinal Health, Syncor or any of their respective subsidiaries of any material portion of the businesses or assets of Cardinal Health or Syncor;

  - absence of any pending action by any governmental authority (1) challenging or seeking to restrain or prohibit the completion of the merger or any of the other transactions contemplated by the merger agreement, (2) seeking to prohibit or limit in any material respect the ownership or operation by Cardinal Health, Syncor or any of their respective subsidiaries to dispose of, or to compel Cardinal Health, Syncor or any of their respective subsidiaries to dispose of or hold separate, any material portion of the businesses or assets of Cardinal Health, Syncor or any of their respective subsidiaries, as a result of the merger or any of the other transactions contemplated by the merger agreement, or (3) seeking to impose limitations on the ability of Cardinal Health to acquire or hold, or exercise full rights of ownership of, any shares of the capital stock of Syncor as the surviving corporation, including the right to vote capital stock of the surviving corporation on all matters properly presented to the stockholders of the surviving corporation; and

  - absence of any event that has had or is likely to have a material adverse effect (as defined in the merger agreement) on Cardinal Health or Syncor.

Syncor and Cardinal Health may each waive any condition intended for its benefit other than the need to obtain stockholder approval and any other condition required as a matter of law.

  TERMINATION OF THE MERGER AGREEMENT (PAGE 56)

     We can agree at any time to terminate the merger agreement without completing the merger, even if Syncor stockholders have approved the merger agreement. Also, the merger agreement can be terminated without the consent of the other party in various circumstances, including the following:

  - by either Cardinal Health or Syncor if there is any law or regulation that makes completion of the merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent governmental authority enjoining Cardinal Health or Syncor from completing the merger has been entered and that judgment, injunction, order or decree has become final and nonappealable;

  - by either Cardinal Health or Syncor if the merger has not been completed before December 31, 2002, provided, however, that, in the event that we have not received all requisite antitrust and governmental approvals on or prior to December 31, 2002, this date will be extended to the earlier of the date that is ten business days after such approvals are received or April 30, 2003;

  - by either Cardinal Health or Syncor if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement to not complete the merger, and the breaching party does not correct the breach prior to the earlier of (1) 20 business days after the giving of notice of the breach by the non-breaching party and (2) December 31, 2002 (as long as the party seeking to terminate has not itself materially breached the merger agreement);

  - by Cardinal Health or Syncor if, at the special meeting (including any adjournment or postponement of the special meeting), the requisite vote of Syncor stockholders to ap-
prove the merger agreement will not have been obtained; and

  - by Cardinal Health (1) if the Syncor board of directors withdraws, modifies or changes its recommendation in favor of the merger in a manner adverse to Cardinal Health, or (2) if the Syncor board of directors will have refused to affirm its recommendation within 20 business days of any written request from Cardinal Health.

  TERMINATION FEES (PAGE 57)

     If the merger agreement is terminated pursuant to the termination right described in one of the last two bullet points under "-- Termination of the Merger Agreement" above, then Syncor will, within three business days following any such termination by Cardinal Health, or, in the case of a termination by Syncor, concurrently with the termination, pay to Cardinal Health up to $4,000,000 in reimbursement for Cardinal Health's actual and documented reasonable merger-related costs.

     If the merger agreement is terminated pursuant to

     (1) the termination right described in one of the last two bullet points under "-- Termination of the Merger Agreement" above and at any time prior to that termination a bona fide proposal regarding a competing transaction (as defined under "The Merger Agreement -- No Solicitation" on page 52) with respect to Syncor will not have been made to Syncor, nor will there have been any public disclosure of any bona fide proposal or expression of interest by a third party regarding a competing transaction, or

     (2) a mutually agreed-upon termination or pursuant to the termination right described in the second bullet point under "-- Termination of the Merger Agreement" above and at any time prior to that termination a bona fide proposal regarding a competing transaction with respect to Syncor will have been made to Syncor, or any bona fide proposal or expression of interest by a third party regarding a competing transaction will have been publicly disclosed and, in the case of clause (1) or (2) above, within six months after the date of that termination Syncor enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a business combination (as defined under "The Merger
Agreement -- Effect of Termination" on page 57) or completes a business combination, then Syncor will, upon completion of the business combination, pay to Cardinal Health $24,125,000 (less amounts paid in reimbursement of merger-related costs).

If the merger agreement is terminated pursuant to the termination right described in one of the last two bullet points under "-- Termination of the Merger Agreement" above and at any time prior to such termination a bona fide proposal regarding a competing transaction with respect to Syncor will have been made to Syncor, or any bona fide proposal or expression of interest by a third party regarding a competing transaction will have been publicly disclosed, then Syncor will, in the case of a termination by Cardinal Health, within three business days following the termination or, in the case of a termination by Syncor, concurrently with the termination, pay to Cardinal Health $12,062,500 (less amounts paid in reimbursement of merger-related costs). Furthermore, if, within 12 months after the date of the termination, Syncor enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a business combination or consummates a business combination, then Syncor will, upon the completion of the business combination, pay to Cardinal Health an additional termination fee in an amount equal to $12,062,500.

Except as stated above, we will each pay our own fees and expenses related to the proposed merger.

  WAIVER AND AMENDMENT (PAGE 58)

     We may jointly amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement, to the extent legally permissible. However, we may amend the merger agreement after Syncor stockholders approve the merger agreement only if the amendment does not require the further approval of Syncor stockholders under applicable law or if Syncor stockholders approve the amendment.

SUPPORT/VOTING AGREEMENTS (PAGE 59)

     In connection with the merger, Cardinal Health has entered into support/voting agreements with Monty Fu, Chairman of the Board of Syncor, and Robert G. Funari, President, Chief Executive Officer and a director of Syncor. As of the record date, these directors of Syncor beneficially owned approximately [ ] million shares of Syncor common stock, representing approximately [ ]% of the outstanding shares of Syncor common stock. Of this amount, [ ]% were unexercised Syncor options. Pursuant to the support/voting agreements, each of these directors has agreed to vote all of his shares of Syncor common stock in favor of the merger agreement at the special meeting, but the directors are not required to exercise their Syncor options.

INTERESTS OF SYNCOR'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 39)

     Certain of Syncor's executive officers and directors may be deemed to have interests in the merger that are different from, or in addition to, the interests of Syncor stockholders generally. These additional interests of Syncor directors and executive officers are described under "The Merger -- Interests of Syncor's Directors and Officers in the Merger."

     The Syncor board of directors was aware of these additional interests, and considered them when it approved the merger agreement and recommended that Syncor stockholders approve the merger agreement.

APPRAISAL RIGHTS (PAGE 41)

     Under Delaware law, Syncor stockholders are not entitled to any appraisal or dissenters' rights in connection with the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 60)

     We have structured the merger so that it is anticipated that the merger will be a reorganization for U.S. federal income tax purposes. The parties to the merger agreement will not be obligated to complete the merger unless Syncor receives a legal opinion to that effect. If the merger is a reorganization, Syncor stockholders will not recognize gain or loss for U.S. federal income tax purposes in the merger (except for gain or loss recognized because of cash received instead of fractional Cardinal Health common shares).

     THIS TAX TREATMENT MAY NOT APPLY TO ALL SYNCOR STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE COMPLICATED. THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

SIGNIFICANT DIFFERENCES IN THE RIGHTS OF SYNCOR STOCKHOLDERS AND CARDINAL HEALTH SHAREHOLDERS (PAGE 68)

     The rights of Syncor stockholders currently are governed by the Delaware General Corporation Law, which we refer to as the DGCL, and Syncor's articles of incorporation and by-laws. The rights of Cardinal Health shareholders are governed by the Ohio General Corporation Law, which we refer to as the OGCL, and Cardinal Health's articles of incorporation and code of regulations. Upon our completing the merger, Syncor stockholders will become Cardinal Health shareholders and their rights will be governed by the OGCL and by Cardinal Health's articles of incorporation and code of regulations. Neither Cardinal Health's articles of incorporation nor its code of regulations will be affected by the merger.

REGULATORY APPROVALS (PAGE 41)

     Under the HSR Act, and the applicable rules of the U.S. Federal Trade Commission, which we refer to as the FTC, we may not complete the merger, unless we make certain filings with the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, and the FTC and certain waiting periods expire or are earlier terminated. Syncor and Cardinal Health have submitted the required filings to the Antitrust Division and the FTC, and the applicable waiting period for these filings is scheduled to expire at 11:59 p.m. on July 31, 2002.

     However, prior to that time, the Antitrust Division or the FTC may extend the waiting period by requesting additional information or documentary material relevant to the merger from

Cardinal Health or Syncor. If this request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the 30th day after substantial compliance by Cardinal Health and Syncor with the request. Thereafter, the waiting period can be extended only by court order or by agreement of the parties to the merger agreement.

     We also will make the appropriate antitrust filings with the relevant authorities in Brazil.

     Cardinal Health will file an application for approval of Cardinal Health common shares to be issued in connection with the proposed merger for listing on the New York Stock Exchange.

     In connection with the proposed merger, Cardinal Health may be required to give notifications to and/or receive consents from the U.S. Drug Enforcement Administration, the U.S. Nuclear Regulatory Commission, state nuclear regulatory agencies, state boards of pharmacy and other governmental agencies under numerous licenses and permits held by Syncor and its subsidiaries. Although we do not expect that obtaining any required consents from these agencies will prevent us from completing the merger, we cannot be certain that we will obtain all required regulatory clearances.

     Other than as we describe in this proxy statement/prospectus, the merger does not require the approval or clearance of any U.S. federal or state or foreign agency. We will, however, be required to make certain filings with U.S. federal and state governmental authorities to complete the merger.

FORWARD-LOOKING STATEMENTS (INSIDE COVER)

     We each have made forward-looking statements in this proxy statement/prospectus (and in documents to which we refer you in this proxy statement/prospectus) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger is completed. Also, when we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of Cardinal Health and Syncor and the combined company after the merger and could cause those results or that performance to differ materially from those expressed in our forward-looking statements. See "Forward-Looking Statements" on the inside cover of this proxy statement/prospectus.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following financial information is to aid you in your analysis of the financial aspects of the merger. We present below selected historical financial data of Syncor as of and for each of the five years ended December 31, 2001 and as of and for the three months ended March 31, 2002 and 2001, and of Cardinal Health as of and for each of the five years ended June 30, 2001 and as of and for the nine months ended March 31, 2002 and 2001. The historical income statement of Syncor for the three months ended March 31, 2002 and 2001, and the historical balance sheet data as of March 31, 2002 and 2001, are derived from the unaudited financial statements incorporated by reference in this proxy statement/prospectus. The income statement of Cardinal Health for the nine months ended March 31, 2002 and 2001, and the balance sheet data as of March 31, 2002 and 2001, are derived from the unaudited financial statements incorporated by reference in this proxy statement/prospectus.

     We derived the historical income statement data for Syncor for the years ended December 31, 2001, 2000 and 1999, and the historical balance sheet data as of December 31, 2001 and 2000, from audited consolidated financial statements, which we have incorporated by reference in this proxy statement/prospectus. We derived the historical income statement data for Syncor for the years ended December 31, 1998 and 1997, and the historical balance sheet data as of December 31, 1999, 1998 and 1997, from audited consolidated financial statements, which, in accordance with SEC rules, we have not incorporated by reference in this proxy statement/prospectus.

     We derived the income statement data for Cardinal Health for the years ended June 30, 2001, 2000 and 1999, and the balance sheet data as of June 30, 2001 and 2000, from audited consolidated financial statements, which we have incorporated by reference in this proxy statement/prospectus. We derived the income statement data for Cardinal Health for the years ended June 30, 1998 and 1997, and the balance sheet data as of June 30, 1999, 1998 and 1997, from audited consolidated financial statements, which, in accordance with SEC rules, we have not incorporated by reference in this proxy statement/prospectus.

     The historical financial data that appear below are only a summary, and you should read it in conjunction with the historical financial statements and related notes of Syncor. Syncor's historical financial statements are included in documents filed with the SEC. See "Where You Can Find More Information" on page 87.

                        SYNCOR INTERNATIONAL CORPORATION
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          AT OR FOR THE
                                                                                          THREE MONTHS
                                         AT OR FOR THE FISCAL YEAR ENDED DECEMBER 31,    ENDED MARCH 31,
                                         ---------------------------------------------   ---------------
                                          1997     1998    1999(2)   2000(2)   2001(2)    2001     2002
                                         ------   ------   -------   -------   -------   ------   ------
EARNINGS DATA:
Total revenue..........................  $380.6   $449.0   $520.3    $629.4    $774.7    $181.4   $215.5
Net earnings:
  - Continuing operations..............  $ 10.0   $ 13.9   $ 19.2    $ 29.5    $ 37.9    $ 10.2   $ 10.9
  - Discontinued operations, net of
     taxes.............................     1.1       --       --        --        --        --       --
                                         ------   ------   ------    ------    ------    ------   ------
  - Net earnings.......................  $ 11.1   $ 13.9   $ 19.2    $ 29.5    $ 37.9    $ 10.2   $ 10.9
Earnings per share of Syncor common
  stock:(1)
  Basic
  - Continuing operations..............  $ 0.50   $ 0.65   $ 0.82    $ 1.23    $ 1.54    $ 0.42   $ 0.44
  - Discontinued operations, net of
     taxes.............................    0.05       --       --        --        --        --       --
                                         ------   ------   ------    ------    ------    ------   ------
  - Net income.........................  $ 0.55   $ 0.65   $ 0.82    $ 1.23    $ 1.54    $ 0.42   $ 0.44
  Diluted
  - Continuing operations..............  $ 0.49   $ 0.61   $ 0.75    $ 1.11    $ 1.40    $ 0.38   $ 0.41
  - Discontinued operations, net of
     taxes.............................    0.05       --       --        --        --        --       --
                                         ------   ------   ------    ------    ------    ------   ------
  - Net income.........................  $ 0.54   $ 0.61   $ 0.75    $ 1.11    $ 1.40    $ 0.38   $ 0.41
Cash dividends declared per share of
  Syncor common stock..................  $   --   $   --   $   --    $   --    $   --    $   --   $   --
BALANCE SHEET DATA:
Total assets...........................  $164.6   $256.6   $312.6    $470.6    $587.8    $471.9   $594.4
Long-term obligations, less current
  portion..............................  $ 17.3   $ 70.3   $ 76.3    $137.9    $210.6    $181.6   $204.0
Stockholders' equity...................  $ 87.4   $111.4   $140.3    $185.9    $234.8    $200.1   $245.5

---------------

(1) Net earnings per share of Syncor common stock have been adjusted to retroactively reflect all stock splits through March 31, 2002.

(2) In July 2001, the Financial Accounting Standards Board, which we refer to as the FASB, issued Statement of Accounting Standards, which we refer to as SFAS, No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001, clarifies the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. SFAS No. 142, which was effective for fiscal years beginning after December 15, 2001, requires that ratable amortization of goodwill be replaced with periodic tests of goodwill impairment and that intangible assets, other than goodwill, which have determinable useful lives, be amortized over their useful lives. Syncor has adopted these accounting standards effective January 1, 2002, and is still analyzing any possible impairment of goodwill. There were no adjustments to identifiable intangible assets' useful lives or recorded balances as a result of the adoption of SFAS No. 142.

    The following table displays Syncor's net earnings and per share amounts for fiscal years 1999, 2000 and 2001 as adjusted for amortization of intangible assets and goodwill.

                                                               FOR THE FISCAL YEAR ENDED
                                                                     DECEMBER 31,
                                                              ---------------------------
                                                               1999      2000      2001
                                                              -------   -------   -------
                                                               (IN MILLIONS, EXCEPT PER
                                                                    SHARE AMOUNTS)
Net earnings................................................   $21.6     $31.8     $41.7
Basic earnings per share....................................   $0.93     $1.33     $1.70
Diluted earnings per share..................................   $0.85     $1.19     $1.54

     The following pro forma data at or for the fiscal year ended December 31, 1997, reflect the previously recorded sale of Syncor's interest in a joint venture for the production of positron emission tomography isotopes, and at or for the fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001, and at or for the three months ended March 31, 2001 and 2002, also reflect Syncor's planned sale of CMI, closure or sale of certain international locations and closure of Syncor's brachytherapy seeds production facilities announced by Syncor on June 14, 2002.

                        SYNCOR INTERNATIONAL CORPORATION

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                          AT OR FOR THE
                                                                                          THREE MONTHS
                                         AT OR FOR THE FISCAL YEAR ENDED DECEMBER 31,    ENDED MARCH 31,
                                         ---------------------------------------------   ---------------
                                          1997     1998    1999(3)   2000(3)   2001(3)    2001     2002
                                         ------   ------   -------   -------   -------   ------   ------
EARNINGS DATA:
Total revenue from continuing
  operations...........................  $379.7   $412.6   $460.3    $521.0    $601.2    $140.1   $173.6
Total revenue from discontinued
  operations(1)........................     1.3     36.4     60.0     108.4     173.5      41.3     41.9
                                         ------   ------   ------    ------    ------    ------   ------
Total revenue(1).......................  $381.0   $449.0   $520.3    $629.4    $774.7    $181.4   $215.5
Net earnings from continuing
  operations...........................  $ 10.8   $ 14.7   $ 18.8    $ 28.4    $ 35.0    $  9.6   $ 10.5
Net earnings (loss) from discontinued
  operations...........................     0.3     (0.8)     0.4       1.1       2.9       0.6      0.4
                                         ------   ------   ------    ------    ------    ------   ------
Net earnings...........................  $ 11.1   $ 13.9   $ 19.2    $ 29.5    $ 37.9    $ 10.2   $ 10.9
Earnings (loss) per share of Syncor
  common stock:(2)
  Basic
  - Continuing operations..............  $ 0.54   $ 0.68   $ 0.81    $ 1.18    $ 1.42    $ 0.39   $ 0.42
  - Discontinued operations, net of
     taxes.............................    0.01    (0.03)    0.01      0.05      0.12      0.03     0.02
                                         ------   ------   ------    ------    ------    ------   ------
  - Net income.........................  $ 0.55   $ 0.65   $ 0.82    $ 1.23    $ 1.54    $ 0.42   $ 0.44
  Diluted
  - Continuing operations..............  $ 0.53   $ 0.64   $ 0.74    $ 1.07    $ 1.30    $ 0.35   $ 0.39
  - Discontinued operations, net of
     taxes.............................    0.01    (0.03)    0.01      0.04      0.10      0.03     0.02
                                         ------   ------   ------    ------    ------    ------   ------
  - Net income.........................  $ 0.54   $ 0.61   $ 0.75    $ 1.11    $ 1.40    $ 0.38   $ 0.41
Cash dividends declared per share of
  Syncor common stock..................  $   --   $   --   $   --    $   --    $   --    $   --   $   --
BALANCE SHEET DATA:
Total assets from continuing
  operations...........................  $151.4   $160.0   $185.5    $269.8    $305.1    $217.5   $303.1
Total assets from discontinued
  operations...........................    13.2     96.6    127.1     200.8     282.7     254.4    291.3
                                         ------   ------   ------    ------    ------    ------   ------
Total assets...........................  $164.6   $256.6   $312.6    $470.6    $587.8    $471.9   $594.4
Total long-term obligations, less
  current portion from continuing
  operations...........................  $ 11.0   $  9.2   $  6.1    $ 19.1    $ 46.6    $ 28.2   $ 29.2
Total long-term obligations, less
  current portion from discontinued
  operations...........................     6.3     61.1     70.2     118.8     164.0     153.4    174.8
                                         ------   ------   ------    ------    ------    ------   ------
Total long-term obligations, less
  current portion......................  $ 17.3   $ 70.3   $ 76.3    $137.9    $210.6    $181.6   $204.0
Stockholders' equity...................  $ 87.4   $111.4   $140.3    $185.9    $234.8    $200.1   $245.5

---------------
(1) Total revenue from discontinued operations for 1997 includes $0.4 of revenues generated by Syncor's interest in a joint venture for the production of positron emission tomography isotopes which was excluded from reported total revenues for 1997 as it was characterized as a discontinued operation, net of taxes.

(2) Net earnings per share of Syncor common stock have been adjusted to retroactively reflect all stock dividends and stock splits through March 31, 2002.

(3) In July 2001, the Financial Accounting Standards Board, which we refer to as the FASB, issued Statement of Accounting Standards, which we refer to as SFAS, No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001, clarifies the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. SFAS No. 142, which was effective for fiscal years beginning after December 15, 2001, requires that ratable amortization of goodwill be replaced with periodic tests of goodwill impairment and that intangible assets, other than goodwill, which have determinable useful lives, be amortized over their useful lives. Syncor has adopted these accounting standards effective January 1, 2002, and is still analyzing any possible impairment of goodwill. There were no adjustments to identifiable intangible assets' useful lives or recorded balances as a result of the adoption of SFAS No. 142.

    The following table of pro forma data displays Syncor's net earnings and per share amounts for fiscal years 1999, 2000 and 2001 as adjusted for amortization of intangible assets and goodwill.

                                                                   FOR THE FISCAL YEAR ENDED
                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                   1999      2000      2001
                                                                  -------   -------   -------
                                                                   (IN MILLIONS, EXCEPT PER
                                                                        SHARE AMOUNTS)
    Net earnings from continuing operations.....................   $19.5     $29.0     $35.5
    Net earnings from discontinued operations...................     2.1       2.8       6.2
                                                                   -----     -----     -----
    Net earnings................................................   $21.6     $31.8     $41.7

    Basic earnings per share from continuing operations.........   $0.84     $1.21     $1.45
    Basic earnings per share from discontinued operations, net
      of taxes..................................................    0.09      0.12      0.25
                                                                   -----     -----     -----
    Basic earnings per share....................................   $0.93     $1.33     $1.70

    Diluted earnings per share from continuing operations.......   $0.77     $1.08     $1.31
    Diluted earnings per share from discontinued operations.....    0.08      0.11      0.23
                                                                   -----     -----     -----
    Diluted earnings per share..................................   $0.85     $1.19     $1.54

     The historical financial data that appears below are only a summary, and you should read it in conjunction with the historical financial statements and related notes of Cardinal Health. Cardinal Health's historical financial statements are included in documents filed with the SEC. See "Where You Can Find More Information" on page 87.

                              CARDINAL HEALTH INC.
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               AT OR FOR THE
                                                                                             NINE MONTHS ENDED
                                     AT OR FOR THE FISCAL YEAR ENDED JUNE 30,(1)               MARCH 31,(1)
                              ----------------------------------------------------------   ---------------------
                                1997       1998(2)    1999(2)(5)    2000(5)     2001(5)      2001        2002
                              ---------   ---------   ----------   ---------   ---------   ---------   ---------
EARNINGS DATA:
Revenue:
  Operating revenue.........  $18,123.2   $20,844.8   $25,682.5    $30,257.8   $38,660.1   $28,405.8   $32,628.4
  Bulk deliveries to
     customer warehouses....    5,659.3     7,541.1     7,050.4      8,092.1     9,287.5     7,140.8     5,479.1
                              ---------   ---------   ---------    ---------   ---------   ---------   ---------
Total revenue...............  $23,782.5   $28,385.9   $32,732.9    $38,349.9   $47,947.6   $35,546.6   $38,107.5
Net earnings before
  cumulative effect of
  change in accounting
  principle.................  $   369.0   $   474.3   $   499.3    $   717.8   $   857.4   $   604.1   $   830.0
Earnings per Cardinal Health
  common share before
  cumulative effect of
  change in accounting
  principle:(3)
  Basic.....................  $    0.87   $    1.10   $    1.14    $    1.64   $    1.93   $    1.37   $    1.85
  Diluted...................  $    0.85   $    1.07   $    1.12    $    1.60   $    1.88   $    1.33   $    1.81
Cash dividends declared per
  Cardinal Health common
  share(3)(4)...............  $   0.042   $   0.049   $   0.067    $   0.070   $   0.085   $   0.060   $   0.075
BALANCE SHEET DATA:
Total assets................  $ 7,578.1   $ 8,876.8   $ 9,682.7    $12,024.1   $14,642.4   $14,230.5   $16,256.5
Long-term obligations, less
  current portion...........  $ 1,420.7   $ 1,362.2   $ 1,224.5    $ 1,524.5   $ 1,871.0   $ 2,169.8   $ 2,464.0
Shareholders' equity........  $ 2,940.0   $ 3,389.9   $ 3,894.6    $ 4,400.4   $ 5,437.1   $ 5,092.2   $ 6,209.0

---------------

(1) Amounts reflect business combinations and the impact of merger-related costs and other special charges in all periods presented. See Note 2 of "Notes to Consolidated Financial Statements" incorporated by reference to Cardinal Health's 10-K for the fiscal year ended June 30, 2001 for a further discussion of merger-related costs and other special charges affecting fiscal 2001, 2000 and 1999. Fiscal year 1998 amounts reflect the impact of merger-related charges and other special charges of $57.8 million ($19.5 million, net of tax). Fiscal year 1997 amounts reflect the impact of merger-related charges of $50.9 million ($36.6 million, net of tax). See
    Note 5 of "Notes to Condensed Consolidated Financial Statements" incorporated by reference to Cardinal Health's Form 10-Q for the nine months ended March 31, 2002 for further discussion of merger-related costs and other special charges affecting the nine months ended March 31, 2002 and 2001.

(2) Amounts above do not reflect the impact of pro forma adjustments related to Automatic Liquid Packaging, Inc. ("ALP") taxes (see Notes 1 and 2 of "Notes to Consolidated Financial Statements" incorporated by reference to Cardinal Health's 10-K for the fiscal year ended June 30, 2001). For the fiscal years ended June 30, 1999 and 1998, the pro forma adjustment for ALP taxes would have reduced net earnings before cumulative effect of change in accounting principle by $9.3 million and $4.6 million, respectively. The pro forma adjustment would have decreased diluted earnings per Cardinal Health common share before cumulative effect of change in accounting principle by $0.02 to $1.10 for fiscal year 1999 and by $0.01 to $1.06 for fiscal year 1998.

(3) Net earnings per Cardinal Health common share before cumulative effect of change in accounting principle and cash dividends per Cardinal Health common share have been adjusted to retroactively reflect all stock dividends and stock splits through March 31, 2002.

(4) Cash dividends per Cardinal Health common share exclude dividends paid by all entities with which Cardinal Health has merged.

(5) In July 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets," which revises the accounting for purchased goodwill and other intangible assets. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001, with earlier adoption permitted. Cardinal Health elected to adopt SFAS No. 142 beginning with the first quarter of fiscal year 2002. Under SFAS No. 142, purchased goodwill and intangible assets with indefinite lives are no longer amortized, but, instead, tested for impairment at least annually. Accordingly, Cardinal Health has ceased amortization of all goodwill and intangible assets with indefinite lives as of July 1, 2001. Intangible assets with finite lives, primarily patents and trademarks, will continue to be amortized over their useful lives.

   SFAS No. 142 requires a two-step impairment test for goodwill. The first step is to compare the carrying amount of the reporting unit's assets to the fair value of the reporting unit. If the carrying amount exceeds the fair value, then the second step is required to be completed, which involves the fair value of the reporting unit being allocated to each asset and liability with the excess being implied goodwill. The impairment loss is the amount by which the recorded goodwill exceeds the implied goodwill. Cardinal Health was required to complete a "transitional" impairment test for goodwill as of the beginning of the fiscal year in which SFAS No. 142 is adopted. This transitional impairment test required that Cardinal Health complete step one of the goodwill impairment test within six months from the date of initial adoption, or December 31, 2001. Cardinal Health completed the transitional impairment test and did not incur any impairment charges.

   The following table displays Cardinal Health's net earnings and per share amounts for fiscal years 1999, 2000 and 2001 as adjusted for amortization of intangible assets and goodwill.

                                                               FOR THE FISCAL YEAR ENDED
                                                                       JUNE 30,
                                                              ---------------------------
                                                               1999      2000      2001
                                                              -------   -------   -------
                                                               (IN MILLIONS, EXCEPT PER
                                                                    SHARE AMOUNTS)
Net earnings................................................  $533.3    $755.4    $902.0
Basic earnings per share....................................  $ 1.23    $ 1.72    $ 2.03
Diluted earnings per share..................................  $ 1.20    $ 1.68    $ 1.98

                    COMPARATIVE PER COMMON SHARE INFORMATION

     We have set forth below information concerning earnings, cash dividends declared and book value per share data for Cardinal Health on an historical and a pro forma combined basis and for Syncor on an historical basis adjusted for discontinued operations (see Note 1 below) and a pro forma combined basis adjusted for discontinued operations, and on a per share equivalent pro forma basis, in each case adjusted for discontinued operations for Syncor. Book value per share for the pro forma combined presentation is based upon outstanding Cardinal Health common shares, adjusted to include the estimated number of Cardinal Health common shares to be issued in the merger for outstanding shares of Syncor common stock at the time the merger is completed. The per share equivalent pro forma combined data for shares of Syncor common stock is based on the conversion of each Syncor common share into 0.52 of a Cardinal Health common share using the negotiated exchange ratio. See "The Merger
Agreement -- Conversion of Securities." You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Cardinal Health and Syncor incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 87.

                                                                AT OR FOR THE       AT OR FOR THE
                                                              FISCAL YEAR ENDED   NINE MONTHS ENDED
                                                                DECEMBER 31,          MARCH 31,
                                                                    2001                2002
                                                              -----------------   -----------------
SYNCOR INTERNATIONAL -- HISTORICAL ADJUSTED FOR DISCONTINUED
  OPERATIONS
Net earnings per share of Syncor common stock from
  continuing operations(1):
  Basic.....................................................        $1.42               $1.01
  Diluted...................................................         1.30                0.93
Cash dividends declared per share of Syncor common stock....           --                  --
Book value per share........................................         9.46                9.92

                                                                AT OR FOR THE       AT OR FOR THE
                                                              FISCAL YEAR ENDED   NINE MONTHS ENDED
                                                                  JUNE 30,            MARCH 31,
                                                                    2001                2002
                                                              -----------------   -----------------
CARDINAL HEALTH -- HISTORICAL
Net earnings per Cardinal Health common share before
  cumulative effect of change in accounting principle(2)
  Basic.....................................................       $ 1.93              $ 1.85
  Diluted...................................................         1.88                1.81
Cash dividends declared per Cardinal Health common share....        0.085               0.075
Book value per share........................................        12.12               13.78
CARDINAL HEALTH AND SYNCOR -- PRO FORMA COMBINED
Net earnings per common share from continuing operations
  before cumulative effect of change in accounting
  principle(1)(2)(3)(4)
  Basic.....................................................       $ 1.96              $ 1.85
  Diluted...................................................         1.90                1.80
Cash dividends declared per common share(5).................        0.085               0.075
Book value per share(3)(4)..................................        12.29               13.93

                                                                AT OR FOR THE       AT OR FOR THE
                                                              FISCAL YEAR ENDED   NINE MONTHS ENDED
                                                                  JUNE 30,            MARCH 31,
                                                                    2001                2002
                                                              -----------------   -----------------
EQUIVALENT PRO FORMA COMBINED PER SHARE OF SYNCOR COMMON
  STOCK
Net earnings per common share from continuing operations
  before cumulative effect of change in accounting
  principle(1)(2)(3)(4)
  Basic.....................................................       $ 1.02              $ 0.96
  Diluted...................................................         0.99                0.94
Cash dividends declared per common share(5).................        0.044               0.039
Book value per share(3)(4)..................................         6.39                7.24

---------------

(1) Syncor's historical net earnings per share of Syncor common stock from continuing operations at or for the fiscal year ended December 31, 2001, and at or for the nine months ended March 31, 2002, exclude the discontinued operations related to Syncor's planned sale of CMI, closure or sale of certain international locations and closure of Syncor's brachytherapy seeds production facilities announced by Syncor on June 14, 2002.

(2) Cardinal Health's historical net earnings per Cardinal Health common share before cumulative effect of change in accounting principle, Cardinal Health's and Syncor's Pro Forma Combined net earnings per common share from continuing operations before cumulative effect of change in accounting principle and the Equivalent Pro Forma Combined net earnings per common share from continuing operations before cumulative effect of change in accounting principle reflect the effect of merger-related costs and other special charges. Amounts include the effect of merger-related costs and other special charges recorded by Cardinal Health in the fiscal year ended June 30, 2001 and the nine-month period ended March 31, 2002. See Note 2 of "Notes to Consolidated Financial Statements" incorporated by reference to Cardinal Health's Form 10-K for fiscal year 2001 for a further discussion of merger-related costs and other special charges affecting fiscal year 2001. See Note 5 of "Notes to Condensed Consolidated Financial Statements" incorporated by reference to Cardinal Health's Form 10-Q for the nine months ended March 31, 2002 for further discussion of the merger-related costs and other special charges affecting the nine months ended March 31, 2002.

(3) The Pro Forma Combined and the Equivalent Pro Forma Combined information (excluding the book value per share information) presents the combination of Cardinal Health for the fiscal year ended June 30, 2001 with Syncor for the fiscal year ending December 31, 2001. In addition, the financial information of Cardinal Health for the nine months ended March 31, 2002 is combined with that of Syncor for the nine months ended March 31, 2002. The book value per share information as of June 30, 2001 is calculated based on the Cardinal Health balance sheet as of June 30, 2001 and the Syncor balance sheet as of December 31, 2001. The book value per share information as of March 31, 2002 is calculated based on the Cardinal Health and Syncor balance sheets as of March 31, 2002.

(4) Amount does not reflect the pro forma effect of future merger-related expenses. In connection with the merger, Cardinal Health and Syncor expect to incur investment banking, legal, accounting and other merger-related costs and fees. Additionally, Cardinal Health and Syncor expect to incur other merger-related costs associated with the integration of the companies and institution of efficiencies anticipated as a result of the merger. The merger-related expenses will be charged to operating expense in the period in which the merger is completed, or in subsequent periods when incurred. Since the merger has not yet been completed and transition plans currently are being developed, the merger-related expenses cannot be reasonably estimated at this time.

(5) Pro Forma Combined cash dividends declared per Cardinal Health common share represent the historical dividends of Cardinal Health for all periods presented and exclude all dividends paid by Syncor and all entities with which Cardinal Health has merged. Cardinal Health's and Syncor's Pro Forma Combined cash dividends declared per common share have been adjusted to give retroactive effect to all stock dividends and stock splits through March 31, 2002.

                   COMPARATIVE MARKET PRICE AND DIVIDEND DATA

     On the table below, we present the range of the reported high and low closing per share sale prices of Cardinal Health common shares (as shown on the New York Stock Exchange Composite Tape) and shares of Syncor common stock (as reported on The Nasdaq National Market), as well as the per share dividends paid on those shares, for the calendar quarters indicated. We have adjusted the share price information in the table to reflect retroactively all applicable stock splits.

                                               CARDINAL HEALTH                   SYNCOR
                                                COMMON SHARE                  COMMON STOCK
                                         ---------------------------   ---------------------------
CALENDAR YEAR                             HIGH     LOW     DIVIDENDS    HIGH     LOW     DIVIDENDS
-------------                            ------   ------   ---------   ------   ------   ---------
1999
First Quarter..........................  $53.67   $44.00    $0.0167    $17.25   $12.25       --
Second Quarter.........................   47.92    37.92     0.0167     18.00    12.96       --
Third Quarter..........................   46.63    34.67     0.0167     20.00    14.50       --
Fourth Quarter.........................   37.58    25.00     0.0167     20.36    13.37       --
2000
First Quarter..........................  $39.58   $24.79    $0.0167    $16.50   $11.02       --
Second Quarter.........................   49.33    30.58     0.0200     36.00    13.00       --
Third Quarter..........................   63.38    45.27     0.0200     43.94    32.75       --
Fourth Quarter.........................   69.25    59.04     0.0200     39.06    23.75       --
2001
First Quarter..........................  $68.35   $58.67    $0.0200    $38.81   $27.25       --
Second Quarter.........................   77.00    61.78     0.0250     42.29    26.64       --
Third Quarter..........................   75.30    67.28     0.0250     38.74    26.63       --
Fourth Quarter.........................   76.60    61.50     0.0250     33.31    26.03       --
2002
First Quarter..........................  $70.89   $60.80    $0.0250    $29.15   $21.70       --
Second Quarter.........................   73.00    61.41     0.0250     34.12    27.72       --
Third Quarter (through July 16)........   59.15    51.89         --     30.11    26.14       --

     The following table sets forth the closing price per Cardinal Health common share as reported on the New York Stock Exchange Composite Tape and the closing price per share of Syncor common stock as reported on The Nasdaq National Market on June 13, 2002, the last full trading day before we announced the proposed merger, and on July 16, 2002, the last full trading day before the date of this proxy statement/prospectus. This table also shows the implied value of one share of Syncor common stock, which we calculated by multiplying the closing price per Cardinal Health common share on those dates by 0.52, the exchange ratio.

                                                                                       IMPLIED VALUE OF
                                                                                         ONE SHARE OF
                                                     SYNCOR          CARDINAL HEALTH        SYNCOR
                                                  COMMON STOCK        COMMON SHARES      COMMON STOCK
                                                  ------------       ---------------   ----------------
June 13, 2002................................        $28.21               $62.35            $32.42
July 16, 2002................................         26.87                52.59             27.35

     We encourage you to obtain current market quotations for Cardinal Health common shares and Syncor common stock.

     Cardinal Health will file an application to list Cardinal Health common shares that Syncor stockholders will receive in the merger on the New York Stock Exchange.

     On May 13, 2002, the Cardinal Health board of directors declared a dividend on Cardinal Health common shares of $0.025 per share, payable on July 15, 2002, to holders of record on July 1, 2002. Cardinal Health anticipates that it will continue to pay quarterly cash dividends. The Cardinal Health board of directors, however, has discretion to decide upon the timing and amount of any future dividends, and whether or not Cardinal Health will pay dividends (and, if so, how much the dividends will be) will depend on Cardinal Health's future earnings, financial condition, capital requirements and other factors.

                                  RISK FACTORS

     In considering whether to vote in favor of the merger agreement with Cardinal Health, you should consider all of the information we have included in this proxy statement/prospectus and its annexes and all of the information included in the documents incorporated by reference in this proxy statement/prospectus. In addition, you should pay particular attention to the following risk factors related to the merger. These factors are important, and we have not been able to quantify their potential effects on the combined company. These factors are in addition to the risks faced by Cardinal Health and Syncor in their day-to-day business operations and are not presented in order of magnitude or importance.

THE MARKET VALUE OF CARDINAL HEALTH COMMON SHARES WILL VARY.

     The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either Cardinal Health common shares or Syncor common stock. The price of Cardinal Health common shares at the time the merger is completed may be higher or lower than the price on the date of this proxy statement/prospectus or on the date of the special meeting. Changes in the business, operations or prospects of Cardinal Health or Syncor, market assessments of the likelihood that the proposed merger will be completed, regulatory considerations, general market and economic conditions or other factors may affect the prices of Cardinal Health common shares, Syncor common stock or both. Most of these factors are beyond our control. Since the proposed merger will be completed only after all the conditions to the merger are satisfied or waived, including the holding of the special meeting, there is no way to be sure that the price of Cardinal Health common shares on the date of the special meeting (or on any other date) will be indicative of the price at the time the merger is completed. You should obtain current market quotations for both Cardinal Health common shares and Syncor common stock.

UNCERTAINTIES EXIST IN INTEGRATING OUR BUSINESS OPERATIONS.

     In deciding that the proposed merger is in the best interests of Syncor and its stockholders, the Syncor board of directors considered the potential complementary effects of combining Cardinal Health's and Syncor's assets, personnel and operational expertise. Integrating businesses, however, involves a number of special risks, including:

     - the possibility that management may be distracted from regular business concerns by the need to integrate operations,

     - unforeseen difficulties in integrating operations and systems,

     - customer and supplier reactions to proposed changes,

     - problems or difficulties in assimilating and retaining the employees of the acquired company,

     - challenges in retaining customers and suppliers, and

     - potential adverse short-term or long-term effects on operating results.

     Additionally, Syncor announced, on June 14, 2002, that it is exiting the imaging business and is entertaining offers for its Comprehensive Medical Imaging division. This transaction may occur before or after the completion of the merger. However, no assurances can be given that any transaction will occur or that the transaction will occur under terms acceptable to Syncor or Cardinal Health.

THERE ARE RISKS ASSOCIATED WITH CARDINAL HEALTH'S ACQUISITION STRATEGY.

     An important element of Cardinal Health's growth strategy is to pursue strategic acquisitions that either expand or complement its business, and Cardinal Health routinely and on an ongoing basis reviews acquisition opportunities. Acquisitions involve a number of special risks, including the risks pertaining to integrating acquired businesses as noted under "-- Uncertainties exist in integrating our business operations" and under "-- We may fail to achieve the benefits anticipated in the merger." In addition, Cardinal Health may incur debt to finance future acquisitions, and Cardinal Health may issue securities in connection with future acquisitions that may dilute the holdings of current and future Cardinal Health shareholders. If Cardinal Health is unable to successfully complete and integrate strategic acquisitions in a timely manner, Cardinal Health's growth strategy may be impaired.

WE MAY FAIL TO ACHIEVE THE BENEFITS ANTICIPATED IN THE MERGER.

     We believe that significant business opportunities and cost savings are achievable as a result of the merger. Our estimates of cost savings are based upon many assumptions, including future sales levels and other operating results, the availability of funds for capital expenditures, the timing of certain events, as well as general industry and business conditions and other matters, many of which are beyond the control of the combined company. Our estimates also are based on a management consensus as to what levels of sales and similar efficiencies should be achievable by an entity the size of the combined company. Our estimates of potential cost savings and revenue enhancements are forward-looking statements that are inherently uncertain. The combined company's actual cost savings and revenue enhancements, if any, could differ from those projected, and those differences could be material. Therefore, you should not rely on our estimates as predictors of actual cost savings and revenue enhancements. We cannot assure you that unforeseen costs and expenses or other factors (whether arising in connection with the integration of the Cardinal Health's and Syncor's operations or otherwise) will not offset the estimated cost savings and revenue enhancements or other components of the combined company's plan or result in delays in the realization of certain projected cost savings. See "Forward-Looking Statements."

ANTITRUST AND COMPETITION AUTHORITIES IN VARIOUS JURISDICTIONS MAY ATTEMPT TO DELAY OR PREVENT THE MERGER OR MAY REQUIRE DIVESTITURES.

     Syncor and Cardinal Health conduct operations in a number of jurisdictions where antitrust filings or approvals may be required in connection with the merger. We have made or will make antitrust filings with the relevant authorities in the United States and Brazil. We believe that the necessary regulatory approvals will be obtained or that no government action will be taken. Nevertheless, we cannot provide any assurance that the necessary approvals will be obtained or that there will not be any adverse consequences to our respective businesses resulting from the failure to obtain these regulatory approvals or from conditions that could be imposed in connection with obtaining these approvals, including divestitures or other operating restrictions on our businesses. See "The Merger Agreement -- HSR Act Filings; Reasonable Efforts; Notification."

                              THE SPECIAL MEETING

     The Syncor board of directors is soliciting proxies from Syncor stockholders for use at the special meeting and at any adjournments or postponements of the special meeting. This proxy statement/prospectus, together with the form of proxy, is being mailed to Syncor stockholders on or about July [ ], 2002.

TIME AND PLACE OF THE MEETING

    The time and place of the special meeting is:

    [     ], August [  ], 2002
    1:00 p.m., California time
    Warner Center Hilton Hotel
    6360 Canoga Avenue
    Woodland Hills, California

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     The special meeting will be held to:

          (1) Vote on a proposal to approve the merger agreement. The merger agreement is included as Annex A to this proxy statement/prospectus. The merger agreement provides for the merger of Mudhen Merger Corp. with and into Syncor, with Syncor, as the surviving corporation in the merger, becoming a wholly owned subsidiary of Cardinal Health.

          (2) Adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal.

          (3) Act on any other matters that may properly come before the special meeting.

RECORD DATE

     The Syncor board of directors has established July [ ], 2002, as the record date for the special meeting. Only holders of record of shares of Syncor common stock on the record date are entitled to attend and vote at the special meeting or at any adjournments or postponements of the special meeting.

     As of the close of business on the record date, there were approximately
[          ] shares of Syncor common stock outstanding and entitled to vote for purposes of the general vote at the special meeting.

SHARE OWNERSHIP

     Syncor.  On the record date, all Syncor directors, executive officers and
their affiliates, as a group, beneficially owned a total of [     ] outstanding
shares of Syncor common stock, representing approximately [ ]% of the voting power at the special meeting. Each of these Syncor directors and officers is expected to vote the outstanding shares of Syncor common stock beneficially owned by him or her in favor of the merger agreement. Monty Fu, Chairman of the Board of Syncor, and Robert G. Funari, President and Chief Executive Officer of Syncor, who, together, beneficially own approximately [ ]% of the outstanding shares on the record date, have executed support/voting agreements with Cardinal Health agreeing to vote in favor of the merger agreement.

     Cardinal Health. At the record date, Cardinal Health and its subsidiaries beneficially owned no shares of Syncor common stock. At the same date, all of Cardinal Health's directors, executive officers and their affiliates as a group did not hold any shares of Syncor common stock.

QUORUM

     A quorum for the general vote, consisting of the holders of a majority of the voting power of the issued and outstanding shares of Syncor common stock at the record date, must be present in person or represented by proxy for the transaction of business at the special meeting. Shares of Syncor common stock held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter are referred to as "broker non-votes." These broker non-votes and shares of Syncor common stock represented by proxies that reflect abstentions will be treated as shares of Syncor common stock that are present and entitled to vote for purposes of determining the presence of a quorum.

VOTE REQUIRED

     Approval of the merger agreement at the special meeting requires the affirmative vote of holders representing a majority of the voting power of the issued and outstanding shares of Syncor common stock. Each Syncor stockholder will have one vote for each share of Syncor common stock held on the record date.

     Because approval of the merger agreement requires the affirmative vote of a specified percentage of outstanding shares of Syncor common stock, abstaining, not voting on the proposal, or failing to instruct your broker on how to vote shares of Syncor common stock held for you by the broker, will have the same effect as voting against the merger agreement.

     Approval of the adjournment proposal at the special meeting requires the affirmative vote of holders representing a majority the voting power of the issued and outstanding shares of Syncor common stock present, in person or by proxy, at the special meeting.

     You may vote your shares of Syncor common stock in one of the following ways:

          (1) by completing and returning the accompanying proxy card;

          (2) through the Internet or by telephone, as outlined on the accompanying proxy card; or

          (3) by appearing and voting in person at the special meeting.

     Two of Syncor's directors already have agreed to vote in favor of the merger agreement at the special meeting. As of the record date, July [ ], 2002,
they beneficially owned approximately [     ]% of the outstanding shares of
Syncor common stock.

VOTING AND REVOCATION OF PROXIES

     All shares of Syncor common stock represented at the special meeting by a properly executed proxy will be voted in accordance with the instructions indicated on the proxy, unless the proxy is revoked before a vote is taken. If you sign and return a proxy without voting instructions, and do not revoke the proxy, the proxy will be voted "FOR" the merger agreement proposal, "FOR" the adjournment proposal, and in the discretion of the named proxies on any other matters that may properly come before the special meeting.

     You may revoke your proxy at any time before it is voted. A proxy may be revoked prior to the vote at the special meeting in any of the following ways:

          (1) by submitting a written revocation to the Secretary of Syncor at 6464 Canoga Avenue, Woodland Hills, California 91367-2407 (which must be received by the Secretary of Syncor prior to the special meeting);

          (2) by submitting a later-dated proxy by mail or telephone or through the Internet (which must be received by the Secretary of Syncor prior to the special meeting); or

          (3) by voting in person at the special meeting.

     However, simply attending the special meeting (without voting) will not revoke a proxy.

     If you do not hold your shares of Syncor common stock in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other person who is the registered owner of your shares of Syncor common stock.

SOLICITATION OF PROXIES

     Syncor will bear the costs of soliciting proxies to vote on the merger agreement at the special meeting, and Cardinal Health and Syncor each will pay their own expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. MacKenzie Partners, Inc. has been retained by Syncor and Cardinal Health to assist in the solicitation of proxies for the special meeting and will receive a fee of up to $10,000, plus reasonable out-of-pocket expenses.

     In addition to solicitation by mail, directors, officers and employees of Syncor and its subsidiaries may solicit proxies from Syncor stockholders, either personally, through the Internet or by telephone or other form of communication. None of the foregoing persons who solicit proxies will be separately compensated for these services. Except as described above, Syncor does not anticipate that any other persons will be specifically engaged to solicit proxies or that special compensation will be paid for that purpose, but Syncor reserves the right to do so should it conclude that these efforts are necessary or advisable. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of Syncor common stock and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners of Syncor common stock.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Beginning in spring 2001, Monty Fu, Chairman, and Robert G. Funari, President and Chief Executive Officer, of Syncor, periodically reviewed with Syncor's senior management and the Syncor board of directors the changing landscape of the radiopharmaceutical distribution and medical imaging businesses and the effect on Syncor's strategic outlook.

     As part of its strategy, Cardinal Health continually maintains a variety of contacts with potential candidates for combination within the drug distribution industry and other segments of the health services and health care industry generally.

     In May 2001, Robert D. Walter, the Chairman and Chief Executive Officer of Cardinal Health, contacted Mr. Funari to arrange a meeting in Cleveland, Ohio to discuss developments in the radiopharmacy industry, and, in broad terms, Cardinal Health's and Syncor's respective business plans. Following this meeting, Cardinal Health and Syncor executed a mutual confidentiality agreement in anticipation of further discussions to pursue the matters raised at the first meeting. Various meetings and telephone conversations occurred between June and August 2001 involving Cardinal Health's and Syncor's senior management during which they discussed industry trends and the respective future strategies of each company. At later meetings, Cardinal Health and Syncor began to generally explore the possibility of Syncor and Cardinal Health pursuing a business combination and the benefits that might be realized by combining their operations.

     During this period, Mr. Funari was approached on an unsolicited basis by another company in the health care industry. A number of meetings and telephone conversations followed leading to preliminary exploration of the possibility of a business combination involving Syncor and the other party. In connection with these discussions, on August 8, 2001, Syncor entered into a confidentiality agreement with the other party. Discussions continued throughout August and early September 2001 regarding a potential transaction between Syncor and the other party and potential benefits that could result from such combination. Although preliminary views on valuation were exchanged, in the middle of September 2001, the other party informed Syncor that it was no longer interested in continuing discussions with respect to a business combination.

     During August and September 2001, at the request of Syncor's senior management and the Syncor board of directors, Syncor's financial advisor, Salomon Smith Barney, contacted on behalf of Syncor several industry participants on an informal basis to gauge their interest in a possible business combination with Syncor. No indications of interest were received at that time from the parties contacted.

     Beginning in July 2001, Syncor's senior management met regularly with the Syncor board of directors, in person or telephonically, regarding the status of the discussions with Cardinal Health and the other party and the possible advantages and disadvantages of pursuing a transaction with either Cardinal Health or the other party, as well as the advantages and disadvantages of remaining an independent company. At a meeting of the Syncor board of directors in Chicago on August 20-21, 2001, the Syncor board of directors created an ad-hoc advisory committee of independent directors to assist Syncor's management in its consideration of these potential combinations and requested that Syncor's management regularly consult with the members of this ad-hoc committee of independent directors. Regular telephonic meetings of the board of directors and the ad-hoc committee of independent directors continued from August through early November 2001.

     During late August through October 2001, Cardinal Health's and Syncor's senior management and their respective legal and financial advisors continued discussions regarding a potential business combination, and Cardinal Health conducted detailed financial, operational and legal due diligence on Syncor. Cardinal Health and Syncor began to discuss the possible terms of a business combination and exchanged preliminary views regarding valuation of each of them in the context of such a transaction. Cardinal Health's and Syncor's discussions focused on possible exchange ratios of Syncor common stock for Cardinal Health common shares in a potential combination in the range of 0.57 to 0.62 subject to, among other things, satisfactory completion of due diligence, negotiation of definitive documents and related matters.

     In late October 2001, Wachtell, Lipton, Rosen & Katz, outside counsel to Cardinal Health, provided Syncor and Skadden, Arps, Slate, Meagher & Flom LLP, Syncor's legal advisors, with a draft merger agreement relating to a possible business combination. Syncor and its legal advisors provided comments on the draft agreement in early November 2001.

     On November 4, 2001, Mr. Walter called Mr. Funari and informed him that, at that time, Cardinal Health was not interested in pursuing a possible business combination with Syncor on the terms discussed. Syncor then requested that Cardinal Health return or destroy all Syncor confidential information provided to Cardinal Health pursuant to their confidentiality agreement.

     After the termination of these discussions, Syncor's senior management and the Syncor board of directors determined to explore the possible disposition of Syncor's medical imaging business, CMI, as part of Syncor's decision to focus its future operations on its core nuclear pharmaceutical and complex pharmaceutical distribution businesses. Salomon Smith Barney was engaged to assist Syncor in this process. Various interested parties were invited to undertake a due diligence review of the medical imaging business. A number of parties participated in this process that continued through, and was publicly disclosed at the time of, the announcement of the transaction between Cardinal Health and Syncor. This process is continuing as of the date of this proxy statement/prospectus.

     In early April 2002, Mr. Walter contacted Messrs. Fu and Funari on an unsolicited basis expressing interest in beginning new discussions relating to a possible strategic business combination between Cardinal Health and Syncor. During April 2002, senior management of Cardinal Health, Syncor and Syncor's financial advisor held several meetings and telephone calls during which the possible terms of a transaction were explored.

     During April, May and early June 2002, Syncor's senior management regularly met telephonically with the ad-hoc committee of independent directors to update them on the status of the discussions with Cardinal Health and the sale process for CMI.

     During various meetings and telephone conversations in early May 2002, Cardinal Health and Syncor exchanged views on preliminary valuation in connection with a possible transaction that Cardinal Health and Syncor agreed would be structured as a tax-free stock-for-stock merger whereby each share of Syncor common stock would be exchanged for a defined fraction of a Cardinal Health common share. Through the middle of May 2002, Cardinal Health and Syncor held further discussions regarding the proposed exchange ratio for the combination, and, subject to, among other things, satisfactory completion of due diligence, board of directors approval and satisfactory negotiation of other terms of a transaction and definitive agreements, Cardinal Health and Syncor decided to pursue negotiations on the basis of an approximate exchange ratio that might be acceptable to both of them. At a May 16, 2002 meeting of the ad-hoc committee of independent directors, the committee members were updated as to the discussions at that time. In addition, during this and other meetings of the ad-hoc committee of independent directors, the committee discussed with Syncor's senior management and financial advisor the merits of the proposed combination with Cardinal Health compared to other strategic alternatives available to Syncor, including the risks and uncertainties associated with Syncor remaining as an independent company.

     Beginning the week of May 20, 2002, extensive financial, operational and legal due diligence on Syncor was conducted by Cardinal Health. This due diligence continued until the execution of the definitive merger agreement on June 14, 2002. In addition, on June 3-4, 2002, Syncor's senior management and financial advisor conducted financial and operational due diligence on Cardinal Health at meetings in Dublin, Ohio.

     Toward the end of May 2002, Wachtell, Lipton, on behalf of Cardinal Health, circulated a draft merger agreement as well as draft support/voting agreement relating to the proposed combination. Until the execution of the definitive documentation on June 14, 2002, Cardinal Health and Syncor and their respective legal advisors negotiated the terms of this draft merger agreement, as well as the draft support/voting agreement and the identity of Syncor stockholders that would sign the support/voting agreement. Wachtell, Lipton also provided a draft stock option agreement pursuant to which Syncor would grant to Cardinal Health an option to acquire up to 19.9% of Syncor's common stock, but, during the negotiations on the definitive merger agreement, Cardinal Health agreed to withdraw its request for the stock option agreement. The ad-hoc committee of independent directors of Syncor held several meetings to discuss, and the Syncor board of directors was regularly updated as to, the status of the negotiations on the definitive agreement and the principal outstanding issues between Cardinal Health and Syncor, and provided Syncor's senior management with their views on these matters. The negotiations between Cardinal Health and Syncor focused on, among other things, the transaction closing conditions and Syncor's ability to adequately consider a competing proposal that might arise after the announcement of the transaction with Cardinal Health. The board of directors and the committee of independent directors of Syncor expressed their views that it was imperative, particularly in light of the terms of the proposed combination with Cardinal Health, that the definitive merger agreement not include terms that effectively preclude, from a legal, procedural or financial perspective, the possibility of a viable superior proposal being made for Syncor.

     On June 11, 2002, a special meeting of the Syncor board of directors was held in Chicago. At this meeting, representatives of Skadden, Arps discussed in detail fiduciary and other legal considerations that the directors should consider in their deliberations regarding the proposed combination. In addition, representatives of Skadden, Arps presented a detailed review of the terms of the draft merger agreement, support/voting agreement and other documentation that had been negotiated by Cardinal Health and Syncor, and identified the remaining open items in connection with these negotiations. Salomon Smith Barney reviewed with the Syncor board of directors financial aspects of the proposed combination, including a financial overview of each of Syncor and Cardinal Health, and Syncor's management's view as to strategic considerations in connection with the proposed combination. The Syncor board of directors also discussed with Syncor's senior management and Salomon Smith Barney strategic alternatives to the proposed combination, including the potential risks of Syncor remaining an independent company. In addition, the Syncor board of directors discussed three different stand-alone scenarios for Syncor prepared by Syncor's management and reviewed by Salomon Smith Barney showing varying levels of projected financial performance of Syncor based on various assumptions as to developments in Syncor's business over the next three years. Salomon Smith Barney discussed the effect that these scenarios would have on its financial analysis and indicated that the case that Syncor's management had advised Salomon Smith Barney was the most likely scenario would be used for purposes of its financial analysis of the fairness, from a financial point of view, of the proposed exchange ratio. The Syncor board of directors also reviewed management's estimate of the potential synergies that could be realized in the proposed transaction. In addition, they discussed the risks and status of the process for the sale of CMI. Changes in market conditions and Syncor's industry and businesses and prospects since the Syncor board of directors last considered a possible combination with Cardinal Health in late October 2001 also were discussed. At this meeting, Syncor's senior management reported to the Syncor board of directors on the results of its due diligence review of Cardinal Health.

     At the regular quarterly meeting of the Cardinal Health board of directors held in May 2002, the Cardinal Health board of directors was apprised by management and Cardinal Health's counsel as to the status of discussions between Cardinal Health and Syncor to date and Cardinal Health's management presented its rationale for a business combination involving Syncor. No action with respect to any potential transaction was taken at the meeting. On June 13, 2002, a special telephonic meeting of the Cardinal Health board of directors was held at which the potential business combination with Syncor was considered and approved.

     Commencing the night of June 13, 2002 and continuing in the early morning of June 14, 2002, the Syncor board of directors met telephonically and received an update from Syncor's senior management and financial and legal advisors as to developments since the last Syncor board of directors meeting. Representatives of Skadden, Arps reviewed the outcome of negotiations on the remaining issues in the draft merger agreement, support/voting agreement and other definitive documentation. Salomon Smith Barney reviewed its financial analysis of the exchange ratio provided for in the merger agreement and rendered to the Syncor board of directors its oral opinion, confirmed by delivery of a written opinion dated June 14, 2002, to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to holders of Syncor common stock. The Syncor board of directors also discussed unsolicited calls to Syncor's management from an investment banking firm suggesting that other parties in the industry might be interested in a transaction with Syncor. The Syncor board of directors was advised by Syncor's management that the investment banking firm reported that none of the four companies it had spoken with expressed a definitive interest in pursuing a possible business combination with Syncor at that time. After deliberations, the Syncor board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of Syncor and Syncor stockholders and would be consistent with, and in furtherance of, the long-term business strategies and goals of Syncor. The Syncor board of directors unanimously approved the merger agreement and resolved to recommend to Syncor stockholders approval of the merger agreement.

     On the morning of June 14, 2002, Cardinal Health and Syncor executed the definitive merger agreement and issued a joint press release announcing the proposed merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE SYNCOR BOARD OF DIRECTORS

     Considerations and Recommendation of the Syncor Board of Directors. The Syncor board of directors has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of Syncor and its stockholders and would be consistent with, and in furtherance of, the long-term business strategies and goals of Syncor. The decision of the Syncor board of directors to enter into the merger agreement and to recommend that Syncor stockholders approve the merger agreement was the result of careful consideration by the Syncor board of directors of numerous factors, including, without limitation, the following:

     - the value to Syncor stockholders of the proposed merger with Cardinal Health, including the fairness to Syncor stockholders of the financial terms of the proposed merger with Cardinal Health; and

     - the terms of the merger agreement and other details of the proposed merger with Cardinal Health.

     The deliberations of the Syncor board of directors included consideration of the following positive factors:

     - the exchange ratio (based on the closing price per Cardinal Health common share on June 13, 2002, the last trading day before announcement of the proposed merger) implied a value of $32.42 per share of Syncor common stock, representing a premium of approximately 14.9% over the closing price per share of Syncor common stock on June 13, 2002, the last trading day immediately preceding the announcement of the transaction, and a premium of approximately 5.0% over the average closing price per share of Syncor common stock for the four weeks prior to June 14, 2002;

     - the substantially larger public float and trading volume of Cardinal Health common shares (which are listed on the New York Stock Exchange) compared to the public float and trading volume of shares of Syncor common stock (which are quoted on The Nasdaq National Market) will provide Syncor stockholders the opportunity to gain greater liquidity in their investment;

     - because the exchange ratio is fixed, Syncor stockholders will benefit from any increase in the trading price of Cardinal Health common shares between the announcement of the merger and the closing of the merger;

     - assuming continuation of historical dividend practices following completion of the merger, Syncor stockholders, as Cardinal Health shareholders, will receive dividends on their Cardinal Health common shares as compared to shares of Syncor common stock on which dividends have never been paid;

     - the financial presentation of Syncor's financial advisor, Salomon Smith Barney, including its opinion as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger, as more fully described under "-- Opinion of Syncor's Financial Advisor;"

     - the strategic and operational risks associated with Syncor remaining independent, and the risks of not being able to achieve management's financial goals on a stand-alone basis, especially in light of recent volatility in financial markets and uncertainties in the U.S. and world economies, which risks include:

        - risks associated with CMI and the outcome of any attempted sale of CMI,

        - risks associated with Syncor's contract with Bristol-Myers Squibb Co. relating to the distribution of Cardiolite(R), which contract is due to expire on December 31, 2003, including the risk of non-renewal or renewal on less favorable economic terms,

        - risks associated with the restructuring of Syncor's international operations,

        - risks inherent in Syncor's growth strategies, including uncertainties as to Syncor's complex pharmaceutical initiatives, and

        - risks associated with increased competition in the radiopharmacy business;

     - the consideration of the three alternative stand-alone scenarios for Syncor prepared by Syncor's management and reviewed by Salomon Smith Barney showing varying levels of projected financial performance of Syncor based on various assumptions as to the developments in its business over the next three years, with the Syncor board of directors noting the significant adverse impact on Syncor's future financial performance in the event that the risks inherent in the least favorable case were realized;

     - the fact that Syncor had reviewed its strategic options and, in connection therewith, it or its representatives or others had preliminary contacts or informal discussions with a number of parties to gauge their potential interest in a strategic transaction with Syncor. In light of these contacts and discussions, the Syncor board of directors did not believe that it was likely that another party would make an offer to engage in a transaction with Syncor that would be more favorable to Syncor and its stockholders than the merger;

     - the opportunity for Syncor stockholders to participate, as Cardinal Health shareholders, in a significantly larger and more diversified company that is one of the leading providers of products and services supporting the health care industry with annualized revenues of more than $40 billion;

     - the financial strength of Cardinal Health and its subsidiaries should permit Syncor's businesses to obtain lower cost funding through the capital markets relative to Syncor on a stand-alone basis;

     - the merger will provide Syncor with access to significantly greater financial and operational resources than Syncor would have on a stand-alone basis, thereby enabling Syncor to fund its business development efforts at lower cost;

     - the post-merger combined businesses of Cardinal Health and Syncor would provide greater opportunity for the development and commercial exploitation of Syncor's service capabilities by utilizing Cardinal Health's broader geographic scope and client base;

     - the potential operational benefits afforded by the transaction, including:

        - expanded growth opportunities resulting from increased financial resources,

        - cross-selling opportunities utilizing Cardinal Health's expanded distribution channels and complementary product offerings, and

        - expected savings in areas such as general and administrative expenses;

     - the proven capability of each of Cardinal Health's and Syncor's management team to deliver stockholder value, integrate businesses and successfully execute strategies;

     - the merger agreement provisions permitting Syncor to provide confidential due diligence information to, and engage in discussions with, a third party that delivers an unsolicited competing offer to engage in a strategic transaction, provided that the Syncor board of directors believes in good faith as determined by a majority vote, based upon the advice of its outside legal counsel, that failing to take this action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law and believes in good faith, after consulting with a nationally recognized investment banking firm and Syncor's outside legal counsel, that the proposal would reasonably be expected to result in a transaction that, if consummated, would be more favorable to Syncor stockholders from a financial point of view than the merger;

     - the right of the Syncor board of directors to withdraw, modify or change the Syncor board of directors' recommendation with respect to the merger if the Syncor board of directors believes in good faith, based upon the advice of outside legal counsel, that the failure to do so would reasonably be expected to cause a failure to comply with its fiduciary duties under applicable law with the consequences set forth in the merger agreement;

     - the ability to complete the merger within a reasonable period of time, including likelihood of receiving necessary regulatory approvals in light of the commitments made by Cardinal Health pursuant to the terms of the merger agreement in seeking these approvals;

     - the structure of the transaction and the terms of the merger agreement, including the fact that the merger is intended to qualify as a "reorganization" (within the meaning of Section 368(a) of the Code) and is, therefore, not expected to be taxable to Syncor stockholders (other than with respect to cash received in lieu of fractional Cardinal Health common shares);

     - the non-financial terms of the transaction, including the fact that Syncor is expected to retain its corporate identity and the anticipated role of Syncor's management in the combined radiopharmacy business of Cardinal Health following the merger; and

     - the existence of change in control agreements in favor of certain of Syncor's employees that provide payments to those employees in the event those employees' employment is terminated under certain circumstances following a change in control of Syncor.

     The Syncor board of directors also identified and considered the following potentially negative factors in its deliberations:

     - because the exchange ratio is fixed, Syncor stockholders will be adversely affected by any decrease in the sale price of Cardinal Health common shares between the announcement of the transaction and the completion of the merger, which would not have been the case had the consideration been based on a fixed value (that is, a fixed dollar amount of value per share in all cases); and Syncor is not permitted to terminate the merger agreement solely because of changes in the market price of Cardinal Health common shares;

     - the fact that the implied value of the exchange ratio represented a premium over the closing price per share of Syncor common stock that was less than the premiums paid in some comparable public company transactions, including those in the health care industry;

     - the possible disruption to Syncor's business that may result from the announcement of the transaction and the resulting distraction of Syncor's management's attention.

     - the difficulty inherent in integrating diverse businesses and the risk that the cost efficiencies, synergies and other benefits expected to be obtained in the transaction might not be fully realized;

     - the terms of the merger agreement regarding the operation of Syncor's business during the period between the signing of the agreement and the completion of the merger;

     - the up to $24.125 million termination fee to be paid to Cardinal Health if the merger agreement is terminated under circumstances specified in the merger agreement (see "The Merger Agreement -- Effect of Termination");

     - the fact that if a third party makes a more favorable competing offer for Syncor, Syncor will not be able to terminate the merger agreement prior to the time at which the Syncor stockholders vote on the merger agreement (see "The Merger Agreement -- Termination");

     - the risk that the merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on:

        - the market price of Syncor common stock,

        - Syncor's operating results, particularly in light of the costs incurred in connection with the transaction, including the potential requirement to make a termination payment, and

        - Syncor's ability to attract and retain key personnel; and

     - the possibility of significant costs and delays resulting from seeking regulatory approvals necessary for completion of the proposed merger and the possibility of nonconsummation of the proposed merger if these approvals are not obtained.

     In its consideration of the proposed merger, the Syncor board of directors also reviewed information relating to Cardinal Health and Syncor and the proposed merger, including:

     - historical information concerning Cardinal Health's and Syncor's respective businesses, financial performance and condition, operations, technology, management and competitive position;

     - Syncor's management's views as to the financial condition, results of operations and businesses and prospects of Cardinal Health and Syncor before and after giving effect to the merger;

     - then-current financial market conditions and historical market prices, volatility and trading information with respect to Cardinal Health common shares and shares of Syncor common stock; and

     - discussions with Syncor's senior management and financial advisors as to the result of their business and financial due diligence review of Cardinal Health.

     Although the foregoing discussion sets forth all of the material factors considered by the Syncor board of directors in reaching the Syncor board of directors' recommendation, it may not include all of the factors considered by the Syncor board of directors, and each director may have considered different factors. In view of the variety of factors and the amount of information considered, the Syncor board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The recommendation was made after consideration of all of the factors as a whole.

     THE SYNCOR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF SYNCOR AND SYNCOR STOCKHOLDERS AND WOULD BE CONSISTENT WITH, AND IN FURTHERANCE OF, THE LONG-TERM BUSINESS STRATEGIES AND GOALS OF SYNCOR. ACCORDINGLY, THE SYNCOR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SYNCOR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     In considering the recommendation of the Syncor board of directors with respect to the merger agreement, you should be aware that certain of Syncor's directors and officers have arrangements that cause them to have interests in the transaction that are different from, or are in addition to, the interests of Syncor stockholders generally. See "The Merger -- Interests of Syncor's Directors and Officers in the Merger."

     Considerations of the Cardinal Health Board of Directors. In the course of reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Cardinal Health board of directors consulted with Cardinal Health's legal advisors as well as with

Cardinal Health's management and received the advice of Cardinal Health's financial advisors as provided to Cardinal Health's management, and considered a number of factors, including among others:

     - management's expectation that the merger will be accretive to earnings and cash flow of the combined company, as compared to Cardinal Health's stand-alone earnings and cash flow expectations, without giving effect to any potential synergies;

     - the strategic and cultural fit between Cardinal Health and Syncor;

     - the opportunity to gain an attractive presence in the high-growth nuclear pharmacy business;

     - the potential for strategic synergies and cost savings across the various businesses of the combined company;

     - the opportunity to reduce marginal operating costs for the combined company below levels that either Cardinal Health or Syncor could achieve independently, enabling it to share these savings in the form of greater value and enhanced services to its customers, while maintaining an acceptable level of profitability;

     - the opportunity to build more effective pharmaceutical purchasing alliances with a larger customer base through Cardinal Health's e-procurement platform, making the combined company a more attractive trading partner to pharmaceutical manufacturers and enabling it to negotiate more favorable merchandising programs and price discounts on behalf of its customers;

     - the complementary nature of Cardinal Health's broader service offerings (such as pharmacy automation, pharmacy management, specialty packaging, health care information software and health care cost-management services) and Syncor's radiopharmaceutical product offerings, enabling the combined company to offer a broader choice to its customers and accelerating the number of meaningful opportunities to cross-sell products and services;

     - the time and resources required to complete the merger, with the completion of the merger being subject to certain conditions (see "The Merger Agreement -- Conditions to the Obligations of Each
       Party; -- Conditions to the Obligations of Syncor; -- Conditions to the Obligations of Cardinal Health and Mudhen Merger Corp.) and the time and resources necessary to integrate Syncor's operations with Cardinal Health's operations;

     - the fact that all of the conditions to the merger may not be satisfied until the first calendar quarter of 2003;

     - potential difficulties inherent in integrating two geographically diverse businesses and the risk that the benefits expected to be obtained in the merger might not be fully realized;

     - the addition of Syncor's seasoned senior leadership team that should provide additional management depth to the combined company; and

     - the cost associated with retaining Syncor's management team and possibility that Cardinal Health may be unable to retain these individuals.

     The Cardinal Health board of directors also considered Syncor's anticipated divestiture of CMI and found this plan to be consistent with Cardinal Health's strategic direction, although there can be no assurances that any such transaction will occur. The foregoing discussion of the factors considered by the Cardinal Health board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Cardinal Health board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual Cardinal Health directors may have given differing weights to different factors. The Cardinal Health board of directors considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger agreement, including the merger.

OPINION OF SYNCOR'S FINANCIAL ADVISOR

     Syncor retained Salomon Smith Barney to act as its financial advisor in connection with the proposed merger. In connection with this engagement, Syncor requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of Syncor common stock of the exchange ratio provided for in the merger. On June 14, 2002, at a meeting of the Syncor board of directors held to evaluate the proposed merger, Salomon Smith Barney delivered to the Syncor board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Syncor common stock.

     In arriving at its opinion, Salomon Smith Barney:

     - reviewed the merger agreement and related documents;

     - held discussions with Syncor's senior officers, directors and other representatives and advisors and with Cardinal Health's senior officers and other representatives and advisors concerning Syncor's and Cardinal Health's businesses, operations and prospects;

     - examined publicly available business and financial information relating to Syncor and Cardinal Health;

     - examined financial forecasts and other information and data for Syncor and publicly available financial forecasts and other information and data for Cardinal Health which were provided to or otherwise discussed with Salomon Smith Barney by Syncor's and Cardinal Health's managements, including information relating to the potential strategic implications and operational benefits anticipated by Syncor's management to result from the merger;

     - reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Syncor common stock and Cardinal Health common shares, the historical and projected earnings and other operating data of Syncor and Cardinal Health, and the capitalization and financial condition of Syncor and Cardinal Health;

     - considered, to the extent publicly available, the financial terms of other transactions effected that it considered relevant in evaluating the merger;

     - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of Syncor and Cardinal Health;

     - evaluated the potential pro forma financial impact of the merger on Cardinal Health; and

     - conducted other analyses and examinations and considered other financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data relating to Syncor provided to or otherwise discussed with Salomon Smith Barney and used in its analysis, Syncor's management advised Salomon Smith Barney that the forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of Syncor's management as to the future financial performance of Syncor. With respect to the publicly available financial forecasts and other information and data relating to Cardinal Health provided to or otherwise discussed with Salomon Smith Barney and used in its analysis, Cardinal Health's management advised Salomon Smith Barney that the forecasts and other information and data represented reasonable estimates as to the future financial performance of Cardinal Health.

     Salomon Smith Barney assumed, with Syncor's consent, that the merger will be completed in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third-party approvals and consents for the merger, no delay, limitation, restriction or condition will be imposed other than as specified in the merger agreement and related documents. Salomon Smith Barney also assumed, with Syncor's consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Salomon Smith Barney's opinion relates to the relative values of Syncor and Cardinal Health. Salomon Smith Barney did not express any opinion as to what the value of Cardinal Health common shares actually will be when issued in the merger or the prices at which Cardinal Health common shares will trade or otherwise be transferable at any time. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Syncor or Cardinal Health, and Salomon Smith Barney did not make any physical inspection of the properties or assets of Syncor or Cardinal Health.

     In connection with its engagement, and at Syncor's request, Salomon Smith Barney held preliminary discussions with selected third parties regarding the acquisition of Syncor. Salomon Smith Barney's opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Syncor or the effect of any other transaction in which Syncor might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion. Although Salomon Smith Barney evaluated the exchange ratio from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiations between Syncor and Cardinal Health. Syncor imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

     THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED JUNE 14, 2002, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS INCLUDED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE SYNCOR BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SYNCOR STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

     In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Syncor and Cardinal Health. No company, business or transaction used in those analyses as a comparison is identical to Syncor, Cardinal Health or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or business segments analyzed.

     The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

     Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Syncor board of directors in its evaluation of the merger, and should not be viewed as determinative of the views of the Syncor board of directors or Syncor's management with respect to the exchange ratio or the proposed merger.

     The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated June 14, 2002. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES. Internal estimates of Syncor's management used in the analyses described below exclude Syncor's wholly owned subsidiary, CMI, which Syncor has publicly announced it intends to sell, and assumes that the after-tax net proceeds of that sale will be used, together with cash on hand, to repay Syncor's total debt outstanding as of March 31, 2002.

     Selected Companies Analysis. Salomon Smith Barney compared financial, operating and stock market data of Syncor to corresponding financial, operating and stock market data of Cardinal Health and the following six publicly traded companies in the broad-based distributors and medical/surgical distributors sectors of the health care industry:

       BROAD-BASED DISTRIBUTORS              MEDICAL/SURGICAL DISTRIBUTORS
       ------------------------              -----------------------------
- AmeriSourceBergen Corporation         - Fisher Scientific International Inc.
- D&K Healthcare Resource, Inc.         - Henry Schein, Inc.
- McKesson Corporation                  - Owens & Minor, Inc.

     Salomon Smith Barney also compared financial, operating and stock market data of the three publicly traded companies listed above in the broad-based distributors sector to corresponding financial, operating and stock market data of Cardinal Health. The selected companies that were reviewed distinctly for Syncor are referred to as the Syncor selected companies and the selected companies that were reviewed distinctly for Cardinal Health are referred to as the Cardinal Health selected companies.

     Salomon Smith Barney reviewed firm values, calculated as equity value, plus debt, minority interest and preferred stock, less cash and cash equivalents, as a multiple of latest 12 months' and estimated calendar year 2002 revenue and as a multiple of latest 12 months' and estimated calendar years 2002 and 2003 earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA. Salomon Smith Barney reviewed equity values as a multiple of Syncor's latest 12 months' and estimated calendar years 2002 and 2003 net income. Estimated financial data for Syncor were based on internal estimates of Syncor's management and estimated financial data for Cardinal Health were based on publicly available research analysts' estimates and discussions with Cardinal Health's management. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. All multiples were based on per share closing stock prices on June 12, 2002. Salomon Smith Barney applied a range of selected multiples derived from the financial data described above for the Syncor selected companies to corresponding financial data of Syncor, and applied a range of selected multiples derived from the Cardinal Health selected companies to corresponding financial data of Cardinal Health, in order to derive implied equity reference ranges for Syncor and Cardinal Health. This analysis indicated the following implied per share equity reference range for Syncor, as compared to the per share equity value of Syncor implied by the exchange ratio provided for in the merger based on the per share closing price of Cardinal Health common shares on June 12, 2002:

        IMPLIED PER SHARE EQUITY                PER SHARE EQUITY VALUE FOR SYNCOR
       REFERENCE RANGE FOR SYNCOR                   IMPLIED BY EXCHANGE RATIO
       --------------------------               ---------------------------------
             $27.00 - $35.00                                 $32.24

     This analysis also indicated an implied per share equity reference range for Cardinal Health of approximately $58.00 to $65.00, as compared to the per share closing price of Cardinal Health common shares on June 12, 2002 of $62.00. The implied per share equity reference ranges for Syncor and Cardinal Health were then used to calculate an implied exchange ratio range of approximately 0.415x to 0.603x, as compared to the exchange ratio in the merger of 0.52x.

     Discounted Share Price Analysis. Salomon Smith Barney reviewed Syncor's and Cardinal Health's calendar year estimated 2005 earnings per share, commonly referred to as EPS, and derived implied hypothetical future share prices for Syncor and Cardinal Health by applying to their calendar year estimated 2005 EPS one-year forward EPS multiples ranging from 16.5x to 22.0x in the case of Syncor and 20.0x to 23.5x in the case of Cardinal Health. Estimated financial data for Syncor were based on internal estimates of Syncor's management and estimated financial data for Cardinal Health were based on publicly available research analysts' estimates and discussions with Cardinal Health's management. These hypothetical future share prices then were discounted to present value using discount rates based on Syncor's and Cardinal Health's cost of equity. This analysis indicated the following implied per share equity reference range for Syncor, as compared to the per share equity value of Syncor implied by the exchange ratio provided for in the merger based on the per share closing price of Cardinal Health common shares on June 12, 2002:

        IMPLIED PER SHARE EQUITY                PER SHARE EQUITY VALUE FOR SYNCOR
       REFERENCE RANGE FOR SYNCOR                   IMPLIED BY EXCHANGE RATIO
       --------------------------               ---------------------------------
             $31.25 - $43.50                                 $32.24

     This analysis also indicated an implied per share equity reference range for Cardinal Health of approximately $73.25 to $88.50, as compared to the per share closing price of Cardinal Health common shares on June 12, 2002 of $62.00. The implied per share equity reference ranges for Syncor and Cardinal Health were then used to calculate an implied exchange ratio range of approximately 0.353x to 0.594x, as compared to the exchange ratio in the merger of 0.52x.

     Precedent Transactions Analysis. Salomon Smith Barney reviewed the aggregate transaction values and implied transaction multiples in the following eight selected merger and acquisition transactions in the health care industry completed since July 1992:

            ACQUIROR                             TARGET
            --------                             ------
- AmeriSource Health Corporation  - Bergen Brunswig Corporation
- Cardinal Health, Inc.           - Bindley Western Industries, Inc.
- AmeriSource Health Corporation  - C.D. Smith Healthcare, Inc.
- AmeriSource Health Corporation  - Walker Drug Company
- McKesson Corporation            - FoxMeyer Corporation
- Cardinal Health, Inc.           - Medicine Shoppe International, Inc.
- Cardinal Distribution, Inc.     - Whitmire Distribution Corp.
- Bergen Brunswig Corporation     - Durr-Fillauer Medical, Inc.

     Salomon Smith Barney compared firm values in the selected transactions as multiples of latest 12 months' revenue and EBITDA. Salomon Smith Barney compared equity values in the selected transactions as a multiple of latest 12 months' and one-year forward net income. Estimated financial data for Syncor were based on internal estimates of Syncor's management. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant selected transaction. Salomon Smith Barney applied a range of selected multiples derived from the financial data described above for the selected transactions to corresponding financial data of Syncor in order to derive the following implied per share equity reference range for Syncor, as compared to the per share equity value of Syncor implied by the exchange ratio provided for in the merger based on the per share closing price of Cardinal Health common shares on June 12, 2002:

        IMPLIED PER SHARE EQUITY                PER SHARE EQUITY VALUE FOR SYNCOR
       REFERENCE RANGE FOR SYNCOR                   IMPLIED BY EXCHANGE RATIO
       --------------------------               ---------------------------------
             $30.00 - $39.00                                 $32.24

     The implied per share equity reference range for Syncor was then used, together with the implied per share equity reference range derived for Cardinal Health from the selected companies analysis described above, to calculate an implied exchange ratio range of approximately 0.462x to 0.672x, as compared to the exchange ratio in the merger of 0.52x.

     Discounted Cash Flow Analysis. Salomon Smith Barney calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Syncor could produce for the third and fourth calendar quarters of 2002 and for calendar years 2003 to 2005. Salomon Smith Barney also calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Cardinal Health could produce for fiscal years 2003 to 2006. Estimated financial data for Syncor were based on internal estimates of Syncor's management and estimated financial data for Cardinal Health were based on publicly available research analysts' estimates and discussions with Cardinal Health's management. Salomon Smith Barney calculated a range of estimated terminal values for Syncor and Cardinal Health by applying, in the case of Syncor, a range of terminal EBITDA multiples of 7.4x to 10.4x to Syncor's calendar year 2005 estimated EBITDA and, in the case of Cardinal Health, a range of terminal EBITDA multiples of 11.5x to 12.5x to Cardinal Health's fiscal year 2006 estimated EBITDA. The estimated free cash flows and terminal values for each of Syncor and Cardinal Health then were discounted to present value using discount rates ranging from 8.0% to 11.0% in the case of Syncor and 8.5% to 9.5% in the case of Cardinal Health. This analysis indicated the following implied per share equity reference range for Syncor, as compared to the per share equity value of Syncor implied by the exchange ratio provided for in the merger based on the per share closing price of Cardinal Health common shares on June 12, 2002:

        IMPLIED PER SHARE EQUITY                PER SHARE EQUITY VALUE FOR SYNCOR
       REFERENCE RANGE FOR SYNCOR                   IMPLIED BY EXCHANGE RATIO
       --------------------------               ---------------------------------
             $32.00 - $45.25                                 $32.24

     This analysis also indicated an implied per share equity reference range for Cardinal Health of between $82.75 to $92.00, as compared to the per share closing price of Cardinal Health common shares on June 12, 2002 of $62.00. The implied per share equity reference ranges for Syncor and Cardinal Health were then used to calculate an implied exchange ratio range of approximately 0.348x to 0.547x, as compared to the exchange ratio in the merger of 0.52x.

     Other Factors. In the course of preparing its opinion, Salomon Smith Barney also reviewed and considered other information and data, including:

     - trading characteristics and stock price performance of Syncor common stock, Cardinal Health common shares and the common stock of selected companies in the health care industry, including the volume of Syncor common stock traded at various stock prices and a comparison of price to earnings growth and forward year price to earnings multiples;

     - implied multiples for Syncor common stock both on a stand-alone basis and in the merger based on various operational and financial metrics;

     - historical daily ratios of shares of Syncor common stock to Cardinal Health common shares over various periods prior to June 12, 2002;

     - the potential pro forma effect of the merger on Cardinal Health's earnings per common share, without taking into account potential cost savings or other synergies from the merger, for the latest 12 months and as estimated for fiscal years 2002 through 2004;

     - publicly available research analysts' reports for Cardinal Health common shares; and

     - premiums paid one day and four weeks prior to public announcement of selected precedent transactions since 1994 and the market value of the target companies involved in those transactions as a percentage of the acquiror's market value.

MISCELLANEOUS

     Under the terms of its engagement, Syncor has agreed to pay Salomon Smith Barney for its financial advisory services upon completion of the merger an aggregate fee based on a percentage of the total consideration, including liabilities assumed, payable in the merger, which fee is estimated to be approximately $5.6 million. Syncor also has agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the U.S. federal securities laws, arising out of its engagement.

     Salomon Smith Barney and its affiliates in the past have provided, and currently are providing, services to Syncor unrelated to the proposed merger, for which services Salomon Smith Barney and its affiliates have received, and expect to receive, compensation. Salomon Smith Barney and its affiliates also in the past have provided, and may in the future provide, services to Cardinal Health unrelated to the proposed merger, for which services Salomon Smith Barney and its affiliates have received, and may receive, compensation. In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Syncor and Cardinal Health for their own account or for the account of customers, and, accordingly, may at any time hold a long or short position in those securities. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Syncor, Cardinal Health and their affiliates.

     Salomon Smith Barney is an internationally recognized investment banking firm, and was selected by Syncor based on its reputation, experience and familiarity with Syncor and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF SYNCOR'S DIRECTORS AND OFFICERS IN THE MERGER

     Certain members of the Syncor board of directors and certain of Syncor's executive officers may be deemed to have interests in the merger that are different from, or are in addition to, the interests of Syncor stockholders generally. The Syncor board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

     Severance Arrangements. On August 24, 2001, Syncor entered into severance agreements with each of the following executive officers: Monty Fu, Robert G. Funari, Rodney E. Boone, Jack L. Coffey, Sheila H. Coop, William P. Forster and Lewis W. Terry. If the executive's employment under these severance agreements is terminated by Syncor without "cause" or by the executive for "good reason" within 24 months following a "change in control," the executive will be entitled to receive a cash payment equal to a stated multiplier times (1) the executive's annual salary plus (2) the greater of the executive's average annual bonus for the past three years and the executive's target bonus for the year in which employment terminates. The relevant multiplier is three for Messrs. Fu and Funari, 2.25 for Mr. Boone, and two for Ms. Coop and each of Messrs. Coffey, Forster and Terry. In addition, Syncor will pay the executive a lump-sum payment equal to the incremental pension benefit the executive would have earned if the executive had remained employed for a period of years equal to the applicable multiplier and, if applicable, the amount necessary to offset the effect of any "golden parachute" excise tax. The completion of the merger will constitute a "change in control" for purposes of the severance agreements. The severance agreements also provide for continuation of medical and other benefits for a period of years corresponding to each executive's multiplier.

     In addition, on August 24, 2001, Syncor entered into severance agreements with John S. Baumann and Haig Bagerdjian on identical terms to those described in the immediately preceding paragraph. The relevant multiplier is 2.25 for Mr. Bagerdjian and two for Mr. Baumann. Pursuant to the Severance and Release

Agreements by and between Syncor and Mr. Bagerdjian, dated January 31, 2002, and Mr. Baumann, dated May 10, 2002, any termination of employment by either executive following a "change in control" (including the merger) will be deemed to be for "good reason," entitling the executive to his benefits under his August 24, 2001 severance agreement.

     If the employment of Messrs. Fu, Funari, Boone, Coffey, Forster, Terry, Bagerdjian, Baumann or Ms. Coop is terminated following the merger under circumstances entitling the executive to benefits under the severance agreements, the approximate amount of cash severance and retirement payment benefits that would be paid under the severance agreements to these executive officers, in the aggregate, is not expected to exceed $12 million, based on currently available information, although the cost to the combined company of making these payments would be higher.

     On April 1, 2002, Syncor entered into a Severance and Release Agreement with Mr. David L. Ward, Executive Vice President of Syncor and President and Chief Executive Officer of CMI. Syncor entered into the severance and release agreement with Mr. Ward in order to induce him to remain as President and Chief Executive Officer of CMI until January 1, 2003, unless Syncor and Mr. Ward agree to an alternate date. In addition, if CMI is sold to a third party prior to that time, Mr. Ward's active employment will be terminated on the completion of the sale. Under the severance and release agreement, Mr. Ward will continue to receive his annual base salary of $285,000 until the end of his active employment period, and for a period of 27 months thereafter. Following the termination of his active employment, he will be entitled to receive a bonus payment of $240,469, plus an additional bonus payment of $500,000 if the Syncor board of directors determines that Mr. Ward has acted in the best interest of Syncor throughout his active employment.

     Equity-Based Awards. Upon completion of the merger, each outstanding option to acquire shares of Syncor common stock under Syncor's equity plans will be converted into an option to acquire Cardinal Health common shares as provided in the merger agreement. See "The Merger Agreement -- Conversion of Securities." Syncor options held by Syncor's executive officers and directors under the various equity plans sponsored by Syncor that were granted prior to the date of the merger agreement will vest upon Syncor stockholder approval of the merger agreement. The aggregate number of unvested Syncor options to acquire shares of Syncor common stock held by Messrs. Fu, Funari, Boone, Coffey, Forster, Terry, Ward, Bagerdjian, Baumann and Ms. Coop is 963,994. The aggregate number of unvested Syncor options to acquire shares of Syncor common stock held by Syncor's non-employee directors is 72,470. In addition, on June 13, 2002, the compensation committee and the Syncor board of directors approved an amendment to Syncor's Executive Long-Term Performance Equity Plan to remove any limitations on acceleration of vesting of Syncor options upon a change in control (including the merger) to the extent these limitations on acceleration relate to "golden parachute" excise tax rules.

     Indemnification; Insurance. Each of Syncor's non-employee directors and executive officers is party to an indemnity agreement with Syncor, the form of which was approved by Syncor stockholders on June 20, 1995. The indemnity agreements provide the relevant director or executive officers with indemnification for the duties performed for Syncor or its subsidiaries and affiliates. In the merger agreement, Cardinal Health has agreed to cause Syncor, as the surviving corporation, to honor these indemnity agreements following the completion of the merger. In addition, Cardinal Health has agreed to cause Syncor, as the surviving corporation, to indemnify all of Syncor's current and former directors and officers for acts or omissions occurring at or prior to the completion of the merger to the extent the indemnification is provided under Syncor's certificate of incorporation and by-laws, in each case, as amended and restated. For six years after completion of the merger, Cardinal Health has agreed to provide directors' and officers' liability insurance covering acts or omissions of Syncor's officers and directors occurring at or prior to the closing of the merger, with substantially the same coverage, terms and conditions as currently provided (subject to a cap on annual premiums for the insurance equal to 200% of the amount disclosed to Cardinal Health).

     Other Arrangements. In January 1999, Syncor entered into a split dollar arrangement with Monty Fu and a trust for the benefit of Mr. Fu's children, by which Mr. Fu relinquished all his then-current and future interests in Syncor's Deferred Compensation Plan in exchange for Syncor's agreement to pay the premiums on a life insurance policy insuring Mr. Fu and his wife and owned by the trust. The split dollar arrangement provides that, upon a change in control of Syncor (including the merger), the trust can elect: (1) to terminate the split dollar arrangement, in which case the trust would not be obligated to repay the $1,639,985 in premiums paid to date by Syncor, or (2) to accelerate Syncor's payment obligations, in which case Syncor immediately would pay the remaining $1,226,473 in premiums to the insurance company. In the absence of an election by the trust, the split dollar arrangement will continue without modification. If the trust elects the second option, in January 2015, the trust still would be required to repay Syncor $2,866,458 representing the total amount of premiums paid by Syncor.

     In recognition of the extraordinary work and effort required in connection with their service on the ad-hoc committee of independent directors, on October 8, 2001, the Syncor board of directors authorized additional payments of $15,000 each to Dr. Steven B. Gerber and Messrs. George S. Oki and Arnold E. Spangler, as members of the ad-hoc committee of independent directors and $25,000 to Mr. Bernard Puckett, chairman of the ad-hoc committee of independent directors.

ACCOUNTING TREATMENT OF THE TRANSACTIONS

     The merger will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles. Under this method, the total consideration paid, including expenses, in the merger will be allocated among Syncor's consolidated assets and liabilities based on their fair values, and any excess of the purchase price over the estimated net fair value would be recorded as goodwill by Cardinal Health. Syncor's operating results will be consolidated with Cardinal Health's operating results beginning on the date that the merger is effective.

APPRAISAL RIGHTS

     Under Delaware law, Syncor stockholders are not entitled to appraisal rights in connection with the merger.

REGULATORY APPROVALS

     Under the HSR Act and the FTC's rules, the merger may not be completed, unless certain filings have been submitted to the Antitrust Division and the FTC and the applicable waiting period has expired or been earlier terminated by the Antitrust Division and the FTC. Syncor and Cardinal Health submitted the required filings to the Antitrust Division and the FTC, and the applicable waiting period will expire at 11:59 p.m. on July 31, 2002.

     However, prior to that time, the Antitrust Division or the FTC may extend the waiting period by requesting additional information or documentary material relevant to the merger from Cardinal Health or Syncor. If a request is made, the waiting period will be extended until 11:59 p.m., New York City time, on the 30th day after substantial compliance by Cardinal Health and Syncor with the request. Thereafter, the waiting period can be extended only by court order or by agreement of the parties to the merger agreement.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the completion of the merger, the Antitrust Division or the FTC could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Syncor or Cardinal Health. Private parties and state attorneys general also may bring legal action under U.S. federal or state antitrust laws under some circumstances. Based upon an examination of information available relating to the businesses in which Syncor and Cardinal Health are engaged, Syncor and Cardinal Health believe that the completion of the merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be. See "Risk Factors -- Antitrust and competition authorities in various jurisdictions may attempt to delay or prevent the merger or may require divestitures."

     Syncor and Cardinal Health conduct operations in a number of other jurisdictions where regulatory filings or approvals may be required in connection with the merger. Notification will be made with the applicable

Brazilian regulatory agency. No waiting periods or approvals are required prior to completion of the merger under Brazilian law.

     Cardinal Health will file an application for approval of Cardinal Health common shares to be issued in the merger for listing on the New York Stock Exchange.

     In connection with the merger, Cardinal Health may be required to give notifications to and/or receive consents from the U.S. Drug Enforcement Administration, the U.S. Nuclear Regulatory Commission, state nuclear regulatory agencies, state boards of pharmacy and other governmental agencies under numerous licenses and permits held by Syncor and its subsidiaries. Although we do not expect that obtaining any required consents from these agencies will prevent us from completing the merger, we cannot be certain that we will obtain all required regulatory clearances.

     Other than as described in this proxy statement/prospectus, Cardinal Health and Syncor believe that the merger does not require the approval of any U.S. federal or state or foreign agency. We will, however, be required to make certain filings with U.S. federal and state governmental authorities to complete the merger.

FEDERAL SECURITIES LAW CONSEQUENCES

     All Cardinal Health common shares issued in connection with the merger will be freely transferable, except that any Cardinal Health common shares received in the merger by persons that are deemed to be affiliates (as the term is defined under the Securities Act of 1933, as amended, which we refer to as the Securities Act) of Cardinal Health or Syncor prior to the merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or Rule 144 under the Securities Act with respect to persons that are or become affiliates of Cardinal Health, or as otherwise permitted under the Securities Act. Persons that may be deemed to be affiliates of Cardinal Health or Syncor generally include individuals or entities that control, are controlled by or are under common control with, Cardinal Health or Syncor, as the case may be, and generally include the executive officers and directors of the companies as well as their principal stockholders.

     Affiliates of Syncor may not sell their Cardinal Health common shares acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering the Cardinal Health common shares or in compliance with Rule 145 under the Securities Act (or Rule 144, for affiliates of Syncor that become affiliates of Cardinal Health) or another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145 provides that, for one year following completion of the merger, an affiliate (together with certain related persons) would be entitled to sell Cardinal Health common shares acquired in connection with the merger only through unsolicited "broker transactions" or in transactions directly with a "market maker" (as these terms are defined in Rule
144). Additionally, the number of Cardinal Health common shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of outstanding Cardinal Health common shares or the average weekly trading volume of Cardinal Health common shares during the four calendar weeks preceding the sale. Rule 145 will remain available to affiliates if Cardinal Health remains current with its informational filings with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. One year after the merger, an affiliate will be able to sell its Cardinal Health common shares without being subject to the manner of sale or volume limitations, provided that Cardinal Health is current with its informational filings under the Exchange Act and the affiliate is not then an affiliate of Cardinal Health. Two years after the effective time of the merger, an affiliate will be able to sell its Cardinal Health common shares without any restrictions so long as the affiliate had not been an affiliate of Cardinal Health for at least three months prior to the date of the sale.

     Under the letters to be entered into with the affiliates of Syncor, Cardinal Health will agree that, for so long as any affiliate agreeing to an affiliate letter holds any Cardinal Health common shares as to which the affiliate is subject to the limitations of Rule 145, Cardinal Health will use its reasonable efforts to file all reports required to be filed by it pursuant to the Exchange Act so as to satisfy the requirements of paragraph (c) of Rule 144 that there be available current public information with respect to Cardinal Health, and to that extent to make available to the affiliate the exemption afforded by Rule 145 with respect to the sale, transfer or other disposition of Cardinal Health common shares.

                              THE MERGER AGREEMENT

     The following is a summary of material provisions of the merger agreement, a copy of which is included as Annex A to this proxy statement/prospectus. This summary is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in this proxy statement/prospectus.

THE MERGER

     The merger agreement provides that, at the effective time of the merger and subject to the requisite approval of Syncor stockholders and the satisfaction or waiver of other conditions to the merger, Mudhen Merger Corp. will be merged with and into Syncor, with the result that Syncor, as the surviving corporation, will be a wholly owned subsidiary of Cardinal Health. See "-- Conditions to the Obligations of Syncor; -- Conditions to the Obligations of Cardinal Health and Mudhen Merger Corp." The merger will become effective upon the filing of a duly executed certificate of merger with the Delaware Secretary of State or at such later time as agreed upon by Cardinal Health and Syncor and specified in the certificate of merger. This filing will be made as promptly as possible following the closing of the merger, which will occur as soon as practicable (but in any event within three business days) following the date upon which all conditions set forth in the merger agreement have been satisfied or waived, or such other time or date as agreed to by the parties to the merger agreement.

CHARTER, BY-LAWS, DIRECTORS, AND OFFICERS

     The surviving corporation's certificate of incorporation, as in effect immediately prior to the effective time of the merger, will be amended as of the effective time of the merger so as to contain only the provisions contained immediately prior thereto in Mudhen Merger Corp.'s certificate of incorporation (except for Article I of Mudhen Merger Corp.'s certificate of incorporation, which will continue to read "The name of the corporation is 'SYNCOR INTERNATIONAL CORPORATION') and Mudhen Merger Corp.'s by-laws in effect immediately prior to the effective time of the merger will be the surviving corporation's by-laws, in each case until amended in accordance with the DGCL. From and after the effective time of the merger, Syncor officers will be the officers of the surviving corporation and Mudhen Merger Corp.'s directors will be the directors of the surviving corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the closing date of the merger, Syncor will deliver to Cardinal Health evidence satisfactory to Cardinal Health of the resignations of Syncor directors, the Syncor resignations to be effective as of the effective time of the merger.

CONVERSION OF SECURITIES

     At the effective time of the merger, each share of Syncor common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.52, the exchange ratio, of a Cardinal Health common share. Each share of Syncor capital stock held in the treasury of Syncor will be cancelled and retired and no payment will be made in respect of these shares of Syncor capital stock. No certificates for fractional Cardinal Health common shares will be issued in the merger, and these fractional share interests will not entitle the owner thereof to vote or have any rights of a Cardinal Health shareholder. To the extent that an outstanding share of Syncor common stock would otherwise have become a fractional Cardinal Health common share, the holder will be entitled to receive a cash payment therefor in an amount equal to the stockholder's proportionate interest in the net proceeds from the sale in the open market of the aggregate fractional Cardinal Health common shares, less commissions, stock transfer taxes and other out-of-pocket transaction costs incurred in connection with the sale.

     Prior to the effective time of the merger, Cardinal Health and Syncor will take all necessary actions to cause each unexpired and unexercised outstanding option granted or issued under Syncor's stock option or equity-incentive plans to be automatically converted at the effective time of the merger into a fully-vested option to purchase that number of Cardinal Health common shares equal to the number of shares of Syncor common stock subject to the Syncor option immediately prior to the effective time of the merger multiplied by the exchange ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share of the Syncor option divided by the exchange ratio (and rounded to the nearest whole cent), and with other terms and conditions that are the same as the terms and conditions of the Syncor option immediately before the effective time of the merger. Adjustments may be made, as necessary, to preserve the tax treatment of incentive stock options. Syncor options granted by Syncor between June 14, 2002, and the completion of the merger will not vest and will be converted into unvested options to purchase Cardinal Health common shares as described above. These Cardinal Health options will vest pursuant to the terms of the Syncor options as in effect at the time of the merger.

     Each share of Mudhen Merger Corp. common stock issued and outstanding immediately prior to the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation, such that those newly issued shares thereafter will constitute all of the issued and outstanding capital stock of Syncor as the surviving corporation.

EXCHANGE PROCEDURES

     As soon as practicable after the effective time of the merger, a notice of merger and a letter of transmittal will be mailed to each holder of record of a Syncor stock certificate that immediately prior to the effective time of the merger represented outstanding shares of Syncor common stock whose shares were converted into the right to receive Cardinal Health common shares. The transmittal letter will be accompanied by instructions specifying other details of the exchange, and it must be used in forwarding Syncor stock certificates for surrender in exchange for Cardinal Health share certificates to which a Syncor stockholder prior to the effective time of the merger has become entitled and, if applicable, cash in lieu of any fractional Cardinal Health common share. After receipt of the transmittal letter, each holder of Syncor stock certificates should surrender the Syncor stock certificates to EquiServe Trust Company or another financial institution as may be designated by Cardinal Health as the exchange agent for the merger, pursuant to and in accordance with the instructions accompanying the letter of transmittal, and each Syncor stockholder will receive in exchange therefor a certificate evidencing the whole number of Cardinal Health common shares to which that Syncor stockholder is entitled and a check representing the amount of cash payable in lieu of any fractional Cardinal Health common share and unpaid dividends and distributions, if any, which that Syncor stockholder has the right to receive pursuant to the merger agreement, after giving effect to any required withholding tax.

     After the effective time of the merger, each Syncor stock certificate, until so surrendered and exchanged, will be deemed, for all purposes, to represent only the right to receive, upon surrender, a certificate representing Cardinal Health common shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided above. The holder of such Syncor stock certificates will not be entitled to receive any dividends or other distributions declared or made by Cardinal Health having a record date after the effective time of the merger until the Syncor stock certificates are surrendered. Subject to applicable law, upon surrender of Syncor stock certificates, the dividends and distributions, if any, will be paid without interest and less the amount of any withholding taxes that may be required thereon.

     Syncor stock certificates surrendered for exchange by any person who is an "affiliate" of Syncor for purposes of Rule 145(c) will not be exchanged until Cardinal Health has received an executed "affiliate letter" from that person as prescribed under the merger agreement.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the merger agreement, Cardinal Health and Mudhen Merger Corp. have made customary representations and warranties to Syncor with respect to, among other matters, Cardinal Health's and Mudhen Merger Corp.'s organization and standing, corporate power and authority, capitalization, conflicts, consents and approvals, brokerage and finders' fees, information supplied and to be supplied for inclusion in this registration statement or the proxy statement, the absence of actions that would prevent the merger from receiving certain tax treatment under the Code, compliance with applicable laws, litigation, the absence of any material adverse changes and operations of Mudhen Merger Corp., and undisclosed liabilities. Syncor has made customary representations and warranties to Cardinal Health and Mudhen Merger Corp. with respect to, among other matters, its organization and standing, its subsidiaries, corporate power and authority, capitalization, conflicts, consents and approvals, brokerage and finders' fees, the absence of actions that would prevent the merger from receiving certain tax treatment under the Code, filings with the SEC, information supplied and to be supplied for inclusion in this proxy statement/prospectus, compliance with applicable law, litigation, absence of any material adverse changes, taxes, intellectual property, title to and condition of properties, employee benefit plans, contracts, labor matters, undisclosed liabilities, its operation of its business and its business relationships, permits and compliance, environmental matters, insurance, the opinion of its financial advisor, board recommendation and the required vote of stockholders, actions under state takeover laws and amendment to Syncor's rights agreement.

HSR ACT FILINGS; REASONABLE EFFORTS; NOTIFICATION

     Each of Cardinal Health, Mudhen Merger Corp. and Syncor have agreed to:

     - make or cause to be made the filings required of that party to the merger agreement or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable, and in any event, the initial filing with respect to the merger agreement will be made within ten business days after the date of the merger agreement;

     - comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by that party to the merger agreement or any of its subsidiaries from the Antitrust Division or the FTC or any other governmental authority in respect of those filings or those transactions; and

     - act in good faith and reasonably cooperate with the other party in connection with any filing (including, with respect to the party making a filing, providing copies of all documents to the non-filing party and its advisors reasonably prior to filing, and, if requested, to accept all reasonable additions, deletions or changes suggested in connection with the filing) and in connection with resolving any investigation or other inquiry of any agency or other governmental authority under any antitrust laws with respect to any filing or any transaction.

To the extent not prohibited by applicable law, each party to the merger agreement has agreed to use all reasonable best efforts to furnish to the other party all information required for any application or other filing to be made pursuant to any applicable law in connection with the merger and the other transactions contemplated by the merger agreement. Each party to the merger agreement will give the other parties to the merger agreement reasonable prior notice of any communication with, and any proposed understanding, undertaking, or agreement with, any governmental authority regarding any filings or any transaction. None of the parties to the merger agreement will independently participate in any meeting, or engage in any substantive conversation, with any governmental authority in respect of any filings, investigation, or other inquiry without giving the other parties to the merger agreement prior notice of the meeting or conversation and, unless prohibited by such governmental authority, the opportunity to attend and/or participate. The parties to the merger agreement will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to the merger agreement in connection with proceedings under or relating to the HSR Act or other antitrust laws.

     Each of Cardinal Health and Syncor has agreed to use its reasonable best efforts to resolve any objections as may be asserted by any governmental authority with respect to the transactions contemplated by the merger agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other U.S. federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, antitrust laws). Each of Cardinal Health and Syncor have agreed that, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as inconsistent with or violative of antitrust laws, it will (by negotiation, litigation or otherwise) cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts completion of the merger or any other transactions contemplated by the merger agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Cardinal Health and Syncor decide that litigation is not in their respective best interests. Each of Cardinal Health and Syncor has agreed to use its reasonable best efforts to take action as may be required to cause the expiration of the notice periods under the HSR Act or other antitrust laws as promptly as possible after the execution of the merger agreement.

     Each of the parties to the merger agreement has agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper or advisable to complete and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including

     - the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings (including other filings with governmental authorities, if any),

     - the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the merger that are necessary to complete the merger and the transactions contemplated by the merger agreement or required to prevent a material adverse effect on Cardinal Health or Syncor from occurring prior to or after the effective time of the merger,

     -  the preparation of the proxy statement and the registration statement,

     - the execution and delivery of any additional instruments reasonably necessary to complete the transactions contemplated by, and to fully carry out the purposes of, the merger agreement, and

     - the providing of all such information concerning that party, its subsidiaries, its affiliates and its subsidiaries' and affiliates' officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in this paragraph and the two preceding paragraphs.

     Cardinal Health and its subsidiaries have agreed, and, at the request of Cardinal Health, Syncor and its subsidiaries will agree, to hold separate (including by trust or otherwise) or to divest, dispose of, discontinue or assign, all of which we refer to, collectively, as divestiture limitations, any of their respective businesses, subsidiaries or assets, or to take or agree to take any action with respect to (including, without limitation, to license or sub-license or to renegotiate, in each case, on commercially reasonable terms any arrangement or agreement regarding), or agree to any limitation on, any of their respective businesses, subsidiaries or assets (or any interest in the foregoing), which we refer to collectively as, limitations; provided that any limitation is conditioned upon the completion of the merger and the failure of the limitation, when taken together with any other limitations, to have, in the aggregate, a "regulatory material adverse effect" (as defined below) on Cardinal Health or a regulatory material adverse effect on Syncor. Syncor agrees and acknowledges that, notwithstanding anything to the contrary in this paragraph, neither Syncor nor any of its subsidiaries will, without Cardinal Health's prior written consent, agree to any limitations or make or agree to make any cash payments to any suppliers or customers of Cardinal Health or Syncor (or their respective subsidiaries) in connection with its obligations under this paragraph. Notwithstanding anything to the contrary in the merger agreement, Cardinal Health and its subsidiaries are not required to agree to any limitations (including making cash payments to suppliers or customers) with respect to Cardinal Health and any of its subsidiaries and/or Syncor and any of its subsidiaries that would reasonably be expected, in the aggregate, to have a regulatory material adverse effect on Cardinal Health or a regulatory material adverse effect on Syncor. For purposes of the merger agreement, the parties have agreed that a "regulatory material adverse effect" will be deemed to have occurred if there are limitations that deprive Cardinal Health of the ownership or operation of, or the economic benefits (including the making of cash payments) of owning or operating, assets, subsidiaries or businesses of Cardinal Health and any of its subsidiaries and/or Syncor and any of its subsidiaries that generated, in the aggregate, 2001 calendar year revenues equal to 8.25% or more of the total 2001 calendar year revenues of Syncor and its subsidiaries. Cardinal Health and Syncor further agreed that Cardinal Health will not be required to agree to (1) divestiture limitations that would deprive Cardinal Health of the ownership or operation of, or the economic benefits of the owning or operating, assets or businesses that generated, in the aggregate, 2001 calendar year revenues equal to or greater than $58 million, or (2) any non-divestiture limitations the economic impact of which, in the aggregate, would exceed $8 million.

TAX TREATMENT

     Pursuant to the merger agreement, Syncor and Cardinal Health are required to use all reasonable best efforts to cause the merger to constitute a "reorganization" (within the meaning of Section 368 of the Code) and to cooperate with each other and provide documentation, information and materials that are reasonably necessary, proper and advisable, including in obtaining an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syncor to whom Cardinal Health and Syncor will deliver representation letters to be relied upon in rendering its opinion. See "-- Conditions to the Obligations of Each Party."

PUBLIC ANNOUNCEMENTS

     Unless otherwise required by applicable law, the New York Stock Exchange or The Nasdaq National Market (and, in that event, only if time does not permit), Cardinal Health and Syncor will consult with each other before issuing any press release with respect to the merger and will not issue any such press release prior to consultation.

CONVEYANCE TAXES

     Cardinal Health, Mudhen Merger Corp. and Syncor have agreed to cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding taxes or fees that become payable in connection with the transactions contemplated by the merger agreement and that are required or permitted to be filed on or before the effective time of the merger. All conveyance taxes are to be paid by the party bearing legal responsibility for payment.

PREPARATION OF REGISTRATION STATEMENT

     Cardinal Health and Syncor have agreed to use all reasonable efforts to prepare the proxy statement for filing with the SEC at the earliest practicable time. The special meeting will be called for the earliest practicable date as determined by Syncor in consultation with Cardinal Health. Cardinal Health will prepare and file the registration statement with the SEC as soon as is reasonably practicable following clearance of the proxy statement by the SEC, and will use reasonable best efforts to have the registration statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of the registration statement through the effective time of the merger. Syncor and Cardinal Health will use reasonable best efforts to clear the proxy statement with the Staff of the SEC and to take other reasonable actions under applicable state security laws. No filing of, or amendment or supplement to, the registration statement or the proxy statement will be made by Cardinal Health or Syncor without providing the other party with a reasonable opportunity to review and comment thereon. Cardinal Health will advise Syncor, promptly after it receives notice of the time when the registration statement becomes effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Cardinal Health common shares issuable in connection with the merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the proxy statement or the registration statement or comments on the proxy statement or the registration statement and responses thereto or requests by the SEC for additional information.

     Syncor has agreed to promptly furnish Cardinal Health with all information concerning it as may be required for inclusion in the proxy statement and the registration statement, and to cooperate with Cardinal Health's preparation of the proxy statement and the registration statement in a timely fashion, and to use reasonable best efforts to assist Cardinal Health in having the registration statement declared effective by the SEC as promptly as practicable consistent with the timing for the special meeting as determined in consultation with Cardinal Health. If, at any time prior to the effective time of the merger, either party to the merger agreement obtains knowledge of any information pertaining to that party that would require any amendment or supplement to the registration statement or the proxy statement, the party to the merger agreement will so advise the other party and promptly furnish the other party with all information as required for the amendment or supplement, and will promptly amend or supplement the registration statement and/or proxy statement. Syncor will use reasonable best efforts to cooperate with Cardinal Health in the preparation and filing of the proxy statement, and, consistent with the timing for the special meeting, use all reasonable efforts to mail the proxy statement at the earliest practicable date to Syncor stockholders, which will include all information required under applicable law to be furnished to Syncor stockholders in connection with the merger and the transactions contemplated by the merger agreement and will include the Syncor board of directors' recommendation to the extent not previously withdrawn.

CONDUCT OF CARDINAL HEALTH'S OPERATIONS

     The merger agreement obligates Cardinal Health to conduct its operations in the ordinary course until the effective time of the merger, except as expressly contemplated by the merger agreement or as required by applicable law, and obligates Cardinal Health and its subsidiaries to use their respective reasonable best efforts to preserve their respective business organizations; provided that Cardinal Health and its subsidiaries may take any action or omit to take any action, to the extent permitted by the merger agreement, whether or not the action or omission would be considered taken in the ordinary course. Cardinal Health has agreed that it will not, and it will not permit its subsidiaries to:

     - amend or propose to amend Cardinal Health's articles of incorporation, as amended and restated, to provide for the issuance of additional classes of Cardinal Health capital stock having superior rights to Cardinal Health common shares;

     - make any acquisition of securities, assets or businesses primarily involved in the industries in which Syncor operates or that supply the radiopharmacy businesses in which Syncor operates (whether by merger, consolidation, purchase or otherwise) that would reasonably be expected to cause a meaningful delay or impediment to the completion of the transactions contemplated by the merger agreement or might reasonably be expected to have a material adverse effect on Cardinal Health; or

     - agree, in writing or otherwise, to propose or take any of the foregoing actions.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     Pursuant to the merger agreement, Cardinal Health has agreed that, from and after the effective time of the merger, Cardinal Health will cause the surviving corporation to indemnify and hold harmless the present and former Syncor officers and directors in respect of acts or omissions occurring at or prior to the effective time of the merger to the extent provided under Syncor's certificate of incorporation or the by-laws or the indemnification agreements between Syncor and Syncor's directors. In the merger agreement, Cardinal Health also has agreed that it will or will cause the surviving corporation to obtain and maintain in effect, for a period of six years after the effective time of the merger, policies of directors' and officers' liability insurance up to a certain agreed maximum insurance premium at no cost to the beneficiaries of the insurance policies with respect to acts or omissions occurring at or prior to the effective time of the merger, with substantially the same terms and conditions as existing policies. Cardinal Health has also agreed to advance any costs or expenses as incurred by present and former Syncor's officers and directors to the fullest extent permitted by applicable law. In addition, from and after the effective time of the merger, Syncor officers or officers of its subsidiaries who become Cardinal Health officers or officers of its subsidiaries will be entitled to the same indemnity rights and protections as those afforded to similarly situated Cardinal Health officers or officers of its subsidiaries. Under this section of the merger agreement, Cardinal Health has agreed to provide certain third-party beneficiary rights to the present and former Syncor officers and directors.

MUDHEN MERGER CORP.

     Prior to the effective time of the merger, Mudhen Merger Corp. has agreed not to conduct any business or make any investments other than as specifically contemplated by the merger agreement and not to have any
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

assets (other than a de minimis amount of cash paid to Mudhen Merger Corp. for the issuance of Mudhen Merger Corp. common stock to Cardinal Health) or any material liabilities.

NEW YORK STOCK EXCHANGE LISTING

     Cardinal Health has agreed to use its reasonable best efforts to cause Cardinal Health common shares issuable pursuant to the merger or upon the exercise of options to purchase Cardinal Health common shares that were exchanged for options to purchase shares of Syncor common stock pursuant to the merger agreement to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the effective time of the merger.

EMPLOYEES AND EMPLOYEE BENEFITS

     With respect to employee benefit matters, the merger agreement provides that Cardinal Health will use its reasonable best efforts to make Syncor employees eligible to participate in Cardinal Health's employee benefit plans not later than July 1, 2003. From the effective time of the merger until July 1, 2003, Cardinal Health will provide Syncor employees who remain employees of Cardinal Health or Syncor with employee benefits (other than plans providing for equity or equity-based compensation) that are not, in the aggregate, materially less favorable than those provided to the Syncor employees prior to the merger. Syncor employees who remain employees of Cardinal Health or Syncor will be entitled to participate in Cardinal Health's equity and equity-based incentive plans in accordance with their terms. Cardinal Health will give the Syncor employees credit for service with Syncor under Cardinal Health's benefit plans as described in the merger agreement. These provisions of the merger agreement do not apply to Syncor employees covered by collective bargaining agreements. Syncor agreed to take all actions necessary to terminate all open offering periods under the Syncor International Corporation Employee Stock Purchase Plan, which we refer to as the Syncor ESPP, as of a date no later than the end of its last regularly occurring payroll period prior to the contemplated effective time and to terminate the Syncor ESPP as of a date no later than immediately prior to the effective time of the merger.

THE SPECIAL MEETING

     Syncor has agreed, subject to applicable law, to take all actions necessary to convene and hold the special meeting, on the earliest practicable date determined in consultation with Cardinal Health, to consider and vote upon approval of the merger agreement. Syncor has agreed to take all lawful actions to solicit the approval of the merger agreement by Syncor stockholders, has agreed to recommend, through the Syncor board of directors, approval of the merger agreement, and, except as permitted by the merger agreement, not to withdraw, amend or modify the Syncor board of directors' recommendation in a manner adverse to Cardinal Health. The merger agreement allows the Syncor board of directors not to recommend that Syncor stockholders approve or withdraw or modify the Syncor board of directors' recommendation adversely to Cardinal Health if the Syncor board of directors believes in good faith, based upon the advice of outside legal counsel, that the failure to withhold, withdraw or modify its recommendation would reasonably be expected to cause a failure to comply with its fiduciary duties under applicable law. Notwithstanding any change in the Syncor board of directors' recommendation, Cardinal Health will have the option, exercisable within 20 days of notice of the change, to terminate the merger agreement pursuant to the provision described in clause (4) under "-- Termination." See "-- Termination." Syncor is required to ensure that the special meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the special meeting are solicited, in compliance in all material respects with all applicable law. Syncor has agreed that its obligation to call, give notice of, convene and hold the special meeting, as required by this paragraph, will not be affected by the withholding, withdrawal or modification of the Syncor board of directors' recommendation nor by the commencement, public proposal, public disclosure, or communication to Syncor of any "superior proposal" as set forth under "-- No Solicitation."

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

CONDUCT OF SYNCOR'S OPERATIONS

     The merger agreement obligates Syncor to conduct its operations in the ordinary course and to use reasonable best efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business will not be impaired in any material respect. During the period from the date of the merger agreement to the effective time of the merger or date of termination of the merger agreement, Syncor has agreed that it will not, unless expressly contemplated by the merger agreement, including Syncor's disclosure schedule, or unless contrary to applicable laws, without the prior written consent of Cardinal Health:

     - do or effect any of the following actions with respect to its securities:

      - adjust, split, combine or reclassify Syncor capital stock,

      - make, declare or pay any dividend or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of Syncor capital stock or any securities or obligations convertible into or exchangeable for any shares of Syncor capital stock (other than (1) dividends or distributions from its direct or indirect wholly owned subsidiaries in the ordinary course of business or (2) dividends or distributions from a subsidiary that is partially owned by Syncor or any of its subsidiaries in the ordinary course of business; provided that Syncor or any of its subsidiaries receives or is to receive its proportionate share thereof),

      - grant any person any right or option to acquire any shares of Syncor capital stock, except, after the date of the merger agreement, for the grant of Syncor options to purchase up to 100,000 shares of Syncor common stock; provided that the Syncor options are granted either (1) to new hires in the ordinary course of business consistent with past practice after consultation with Cardinal Health to (but, in any event, not under the Syncor ESPP) or (2) pursuant to formula awards as set forth in Syncor's disclosure schedule; provided that, in each case, the Syncor options will not vest in connection with the transactions contemplated by the merger agreement,

      - issue, deliver or sell or agree to issue, deliver or sell any additional shares of Syncor capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of Syncor capital stock or those securities (except pursuant to the exercise of outstanding options),

      - enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of Syncor capital stock, or

      - open any offering period or issue any shares of Syncor capital stock or grant any purchase rights pursuant to the Syncor ESPP;

     - directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of the property or assets of it or its subsidiaries other than in the ordinary course of business or those that are, individually or in the aggregate, immaterial;

     - make or propose any changes in Syncor's certificate of incorporation or by-laws;

     - amend or modify, or propose to amend or modify, the Syncor rights agreement, as amended as of the date of the merger agreement;

     - merge or consolidate with any other person;

     - acquire assets or capital stock of any other person in excess of $1,000,000 individually or $3,000,000 in the aggregate, other than the acquisition of inventory in the ordinary course of business, consistent with past practice;

     - incur or otherwise become liable for any indebtedness for the obligations of any other entity, except in the ordinary course of business, consistent with past practice;

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

     - create any subsidiaries;

     - enter into or modify in any material respect any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, other than in the ordinary course of business consistent with past practice with respect to Syncor's non-officer employees, or otherwise increase the compensation or benefits provided to any of Syncor's officer, director, consultant or employee, except in the ordinary course of business consistent with past practice or as may be required by applicable law, or grant, reprice, or accelerate the exercise or payment of any Syncor options or other equity-based awards;

     - enter into, adopt or amend in any material respect any employee benefit plan or arrangement, except as required by applicable law;

     - take any action that could give rise to severance benefits payable to any Syncor officer or director as a result of consummation of the transactions contemplated by the merger agreement;

     - change any material method or principle of tax or financial accounting in a manner that is inconsistent with past practice, except to the extent required by applicable law or GAAP, as advised by Syncor's regular independent accountants;

     - settle any actions, whether now pending or made or brought after the date of the merger agreement involving an amount in excess of $1,500,000 individually or $3,000,000 in the aggregate, except in the ordinary course of business consistent with past practice;

     - modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, certain specified contracts or any other material contract to which Syncor is a party or any confidentiality agreement to which Syncor is a party, except in the ordinary course of business consistent with past practice;

     - enter into any confidentiality agreements or arrangements, other than in the ordinary course of business consistent with past practice;

     - write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $300,000, except for depreciation and amortization in accordance with GAAP consistently applied and except, following consultation with Cardinal Health, as required by applicable law or GAAP;

     - incur or commit to any capital expenditures in excess of $1,000,000 individually or $3,000,000 in the aggregate;

     - make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies or a renewal thereof to the extent previously disclosed to Cardinal Health;

     - take any action to exempt or make not subject to

      - the provisions of Section 203 of the DGCL, or

      - any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares,

       any individual or entity (other than Cardinal Health or its subsidiaries) or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

     - knowingly and intentionally take any action that could likely result in a violation or breach of any agreement, covenant, representation or warranty contained in the merger agreement that would result in a failure to satisfy the conditions to the closing of the transaction;

     - except as would not be reasonably likely to have a material adverse effect on Syncor, make, revoke or amend any tax election, settle or compromise any claim or assessment with respect to taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any taxes or amend any material tax returns;

     - permit or cause any of its subsidiaries to do any of the foregoing or agree or commit to do any of the foregoing; or

     - agree in writing or otherwise to take any of the foregoing actions, except as expressly permitted in the merger agreement.

Additionally, pursuant to the merger agreement, Syncor has agreed to consult with Cardinal Health prior to making publicly available its financial results or filing certain documents with the SEC after the date of the merger agreement.

NO SOLICITATION

     During the term of the merger agreement, Syncor has agreed that it will not, and will not authorize and will use best efforts not to permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Syncor, or acquisition of any capital stock (other than upon exercise of Syncor options that are outstanding as of the date of the merger agreement) or a material amount of the assets (other than transactions with customers in the ordinary course of business consistent with past practice or the disposition of all or part of the business or operations of CMI), of Syncor and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing, which we refer to as a competing transaction, or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal Health, Mudhen Merger Corp. or their respective directors, officers, employees, agents and representatives) with respect to any competing transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to complete the merger or any other transactions contemplated by the merger agreement; provided that, at any time prior to the approval of the merger agreement by Syncor stockholders, Syncor may furnish information to, and negotiate or otherwise engage in discussions with, any person that delivers a written proposal for a competing transaction that was not solicited or encouraged after the date of the merger agreement if and so long as the Syncor board of directors believes in good faith by a majority vote, based upon the advice of its outside legal counsel, that failing to take the action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law and believes in good faith, after consulting with a nationally recognized investment banking firm and Syncor's outside legal counsel, that the proposal would reasonably be expected to result in a transaction that, if consummated, would be more favorable to Syncor stockholders from a financial point of view than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Cardinal Health in response to the competing transaction), which the merger agreement refers to as a superior proposal; provided, further, that, prior to furnishing any information to such person, Syncor will enter into a confidentiality agreement that is no less restrictive, in any material respect, than the confidentiality agreement between Cardinal Health and Syncor, dated July 9, 2001, as amended on August 29, 2001 and September 5, 2001.

     Syncor has agreed that it will immediately cease all existing activities, discussions and negotiations with any persons conducted to the date of the merger agreement with respect to any proposal for a competing transaction and request the return of all confidential information regarding Syncor provided to any of these persons prior to the date of the merger agreement pursuant to the terms of any confidentiality agreements or otherwise.

     In the event that, after the date of the merger agreement and prior to it being approved by the Syncor stockholders, the Syncor board of directors receives a superior proposal that was not solicited or encouraged and believes in good faith based upon the advice of Syncor's outside legal counsel that failure to take the action would reasonably be expected to constitute a breach of the fiduciary duties of the Syncor board of directors under applicable law, the Syncor board of directors may withdraw, modify or change, in a manner adverse to Cardinal Health, the Syncor board of directors' recommendation and/or comply with Rule 14e-2
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under the Exchange Act with respect to a competing transaction, provided that
Syncor gives Cardinal Health three business days' prior written notice of its intention to do so (provided that the foregoing will in no way limit or otherwise affect Cardinal Health's right to terminate the merger agreement in accordance with the provisions described under "-- Termination"). Any withdrawal, modification or change of the Syncor board of directors' recommendation will not change the approval of the Syncor board of directors for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by the merger agreement, including the merger or the support/voting agreements, or change the obligation of Syncor to present the merger agreement for approval at the duly called special meeting on the earliest practicable date determined in consultation with Cardinal Health.

     From and after the execution of the merger agreement, Syncor will promptly advise Cardinal Health in writing of the receipt, directly or indirectly, of any inquiries or proposals or the participation by or on behalf of Syncor in any discussions or negotiations, relating to a competing transaction (including, in each case, the specific terms and status of the competing transaction and the identity of the other person or persons involved) and promptly furnish to Cardinal Health a copy of any written proposal in addition to any information provided to or by any third party relating to the written proposal. All information provided to Cardinal Health under this section of the merger agreement will be kept confidential by Cardinal Health in accordance with the terms of the confidentiality agreement between Cardinal Health and Syncor.

     In addition, Syncor has agreed to promptly advise Cardinal Health, in writing, if the Syncor board of directors makes any determination as to any unsolicited competing transaction as permitted under the terms of the merger agreement, as described above. Furthermore, nothing contained in this section of the merger agreement prohibits Syncor from making disclosure (and the disclosure in and of itself will not be deemed to be a change in the Syncor board of directors' recommendation) of the fact that a competing transaction has been proposed, the identity of the person making the proposal or the material terms of the proposal in the registration statement or the proxy statement only to the extent the disclosure of the facts, identity or terms is required under applicable law and only following prior consultation by Syncor with Cardinal Health regarding the proposed disclosure.

AFFILIATES OF SYNCOR

     Syncor has agreed to use reasonable best efforts to cause each person that will be, at the effective time of the merger or was on the date of the merger agreement, an "affiliate" of Syncor for purposes of Rule 145 to execute and deliver to Cardinal Health, no less than ten days prior to the date of the special meeting, a written letter containing the undertakings in the form attached as an exhibit to the merger agreement. No later than 15 days prior to that date, Syncor, after consultation with Syncor's outside legal counsel, will provide Cardinal Health with a letter (reasonably satisfactory to outside legal counsel to Cardinal Health) specifying all of the individuals or entities that Syncor believes may be deemed to be affiliates of Syncor. Cardinal Health will be entitled to place legends on the certificates evidencing any Cardinal Health common shares to be received by (1) any affiliate of Syncor or (2) any person Cardinal Health in consultation with Cardinal Health's outside legal counsel reasonably identifies as being a person that is an affiliate pursuant to the terms of the merger agreement, and to issue appropriate stop transfer instructions to the transfer agent for Cardinal Health common shares consistent with the terms of the letters from the Syncor affiliate, regardless of whether that person has executed an affiliate letter and regardless of whether that person's name appears on the letter to be delivered pursuant to this section of the merger agreement.

CONDITIONS TO THE OBLIGATIONS OF EACH PARTY

     Pursuant to the merger agreement, the respective obligations of Syncor, Cardinal Health and Mudhen Merger Corp. are subject to the satisfaction of each of the following conditions:

     - Syncor stockholders will have approved the merger agreement in the manner required by applicable law;

     - any applicable waiting periods under the HSR Act relating to the merger and the transactions contemplated by the merger agreement will have expired or been terminated, and any other approvals
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

       of any governmental authority will have been obtained, except for those approvals (unrelated to antitrust laws) the failure of which to obtain would not, individually or in the aggregate, result in the imposition of any fine or penalty, except in immaterial amounts;

     - no provision of any applicable law and no judgment, injunction, order or decree of a governmental authority will prohibit or enjoin the completion of the merger or the transactions contemplated by the merger agreement or limit the ownership or operation by Cardinal Health, Syncor or any of their respective subsidiaries of any material portion of the businesses or assets of Cardinal Health or Syncor;

     - there will not be pending any action by any governmental authority

      - challenging or seeking to restrain or prohibit the completion of the merger or any of the other transactions contemplated by the merger agreement,

      - seeking to prohibit or limit in any material respect the ownership or operation by Cardinal Health, Syncor or any of their respective subsidiaries of, or to compel Cardinal Health, Syncor or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Cardinal Health, Syncor or any of their respective subsidiaries, as a result of the merger or any of the other transactions contemplated by the merger agreement, except in the case of prohibitions, limitations, dispositions or holdings that would not be deemed to constitute a material adverse effect under the provisions described under "-- HSR Act Filings; Reasonable Efforts; Notification," or

      - seeking to impose limitations on the ability of Cardinal Health to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the surviving corporation, including the right to vote capital stock of the surviving corporation on all matters properly presented to stockholders of the surviving corporation;

     - the SEC will have declared the registration statement effective, and no stop order or similar restraining order suspending the effectiveness of the registration statement will be in effect and no proceedings for this purpose will be pending before or threatened by the SEC or any state securities administrator;

     - Cardinal Health common shares to be issued in the merger and upon exercise of Cardinal Health exchange options will have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

     - Syncor will have received the opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the closing date of the merger, to the effect that

      - the merger will constitute a "reorganization" (within the meaning of Section 368(a) of the Code), and

      - no gain or loss will be recognized by Syncor stockholders upon the receipt of Cardinal Health common shares in exchange for shares of Syncor common stock pursuant to the merger, except with respect to cash received in lieu of fractional share interests in Cardinal Health common shares.

CONDITIONS TO THE OBLIGATIONS OF SYNCOR

     The obligations of Syncor to consummate the merger and the transactions contemplated by the merger agreement are subject to the satisfaction of the following conditions, unless waived by Syncor:

     - each of the representations and warranties of each of Cardinal Health and Mudhen Merger Corp. described under "-- Representations and Warranties" will be true and correct in all respects on the date of the merger agreement and on and as of the closing date of the merger as though made on and as of the closing date, except where the failure of the representations and warranties, in the aggregate, to be true and correct in all respects would not reasonably be expected to have a material adverse effect on Cardinal Health;

     - each of Cardinal Health and Mudhen Merger Corp. will have performed in all material respects each obligation and agreement and will have complied in all material respects with each covenant to be

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

       performed and complied with by it under the merger agreement at or prior to the effective time of the merger;

     - each of Cardinal Health and Mudhen Merger Corp. will have furnished Syncor with a certificate dated the closing date of the merger signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth above in the two preceding bullet points have been satisfied; and

     - since the date of the merger agreement, except to the extent contemplated by the provisions described under "-- Material Adverse Effect," there will not have been events or occurrences, individually or in the aggregate, that would have a material adverse effect on Cardinal Health.

CONDITIONS TO THE OBLIGATIONS OF CARDINAL HEALTH AND MUDHEN MERGER CORP.

     The obligations of Cardinal Health and Mudhen Merger Corp. to consummate the merger and the transactions contemplated by the merger agreement are subject to the satisfaction of the following conditions unless waived by Cardinal Health and Mudhen Merger Corp.:

     - each of the representations and warranties of Syncor described under "-- Representations and Warranties" will be true and correct in all respects on the date of the merger agreement and on and as of the closing date of the merger as though made on and as of the closing date, except where the failure of the representations and warranties, in the aggregate, to be true and correct in all respects would not reasonably be expected to have a material adverse effect on Cardinal Health;

     - Syncor will have performed in all material respects each obligation and agreement and will have complied in all material respects with each covenant to be performed and complied with by it under the merger agreement at or prior to the effective time of the merger;

     - Syncor will have furnished Cardinal Health with a certificate dated the closing date of the merger signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth above in the two preceding bullet points have been satisfied; and

     - since the date of the merger agreement, except to the extent contemplated by the provisions described under "-- Material Adverse Effect," there will have not been events or occurrences, individually or in the aggregate, that would have a material adverse effect on Syncor.

MATERIAL ADVERSE EFFECT

     A "material adverse effect" with respect to any party to the merger agreement will be deemed to occur if there will have been a material adverse effect on the business, financial condition or results of operations of that party to the merger agreement and that party's subsidiaries, taken as a whole, except to the extent that such adverse effect results from:

     - changes (1) in prevailing interest rates in the United States or financial market conditions in the United States, (2) in general economic conditions in the United States, or (3) in GAAP;

     - any developments, changes or consequences relating to or that could arise from the actual or prospective renewal of (or failure to renew) Syncor's agreement with Dupont Merck Pharmaceutical Company (and Bristol-Myers, as successor), dated December 19, 1993, as amended (prior to June 14, 2002), which we refer to as the BMS contract, any new terms that may be negotiated in any proposed or actual amended or new BMS contract, any negotiations with Bristol-Myers (or the substitute counterparty) directly relating to the BMS contract or any amendment to the BMS contract, or a new BMS contract, in each case, regardless of whether or not Bristol-Myers owns the product covered by the BMS contract; or

     - any developments, changes or consequences relating to the process for the possible sale of all or a portion of the business of CMI, including the failure to sell all or any portion of the CMI business, the level of interest of any parties in pursuing a sale or the value or other terms for a sale indicated by those

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

       parties, and the pricing or other terms of any sale, or the effect of any accounting charges, adjustments and changes previously disclosed to Cardinal Health. For the purposes of the merger agreement, in determining whether there has been a material adverse effect on Syncor, any changes to or developments regarding the CMI business will be measured solely against the actual results of the CMI business for the fiscal year ended December 31, 2001.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by Syncor stockholders):

          (1) by mutual written consent of Cardinal Health and Syncor;

          (2) by either Cardinal Health or Syncor if there will be any law or regulation that makes completion of the merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent governmental authority enjoining Cardinal Health or Syncor from completing the merger will have been entered and the judgment, injunction, order or decree will have become final and nonappealable; provided that the party seeking to terminate the merger agreement pursuant to this provision of the merger agreement will have used its reasonable best efforts to remove the order, decree, ruling or injunction;

          (3) by either Cardinal Health or Syncor if the merger has not been completed before December 31, 2002, provided, however, that, in the event the condition described in the second bullet point under "-- Conditions to the Obligations of Each Party" has not been satisfied on or prior to December 31, 2002, this date will be extended to the earlier of the date that is ten business days after the date on which the condition described in the second bullet point under "-- Conditions to the Obligations of Each Party" is satisfied, and April 30, 2003; provided, further, that the right to terminate the merger agreement under this provision of the merger agreement will not be available to any party to the merger agreement whose failure or whose affiliate's failure to perform any material covenant or obligation under the merger agreement has been the primary cause of or resulted in the failure of the merger to occur on or before that date;

          (4) by Cardinal Health (a) if there has been a withdrawal, modification or change in the Syncor board of directors' recommendation in a manner adverse to Cardinal Health or (b) if the Syncor board of directors refuses to affirm the Syncor board of directors' recommendation within 20 days of any written request from Cardinal Health;

          (5) by Cardinal Health or Syncor if, at the special meeting, the requisite vote of Syncor stockholders to approve the merger agreement was not obtained;

          (6) by Cardinal Health if there has been a violation or breach by Syncor of any agreement, covenant, representation or warranty contained in the merger agreement that has prevented or would prevent the satisfaction of the conditions described in the first and second bullet points under "-- Conditions to the Obligations of Cardinal Health and Mudhen Merger Corp.," at the time of the breach or violation and the breach or violation has not been waived by Cardinal Health nor cured by Syncor prior to the earlier of (a) 20 business days after the giving of written notice to Syncor of the breach and (b) December 31, 2002; or

          (7) by Syncor if there has been a violation or breach by Cardinal Health of any agreement, covenant, representation or warranty contained in the merger agreement that has prevented or would prevent the satisfaction of the conditions set forth in the first and second bullet points under "-- Conditions to the Obligations of Syncor," at the time of the breach or violation and the breach or violation has not been waived by Syncor nor cured by Cardinal Health prior to the earlier of (a) 20 business days after the giving of written notice to Cardinal Health of the breach and (b) December 31, 2002.

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

EFFECT OF TERMINATION

     In the event of the termination of the merger agreement pursuant to its terms, the merger agreement will become void and have no effect, except for the provisions relating to confidentiality, governing law, jurisdiction and venue, expenses and effect of termination, without any liability on the part of any party to the merger agreement or the directors, officers, stockholders or shareholders. Nothing in the merger agreement relieves any party to the merger agreement of liability for an intentional and material breach of any provision of the merger agreement; provided, however, that, if it is judicially determined that termination of the merger agreement was caused by an intentional and material breach of the merger agreement, then, in addition to other remedies at law or equity for breach of the merger agreement, the parties to the merger agreement have agreed that the party so found to have intentionally breached the merger agreement will indemnify and hold harmless the other parties to the merger agreement for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, as well as fees and expenses incident to negotiation, preparation and execution of the merger agreement and related documentation and the special meeting and consents, which we refer to as merger-related expenses.

     If the merger agreement is terminated pursuant to the provisions described in clause (4) or (5) under "-- Termination," then Syncor will, within three business days following the termination by Cardinal Health, or, in the case of a termination by Syncor, concurrently with the termination, pay to Cardinal Health in reimbursement of Cardinal Health's actual and documented merger-related expenses an amount in cash up to but not in excess of $4,000,000 in the aggregate.

     If the merger agreement is terminated pursuant to the provisions described in clause (4) or (5) described under "-- Termination" and at any time prior to such termination a bona fide proposal regarding a competing transaction with respect to Syncor has not been made to Syncor, and there has not been any public disclosure of any bona fide proposal or expression of interest by a third party regarding a competing transaction, or the merger agreement is terminated pursuant to clause (1) or (3) under "-- Termination" and at any time prior to such termination a bona fide proposal regarding a competing transaction with respect to Syncor has been made to Syncor, or any bona fide proposal or expression of interest by a third party regarding a competing transaction has been publicly disclosed and within six months after the date of the termination Syncor enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement, or publicly announces, a "business combination" (as defined below), then Syncor will, upon completion of the business combination, pay to Cardinal Health a termination fee in an amount equal to $24,125,000 (less amounts paid in reimbursement of Cardinal Health's merger-related expenses).

     If the merger agreement is terminated pursuant to the provisions described in clause (4) or (5) under "-- Termination," and at any time prior to the termination a bona fide proposal regarding a competing transaction with respect to Syncor has been made to Syncor, or any bona fide proposal or expression of interest by a third party regarding a competing transaction has been publicly disclosed, then Syncor will, in the case of a termination by Cardinal Health, within three business days following the termination or, in the case of a termination by Syncor, concurrently with the termination, pay to Cardinal Health a termination fee in an amount equal to $12,062,500 (less amounts paid in reimbursement of Cardinal Health's merger-related expenses); and, furthermore, if within 12 months after the date of the termination Syncor enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a business combination or consummates a business combination, then Syncor will, upon the completion of such business combination, pay to Cardinal Health an additional termination fee in an amount equal to $12,062,500.

     As used in this section, "business combination" means:

     - a merger, consolidation, share exchange, business combination or similar transaction involving Syncor as a result of which Syncor stockholders prior to the transaction cease to own, in the aggregate, at least 60% of the voting securities of the entity surviving or resulting from the transaction (or the ultimate parent entity thereof);

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

     - a sale, lease, exchange, transfer or other disposition of more than 33% of the assets of Syncor and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions (other than to customers in the ordinary course of business or the disposition of all or part of the business or operations of CMI); or

     - the acquisition, by a person (other than Cardinal Health or any affiliate of Cardinal Health) or "group" (as defined under Section 13(d) of the Exchange Act) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 33% of Syncor common stock, whether by tender or exchange offer or otherwise.

AMENDMENT

     The merger agreement may be amended by the parties to the merger agreement at any time before or after approval of the merger agreement by Syncor stockholders, but, after any approval of the merger agreement by Syncor stockholders, no amendment will be made that by law requires further approval or authorization of Syncor stockholders (unless that approval or authorization is obtained). Any amendment must be made by an instrument in writing signed on behalf of each of the parties to the merger agreement.

EXTENSION; WAIVER

     At any time prior to the effective time of the merger, Cardinal Health (with respect to Syncor) and Syncor (with respect to Cardinal Health and Mudhen Merger Corp.), by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (1) extend the time for the performance of any of the obligations or other acts of that party to the merger agreement, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (3) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if set forth in a written instrument signed on behalf of that party to the merger agreement.

EXPENSES

     Subject to the provisions described under "-- Effect of Termination," all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party to the merger agreement incurring the cost or expense.

SYNCOR RIGHTS AGREEMENT AMENDMENT

     In connection with the execution of the merger agreement, Syncor and American Stock Transfer and Trust Company, as rights agent, executed the First Amendment to the Rights Agreement, dated as of June 14, 2002, amending the rights agreement between Syncor and the rights agent, dated as of September 28, 1999, so as to provide that neither Cardinal Health nor Mudhen Merger Corp. shall be deemed to be an acquiring person (as defined in the rights agreement), and that no stock acquisition date, triggering event or distribution date (as such terms are defined in the rights agreement) shall occur by reason of the execution of the merger agreement, or the completion of the merger or any other transaction contemplated by the merger agreement. The rights agreement amendment further provides that the rights agreement and the rights established by the rights agreement will terminate in all respects immediately prior to the completion of the merger. The rights agreement amendment further provides that if, for any reason, the merger agreement is terminated and the merger is abandoned, then the rights agreement amendment shall be of no further force and effect and the rights agreement shall remain exactly the same as it existed immediately prior to execution of the rights agreement amendment. See "Comparison of Shareholder/Stockholder Rights -- Rights Agreement."

     The foregoing is a summary of the rights agreement amendment. This summary is qualified in its entirety by reference to the rights agreement amendment, which is incorporated by reference in this proxy statement/ prospectus.

     The merger agreement provides that Syncor cannot further amend the rights agreement without Cardinal Health's consent.

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

                         THE SUPPORT/VOTING AGREEMENTS

     Concurrently with the execution of the merger agreement, Cardinal Health executed with each of Monty Fu, Chairman of the Board of Syncor, and Robert G. Funari, President and Chief Executive Officer of Syncor, a support/voting agreement pursuant to which each of the stockholders agreed that:

     - he will not, and will use reasonable best efforts not to permit any controlled affiliate to, contract to sell, sell or otherwise transfer or dispose of any shares of Syncor common stock or any interest in the shares of Syncor common stock he owns or securities convertible into shares of Syncor common stock he owns or any voting rights with respect to shares of Syncor common stock he owns, other than (1) pursuant to the merger or (2) with Cardinal Health's consent, which consent will not be unreasonably withheld, unless the individual or entity to whom shares of Syncor common stock have been sold, transferred or disposed agrees in writing to be bound by the support/voting agreement as if a party to the support/ voting agreement;

     - in his capacity as a Syncor stockholder, he will not, and will use reasonable best efforts not to permit any controlled affiliate to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any competing transaction, or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal Health, Mudhen Merger Corp. or their respective directors, officers, employees, agents and representatives) with respect to any competing transaction, or enter any agreement, arrangement or understanding requiring it to abandon, terminate or fail to complete the merger or any other transactions contemplated by the merger agreement or to otherwise assist in the effectuation of any competing transaction; provided, however, that nothing in his support/voting agreement prevents him from taking any action or omitting to take action solely as a member of the Syncor board of directors (or a committee of the Syncor board of directors) or, at the direction of the Syncor board of directors (or a committee of the Syncor board of directors), as a Syncor officer or employee;

     - that all of the shares of Syncor common stock beneficially owned by him, directly or indirectly, at the record date for the special meeting called to consider and vote to approve the merger agreement, will be present in person or by proxy and will be voted in favor of the merger agreement, and not in favor of any competing transaction; and

     - he will, upon Cardinal Health's request, execute an irrevocable proxy appointing Cardinal Health as his attorney and proxy to vote in favor of the merger agreement and the transactions contemplated thereby. (Cardinal Health has not asked for this irrevocable proxy as of the date of this proxy statement/ prospectus).

     In consideration of the stockholder's undertakings in his support/voting agreement, Cardinal Health agrees to use its reasonable best efforts to provide reasonably promptly to the stockholder and/or his controlled affiliates the ability under U.S. federal securities laws to sell, pledge, transfer or otherwise dispose of all or any portion of the Cardinal Health common shares received by the stockholder as a result of the merger if the restriction results primarily from the stockholder entering into, or complying with, the terms of his support/ voting agreement.

     Each of the support/voting agreements may be terminated at the option of any party to the agreement at any time upon the earliest of (1) termination of the merger agreement, (2) the effective time of the merger and (3) April 30, 2003. The number of shares of Syncor common stock beneficially held (excluding
Syncor options) by Messrs. Fu and Funari as of the record date were [       ]
shares, and [       ] shares, respectively, which represent approximately
[     ]% of the outstanding shares of Syncor common stock as of that date.

     The foregoing is a summary of the material provisions of, and is qualified by reference to, the support/ voting agreements of Messrs. Fu and Funari, a form of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

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                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following general discussion summarizes the anticipated material U.S. federal income tax consequences of the merger to Syncor stockholders that exchange their shares of Syncor common stock for Cardinal Health common shares in the merger. This discussion addresses only those Syncor stockholders that hold their Syncor common stock as a capital asset, and does not address all of the U.S. federal income tax consequences that may be relevant to particular Syncor stockholders in light of their individual circumstances or to Syncor stockholders that are subject to special rules, such as:

     - financial institutions;

     - mutual funds;

     - tax-exempt organizations;

     - insurance companies;

     - dealers in securities or foreign currencies;

     - traders in securities that elect to apply a mark-to-market method of accounting;

     - foreign holders;

     - persons that hold their shares of Syncor common stock as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; or

     - Syncor stockholders that acquired their shares upon the exercise of Syncor options or otherwise as compensation.

     The following discussion is not binding on the Internal Revenue Service. It is based upon the Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws, are not addressed.

     Syncor stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of U.S. federal, state and local and foreign income and other tax laws in their particular circumstances.

     The parties to the merger agreement have structured the merger so that it is anticipated that the merger will be a reorganization for U.S. federal income tax purposes. It is a condition to the completion of the merger that Syncor receive a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syncor, dated the closing date of the merger, to the effect that (1) the merger will constitute a "reorganization" (within the meaning of Section 368(a) of the Code) and (2) no gain or loss will be recognized by Syncor stockholders upon the receipt of Cardinal Health common shares in exchange for shares of Syncor common stock pursuant to the merger, except with respect to cash received in lieu of fractional share interests in Cardinal Health common shares. The opinion will be based on customary assumptions and customary representations made by, among others, Syncor and Cardinal Health. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

     Assuming the merger qualifies as a "reorganization" (within the meaning of Section 368(a) of the Code), Syncor stockholders that exchange their Syncor common stock solely for Cardinal Health common shares in the merger will not recognize gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional Cardinal Health common share. Each holder's aggregate tax basis in Cardinal Health common shares received in the merger will be the same as that holder's aggregate tax basis in Syncor common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of Cardinal Health common shares received in the merger by a holder of Syncor common stock will include the holding period of Syncor common stock that the holder surrendered in the merger.
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

     A holder of Syncor common stock that receives cash in lieu of a fractional Cardinal Health common share will recognize gain or loss equal to the difference between the amount of cash received and that holder's tax basis in Cardinal Health common shares that is allocable to the fractional Cardinal Health common share. That gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the Syncor stockholder has held the shares for more than 12 months on the date of the merger.

     THE FOREGOING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT APPLY TO ALL SYNCOR STOCKHOLDERS. THE OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP IS NOT BINDING ON THE INTERNAL REVENUE SERVICE. BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES OF THE MERGER FOR ANY PARTICULAR SYNCOR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS, EACH SYNCOR STOCKHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE SYNCOR STOCKHOLDER'S OWN PARTICULAR CIRCUMSTANCES AND WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THE SYNCOR STOCKHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. STATE AND LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE TAX LAWS.

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                                 THE COMPANIES

BUSINESS OF SYNCOR

     Syncor is a provider of specialty services and products used in the diagnosis, treatment and management of heart disease, cancer and other disorders, the nation's leading provider of radiopharmacy services, and a leading provider of outpatient medical imaging services.

     Syncor compounds, dispenses and distributes unit-dose radiopharmaceuticals made by a number of manufacturers. Syncor also distributes radiopharmaceuticals in bulk to hospitals and other customers that compound and dispense the product themselves. Syncor's primary products are cardiology imaging agents used in diagnosing heart problems. In 2001, sales of Cardiolite(R) represented an estimated 58% of sales of all cardiac imaging agents in the United States and 41.2% of Syncor's total sales.

     Syncor acts as the primary distributor of Cardiolite(R), as well as a distributor of Bristol-Myers' other radiopharmaceutical products, under the terms of a supply and distribution agreement with Bristol-Myers. Under the terms of the distribution and supply agreement, Syncor has exclusive rights to distribute Cardiolite(R) within specified geographic areas surrounding most of its existing U.S. radiopharmacies. Syncor's exclusive rights to distribute Cardiolite(R) also extend to new radiopharmacies that it may develop or acquire in geographic areas where Bristol-Myers has no preexisting distribution arrangement. In other areas, and in areas outside of the specified areas surrounding its radiopharmacies, Syncor's rights to distribute Cardiolite(R) are nonexclusive. Its rights to distribute other Bristol-Myers products, including Thallium, a generic cardiac imaging agent which accounted for 6.3% of its net sales in 2001, also are nonexclusive. No other product constitutes more than 1.4% of Syncor's net sales.

     Syncor also produces fluorodeoxyglucose, which we refer to as FDG, which Syncor distributes through its network of radiopharmacies. FDG is the most commonly used radioisotope in positron emission tomography, which we refer to as PET, a highly sensitive imaging technology used to diagnose cancer and manage cancer therapies. When administered intravenously, FDG can reveal how certain organs and tissues are functioning by measuring glucose metabolism. FDG is widely used to study organ and tissue functions in neurology, cardiology and oncology. FDG is produced in cyclotrons and has a half-life of only 110 minutes. In order to effectively provide PET radiopharmaceuticals, it is essential to have adequate supplies of FDG in proximity to the radiopharmacy where the PET radiopharmaceutical is to be compounded and dispensed. To ensure an adequate supply of FDG, Syncor has built or acquired nine cyclotron facilities in key areas and has entered into arrangements with several local universities and other cyclotron owners and operators to supply it with this critical component of PET radiopharmaceuticals in other areas.

     Syncor produces and distributes Iodine-123 capsules. Iodine-123 is a radiopharmaceutical used to diagnose and treat thyroid disorders. Syncor manufactures Iodine-123 capsules at its Golden, Colorado facility. Syncor's radiopharmacies also distribute Iodine-125 brachytherapy seeds, which are used to treat prostate cancer. Syncor manufactured its own line of Iodine-125 brachytherapy seeds until February 2002, when it discontinued production of the seeds. Syncor is currently evaluating whether or not to re-start the manufacture of seeds.

     Syncor offers more than 50 brand name and generic radiopharmaceuticals. Syncor is applying strengths developed in the marketing and distribution of Cardiolite(R) to position itself to become a major provider of PET radiopharmaceuticals, brachytherapy seeds and other time-sensitive, complex pharmaceutical products, such as Xigris, where it believes there are other marketing opportunities. Syncor has a strategic partnership with Eli Lilly and Company to be their exclusive rapid response provider of Xigris, a biotechnology compound used to treat severe sepsis, a life-threatening condition if not treated immediately. In February 2002, Syncor entered into an agreement with IDEC Pharmaceuticals Corporation to distribute Zevalin(R), a novel radioimmunotherapy recently approved by the U.S. Food and Drug Administration for the treatment of certain Non-Hodgkin's Lymphomas.

     Syncor has other businesses that complement its radiopharmacy services business. Syncor provides radiology technical staff on a temporary or full-time basis to hospitals, radiology clinics, nuclear cardiology clinics and physician offices in over 30 markets nationwide. On August 1, 2001, Syncor acquired Inovision Radiation Measurements, LLC and its affiliate, Victoreen, LLC, both of which now operate as Syncor Radiation Management, LLC. As a result of the acquisition, Syncor now manufactures and supplies radiation measurement equipment and related accessories used by nuclear medicine departments, radiopharmacies and other businesses that handle radioactive materials. On August 31, 2001, Syncor acquired InteCardia, Inc., a provider of cardiovascular services through the operation of a state-of-the-art cardiac diagnostic facility that offers outpatient cardiac catheterization, nuclear cardiology and echocardiography. InteCardia also offers nuclear cardiology groups with full turnkey services, including the provision of imaging and cardiac stress equipment and nuclear medicine technologists.

     In 1994, Syncor introduced the SECURE(R) Safety Insert System, which is designed to eliminate the potential for contamination of lead-lined or tungsten radiopharmaceutical containers with radioactive material or the blood from used radiopharmaceutical syringes. With the SECURE(R) Safety Insert System, the risk of needle sticks also is reduced significantly. Syncor believes that its patented SECURE(R) Safety Insert System is the only system currently available that meets new, more stringent Occupational Safety and Health Administration industry standards that went into effect in July 2001. Syncor also has patent rights to a family of tungsten radiopharmaceutical delivery systems that Syncor refers to as the "Pigs." The Pigs are radiopharmaceutical containers that are smaller and weigh considerably less than traditional containers used to transport radiopharmaceuticals and set new industry standards for the safe transport and handling of radiopharmaceuticals, including FDG. Syncor's tungsten containers also provide enhanced radiation shielding compared to lead-lined delivery systems typically used by Syncor's competitors, resulting in a reduction in radiation exposure to Syncor's pharmacy personnel and customers.

     Syncor also licenses to its customers its proprietary Windows-based SYNtrac(TM), Unit Dose Manager and NucLink(TM) integrated software and hardware systems to assist them in the management of their nuclear medicine departments and to facilitate electronic communication with Syncor's radiopharmacies. As of December 31, 2001, Syncor licensed its software systems to more than 1,600 of its radiopharmacy customers.

     Syncor's 130 domestic radiopharmacies serve hospitals, medical clinics and medical imaging centers in 48 states and supplies more than 50% of the United States for these specialized services. Syncor also owns or operates 19 radiopharmacies in 13 foreign countries and in Puerto Rico. Syncor's radiopharmacies compound, dispense and distribute patient-specific radiopharmaceutical prescriptions, or unit doses, used in nuclear diagnostic imaging procedures. Syncor also distributes radiopharmaceuticals in bulk for manufacturers.

     Syncor's principal radiopharmacy service customers are:

     - corporate account customers, such as group purchasing organizations, or GPOs;

     - local independent hospitals and medical clinics; and

     - community-based, multiple-facility integrated health care networks, which we refer to as IHNs.

     Corporate account customers, either GPOs or proprietary multi-hospital groups, negotiate contracts on behalf of IHNs, independent hospitals, and clinics. These contracts are multi-year contracts, although certain contracts have clauses that permit the GPO or multi-hospital group to cancel the contract if certain conditions occur. Syncor estimates that it has 1,165 customers committed under a national or regional contract. Sales to members or affiliates of its corporate account customers were approximately $225 million in 2001, representing nearly 29% of its net sales, compared to approximately $187 million, or nearly 30% of its net sales in 2000. Syncor's largest corporate account customers include AmeriNet Inc. and Health Trust Purchasing Group (formerly Columbia/HCA). In 2001, sales to AmeriNet and Health Trust represented 10% and 6%, respectively, of Syncor's net sales. No other corporate account customer accounts for as much as 5% of Syncor's net sales.

     Syncor also has customers that are affiliated with GPOs that do not have contracts with us. Sales to these customers were approximately $191 million in 2001, representing nearly 25% of Syncor's net sales, compared to approximately $168 million, or 26.8% of Syncor's net sales in 2000. No customers in this sales category accounted for as much as 5% of Syncor's net sales. Despite the fact that the majority of IHN's and hospitals

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

hold membership or are affiliated with a GPO or proprietary multi-hospital group, some IHN's and local independent hospitals choose not to participate in a national agreement. Syncor's sales to these customers were approximately $133 million in 2001, representing nearly 17.2% of Syncor's net sales. This compares to $104 million, representing 16.5% of Syncor's net sales, in 2000. No local independent hospital or clinic accounted for as much as 5% of Syncor's net sales.

     Syncor markets and sells its radiopharmacy services and products and services in the United States directly through a dedicated sales force of more than 100 national and regional sales and marketing personnel. Syncor's sales and marketing personnel are responsible for developing and managing personnel relationships and for communicating the benefits of working with Syncor. To maintain a highly effective local presence, Syncor's field sales force works closely with local radiopharmacy managers to ensure that Syncor's customers' expectations are met on a daily basis. Syncor also has personnel dedicated to targeting and managing contracts with multi-hospital groups, including GPOs, proprietary hospital systems, and multi-hospital alliances. In addition, Syncor has a specialty sales team designed to increase Syncor's sales in new areas separate from traditional nuclear medicine, such as brachytherapy and PET.

     Syncor also relies indirectly on the sales and marketing efforts by manufacturers of the radiopharmaceuticals Syncor distributes. For example, Syncor's sales and marketing force works closely with Bristol-Myers' sales and marketing personnel to make joint sales calls, prepare marketing and sales materials, and educate customers regarding the Bristol-Myers products Syncor distributes.

     Syncor has a nationwide distribution network consisting of a national distribution center in Toledo, Ohio, and three regional distribution centers. Syncor's national distribution center maintains a central warehouse of critical supplies in order to facilitate bulk-purchasing and minimize warehousing and inventory requirements at its radiopharmacies.

     Syncor also is a leading independent provider of outpatient medical imaging services. Its 70 outpatient medical imaging centers in the United States are organized in clusters, located primarily in Arizona, California, Florida and Texas. Syncor also owns or operates 19 medical imaging centers in five foreign countries and Puerto Rico. Medical imaging services principally are noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders. By concentrating centers in targeted markets, Syncor offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as PET imaging services. On June 14, 2002, Syncor announced that it is exiting the medical imaging business and is entertaining offers for CMI.

     As previously disclosed, in the quarter ending June 30, 2002, Syncor will record an after-tax charge in the range of $22 to $24 million related to its decision to divest CMI, the reorganization of its international operations announced earlier in 2002, and other related operating charges. This charge, which is unrelated to the proposed merger with Cardinal Health, relates to facility closings, employee termination costs and the write-down of assets, including additional provisions for allowance for uncollectible accounts and contractual allowances, as well as corporate charges related to the reorganization of Syncor's information technology division and the departure of former Syncor executives.

     Syncor has its principal executive offices at 6464 Canoga Avenue, Woodland Hills, California 91367-2407, and its telephone number is (818) 737-4000. Additional information regarding Syncor is contained in its filings with the SEC pursuant to the Exchange Act. See "Where You Can Find More Information."

BUSINESS OF CARDINAL HEALTH

     Cardinal Health is a leading, global provider of products and services supporting the health care industry. Cardinal Health employs nearly 50,000 people on five continents and produces annual revenues of more than $40 billion.

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

     Cardinal Health offers a broad spectrum of products and services to both upstream customers, including pharmaceutical, biotech, medical/surgical and lab manufacturers, and downstream customers, including pharmacies and hospitals, physician offices and other sites of care, through four primary business units:

     - Pharmaceutical distribution and provider services: distributes drugs and provides value-added services for health care providers, such as pharmacy staffing and management, retail pharmacy franchising, and consulting services.

     - Automation and information services: automates the distribution of drugs and supplies within the hospital and captures byproduct data that can be fed back into logistics systems for re-supply, entered into patient records, and de-identified and aggregated to create market intelligence.

     - Medical-surgical products and services: manufactures and distributes medical-surgical supplies (e.g., surgical gloves, caps, gowns, sutures, etc.) and hospital consulting services.

     - Pharmaceutical technologies and services: provides contract drug manufacturing, drug development, clinical testing, packaging, and sales support for pharmaceutical manufacturers and biotechnology firms.

     Cardinal Health has expanded into these businesses through a combination of internal growth and acquisitions to develop beyond its original drug distribution business. On February 18, 1998, Cardinal Health completed its acquisition of MediQual Systems, Inc., a leading supplier of clinical information management systems and services to the health care industry. On August 7, 1998, Cardinal Health completed a merger with R.P. Scherer Corporation, an international developer and manufacturer of drug delivery systems. On February 3, 1999, Cardinal Health completed a merger transaction with Allegiance Corporation, a McGaw Park, Illinois-based distributor and manufacturer of medical, surgical and laboratory products and a provider of cost-saving services. On September 10, 1999, Cardinal Health completed a merger transaction with Automatic Liquid Packaging, a Woodstock, Illinois-based custom manufacturer of sterile liquid pharmaceuticals and other healthcare products. On August 16, 2000, Cardinal Health completed the purchase of Bergen Brunswig Medical Corporation, a distributor of medical, surgical and laboratory supplies to doctors' offices, long-term care and nursing centers, hospitals and other providers of care. On February 14, 2001, Cardinal Health completed a merger transaction with Bindley Western Industries, Inc., an Indianapolis, Indiana-based wholesale distributor of pharmaceuticals and provider of nuclear pharmacy services. Cardinal Health has also completed a number of smaller acquisition transactions (asset purchases, stock purchases and mergers) during the last five years, including transactions involving MedSurg Industries, Inc., Rexam Cartons Inc., International Processing Corporation, American Threshold Industries, Inc., SP Pharmaceuticals, L.L.C., Magellan Laboratories Incorporated and Boron, LePore & Associates, Inc.

     Cardinal Health and Mudhen Merger Corp. each have their principal executive office at 7000 Cardinal Place, Dublin, Ohio 43017, and their telephone number is
(614) 757-5000. Additional information concerning Cardinal Health and its subsidiaries is included in the Cardinal Health documents filed with the SEC, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information."

MUDHEN MERGER CORP.

     Mudhen Merger Corp. is a wholly owned subsidiary of Cardinal Health formed for the purpose of effecting the merger.

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

                  DESCRIPTION OF CARDINAL HEALTH CAPITAL STOCK

     The following is a summary of certain rights of Cardinal Health shareholders. Reference is made to Cardinal Health's articles of incorporation and code of regulations, in each case, as amended and restated, copies of which are filed as exhibits to the registration statement of which this proxy statement/prospectus is a part and are incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information" for information on how to obtain a copy of Cardinal Health's articles of incorporation or code of regulations.

AUTHORIZED AND OUTSTANDING SHARES

     Cardinal Health's articles of incorporation authorize Cardinal Health to issue up to 750,000,000 Cardinal Health common shares. On July 1, 2002, approximately 448,745,492 Cardinal Health common shares were issued and outstanding, approximately 12,283,008 Cardinal Health common shares were held in treasury, approximately 81,398,599 Cardinal Health common shares were reserved for issuance under Cardinal Health's stock incentive and deferred compensation plans and approximately 14,700,000 Cardinal Health common shares were reserved for issuance under Cardinal Health's equity shelf registration statement. Based on the number of shares of Syncor common stock outstanding and the number of Syncor options outstanding (including Syncor options that are "out-of-the-money") as of the record date, Cardinal Health estimates that in
connection with the merger, it will issue approximately [     ] Cardinal Health
common shares. Cardinal Health's articles of incorporation also authorize Cardinal Health to issue up to 5,000,000 Class B common shares, none of which Cardinal Health Class B common shares are outstanding, and 500,000 nonvoting preferred shares, none of which Cardinal Health nonvoting preferred shares are outstanding. From time to time, Cardinal Health may issue additional authorized but unissued Cardinal Health common shares for share dividends, stock splits, employee benefit programs, financing and acquisition transactions, and other general purposes. Those Cardinal Health common shares will be available for issuance without action by Cardinal Health shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which Cardinal Health common shares may be listed in the future. All outstanding Cardinal Health common shares are fully paid and nonassessable. Cardinal Health shareholders do not have preemptive rights and have no rights to convert their Cardinal Health common shares into any other security. All Cardinal Health common shares are entitled to participate equally and ratably in dividends, when and as declared by the Cardinal Health board of directors.

VOTING

     Cardinal Health shareholders are entitled to one vote per Cardinal Health common share for the election of directors and upon all matters on which Cardinal Health shareholders are entitled to vote. Holders of Cardinal Health Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per Cardinal Health Class B common share in the election of directors and upon all matters on which Cardinal Health shareholders are entitled to vote. Under certain circumstances, holders of Cardinal Health Class B common shares have a separate class vote. Under Ohio law, Cardinal Health shareholders are afforded the right to vote their Cardinal Health common shares cumulatively for the election of nominees to fill the particular class of directors to be elected at each annual meeting, subject to compliance with certain procedural requirements.

THE CARDINAL HEALTH BOARD OF DIRECTORS

     The Cardinal Health board of directors currently consists of 15 members, divided into three classes of five members each. Cardinal Health's code of regulations provides that the number of directors may be increased or decreased by action of the Cardinal Health board of directors upon the majority vote of the Cardinal Health board of directors, but in no case may the number of directors be fewer than nine or more than 16 without an amendment approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to that proposed amendment. Cardinal Health's code of regulations requires that any proposal to either remove a director during his or her term of office or to further amend Cardinal Health's code of regulations relating to the classification or removal of directors be approved by the affirmative vote of the
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

holders of not less than 75% of the shares having voting power with respect to the proposal. The Cardinal Health board of directors may fill any vacancy with an individual who will serve until Cardinal Health shareholders hold an election to fill the vacancy. The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified board structure, unless dissatisfaction with the performance of one or more directors is widely shared by Cardinal Health's shareholders. These provisions also could have the effect of increasing, from one year to two or three years (depending upon the number of Cardinal Health common shares held), the amount of time required for an acquiror to obtain control of Cardinal Health by electing a majority of the Cardinal Health board of directors, and also could make the removal of incumbent Cardinal Health management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals.

ANTI-TAKEOVER PROVISIONS OF OHIO REVISED CODE

     Chapter 1704 of the Ohio Revised Code generally provides that any person that acquires 10% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation. These restrictions on interested shareholders do not apply under certain circumstances, including, but not limited to, the following:

     - if the corporation's original articles of incorporation contain a provision expressly electing not to be governed by Chapter 1704 of the Ohio Revised Code;

     - if the corporation, by action of its shareholders, adopts an amendment to its articles of incorporation expressly electing not to be governed by Chapter 1704 of the Ohio Revised Code; or

     - if, on the date the interested shareholder became a shareholder of the corporation, the corporation did not have a class of voting shares registered or traded on a national securities exchange.

     Cardinal Health's articles of incorporation do not contain a provision electing not to be governed by Chapter 1704 of the Ohio Revised Code. Under
Section 1701.831 of the Ohio Revised Code, unless the articles of incorporation or code of regulations of a corporation otherwise provide, any control share acquisition of an "issuing public corporation" can be made only with the prior approval of the shareholders of the corporation. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%, at least 33 1/3% but less than 50%, or 50% or more. Cardinal Health falls within the definition of issuing public corporation, but Cardinal Health's code of regulations expressly provides that the provisions of Section 1701.831 of the Ohio Revised Code do not apply to Cardinal Health.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Cardinal Health common shares is EquiServe Trust Company, Jersey City, New Jersey.

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

                  COMPARISON OF SHAREHOLDER/STOCKHOLDER RIGHTS

     As a result of the merger, Syncor stockholders will receive Cardinal Health common shares in exchange for their shares of Syncor common stock. The following is a summary of certain material differences between the rights of holders of shares of Syncor common stock and the rights of holders of Cardinal Health common shares. These differences arise in part from the differences between Delaware law governing business corporations, including the Delaware General Corporation Law, commonly referred to as the DGCL, and Ohio law governing business corporations, including the Ohio General Corporation Law, commonly referred to as the OGCL. Additional differences arise from the governing instruments of the two companies (in the case of Syncor, its certificate of incorporation and by-laws, in each case, as amended and restated, and, in the case of Cardinal Health, its articles of incorporation and its code of regulations, in each case, as amended and restated). Although it is impractical to compare all of the aspects in which Delaware law and Ohio law and Syncor's and Cardinal Health's governing instruments differ with respect to stockholders' or shareholders' rights, as the case may be, the following discussion summarizes certain significant differences between them.

AUTHORIZED CAPITAL SHARES


CARDINAL HEALTH                                SYNCOR

  - 750,000,000 Cardinal Health common shares    - 200,000,000 shares of Syncor common stock
  - 5,000,000 Cardinal Health Class B common
shares
  - 500,000 Cardinal Health nonvoting
preferred shares

PUBLIC MARKET FOR THE SHARES

CARDINAL HEALTH                                SYNCOR

    Cardinal Health common shares are listed       Shares of Syncor common stock are quoted
on the New York Stock Exchange.                on The Nasdaq National Market.

SIZE OF THE BOARD OF DIRECTORS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that the board of            The DGCL provides that the board of
directors of an Ohio corporation with more     directors of a Delaware corporation must
than two shareholders must consist of three    consist of at least one individual, with the
or more individuals, with the number           number specified in or fixed in accordance
specified in or fixed in accordance with the   with the certificate of incorporation or by-
articles of incorporation or code of           laws of the corporation. Syncor's certificate
regulations of the corporation. Cardinal       of incorporation and by-laws provide for the
Health's code of regulations provides that     number of directors to be fixed by majority
the number of directors shall not be fewer     vote of the entire Syncor board of directors;
than nine nor greater than 15. Currently,      the number of directors of Syncor currently
there are 15 directors.                        is nine.

CLASSES OF DIRECTORS

     A classified board of directors is one in which some, but not all, of the directors are elected on a rotating basis each year. The purpose of staggering the terms of members of a board of directors is to promote stability and continuity within the board of directors. However, staggering the terms of directors also has the effect of decreasing the number of directors that may otherwise be elected by stockholders or shareholders, as the case

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

may be, in a given year, and, therefore, may have the effect of precluding a contest for the election of directors or may delay, prevent or make more difficult changes in control of a corporation.


CARDINAL HEALTH                                SYNCOR

    The OGCL permits, but does not require,        The DGCL permits, but does not require, a
an Ohio corporation to provide in its          Delaware corporation to provide in the
articles of incorporation or code of           certificate of incorporation or by-laws of
regulations for a classified board of          the corporation for a classified board of
directors. Cardinal Health's code of           directors. Syncor's by-laws divide the Syncor
regulations divides the Cardinal Health board  board of directors into three classes, as
of directors into three classes, as nearly     nearly equal in number as possible, with each
equal in number as possible, with each class   class of directors serving a staggered term
of directors serving a staggered term of       of three years.
three years.

NOMINATION OF DIRECTORS FOR ELECTION

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that only those              Under Syncor's by-laws, a stockholder's
individuals nominated as directors may be      nomination of an individual for election as
elected as directors. Cardinal Health's code   director is timely only if it is received at
of regulations does not specify advance        Syncor's principal executive offices not less
notice requirements for nominating directors.  than 60 days in advance of the annual meeting of stockholders if the annual meeting of
                                               stockholders is to be held on a day that is
                                               within 30 days preceding the anniversary of
                                               the previous year's annual meeting of
                                               stockholders or 90 days in advance of the
                                               annual meeting of stockholders if the annual
                                               meeting of stockholders is to be held on or
                                               after the anniversary of the previous year's
                                               annual meeting of stockholders, or, with
                                               respect to any other annual meeting of
                                               stockholders, on or before the close of
                                               business on the 15th day following the date
                                               of public disclosure of the date of the
                                               annual meeting of stockholders.

VACANCIES ON THE BOARD OF DIRECTORS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that vacancies,              The DGCL provides that, unless the
including vacancies resulting from an          certificate of incorporation or by-laws of a
increase in the number of directors, on an     Delaware corporation provide otherwise, the
Ohio corporation's board of directors may be   board of directors of the corporation may
filled by a majority of the remaining          fill any vacancy on the board of directors,
directors of the corporation, unless the       including vacancies resulting from an
governing documents of the corporation         increase in the number of directors. The
provide otherwise. If the remaining directors  Syncor by-laws provide that newly created constitute less than a quorum of the board of  directorships resulting from any increase in
directors, then the remaining directors may    the number of directors and any vacancies on
fill vacancies by a majority vote. Cardinal    the Syncor board of directors resulting from
Health's code of regulations provides that     death, resignation, disqualification, removal
vacancies on the Cardinal Health board of      or other cause, shall be filled by the
directors may be filled by the Cardinal        affirmative vote of a majority of the
Health board of directors until Cardinal       remaining directors then in office, and that
Health shareholders hold a meeting to fill     any director elected in this fashion shall
the vacancy. In addition, Cardinal Health      hold office for the remainder of
shareholders

may elect a director to fill a vacancy         the full term of the class of directors in
(including any vacancy that previously had     which the new directorship was created or the
been filled by the directors) at any meeting   vacancy occurred and until the director's
of Cardinal Health shareholders called for     successor shall be elected and qualified.
that purpose.                                  Decreases in the number of directors
                                               constituting the Syncor board of directors do
                                               not shorten the term of any incumbent
                                               director.

REMOVAL OF DIRECTORS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that directors of an         The DGCL provides that directors of a
Ohio corporation may only be removed for       Delaware Corporation may be removed from
cause by the affirmative vote of the holders   office with or without cause, by the holders
of a majority of the voting power entitling    of a majority of the voting power of all
such holders to elect directors in place of    outstanding voting stock of the corporation,
those to be removed, except that, unless all   unless the corporation has a classified board
of the directors or all of the directors of a  of directors or its governing documents
particular class are removed, no individual    provide otherwise. Syncor's by-laws provide
director may be removed if the votes of a      that any director may be removed from office
sufficient number of shares are cast against   with cause by the affirmative vote of the
the director's removal that, if cumulatively   holders of a majority of the then-outstanding
voted at an election of all of the directors,  shares entitled to vote for the election of
or all of the directors of a particular        directors, and that any director may be
class, as the case may be, would be            removed from office without cause by the
sufficient to elect at least one director,     affirmative vote of the holders of 75% of the
unless the governing documents of the          then-outstanding shares entitled to vote for
corporation provide that no director may be    the election of directors.
removed from office or that removal of
directors requires a greater vote than
described above.
    Cardinal Health's code of regulations
provides that all of the directors, all of
the directors of a particular class, or any
individual director may be removed, without
assigning cause, by the affirmative vote of
the holders of not less than 75% of the
Cardinal Health common shares having voting
power with respect to the election of
directors, provided that unless all of the
directors, or all of the directors of a
particular class, are removed, no individual
director shall be removed in a case in which
the votes of a sufficient number of shares
are cast against his or her removal which, if
cumulatively voted at an election of all of
the directors, or all of the directors of a
particular class, would be sufficient to
elect at least one director. In addition,
Cardinal Health's code of regulations
provides that any director may be removed by
the Cardinal Health board of directors for
certain causes specified in Section
1701.58(B) of the OGCL (if the director is
found by order of court to be of unsound
mind, if the director is adjudicated a
bankrupt, or if the director fails to meet
any qualifications for office).

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

PROVISIONS AFFECTING CONTROL SHARE/STOCK ACQUISITIONS AND BUSINESS COMBINATIONS

CARDINAL HEALTH                                SYNCOR

    Chapter 1704 of the Ohio Revised Code          Section 203 of the DGCL provides
prohibits an "interested shareholder" from     generally that any person that acquires 15%
engaging in a wide range of business           or more of a Delaware corporation's voting
combinations (such as mergers and significant  stock (thereby becoming an "interested
asset sales) with an "issuing public           stockholder") may not engage in a wide range
corporation" for three years after the date    of "business combinations" with the
on which a shareholder becomes an interested   corporation for a period of three years
shareholder (share acquisition date), unless   following the date the person became an
the directors of the corporation approved the  interested stockholder, unless (1) the board
transaction or the share purchase by the       of directors of the corporation has approved,
interested shareholder prior to the share      prior to that acquisition date, either the
acquisition date. If the transaction was not   business combination or the transaction that
previously approved, the interested            resulted in the person becoming an interested
shareholder may effect a transaction after     stockholder, (2) upon consummation of the
the three-year period only if the transaction  transaction that resulted in the person
is approved by the affirmative vote of         becoming an interested stockholder, that
two-thirds of the voting power of the          person owns at least 85% of the corporation's
corporation and by the affirmative vote of     voting stock outstanding at the time the
the holders of at least a majority of the      transaction commenced (excluding shares owned
disinterested shares or if the offer meets     by individuals who are directors and also
certain fair price criteria.                   officers and shares owned by employee stock
                                               plans in which participants do not have the
    Chapter 1704 of the Ohio Revised Code      right to determine confidentially whether
restrictions do not apply if an Ohio           shares will be tendered in a tender or
corporation, by action of its shareholders     exchange offer), or (3) the business
holding at least two-thirds of the voting      combination is approved by the board of
power of the corporation, adopts an amendment  directors of the corporation and authorized
to its articles of incorporation specifying    by the affirmative vote (at an annual or
that Chapter 1704 of the Ohio Revised Code     special meeting and not by written consent)
shall not be applicable to the corporation.    of at least 66 2/3% of the outstanding voting
Cardinal Health has not adopted this           stock not owned by the interested
amendment.                                     stockholder.
    Cardinal Health's articles of                  These restrictions on interested
incorporation provide that, except as          stockholders do not apply under certain
otherwise provided in Cardinal Health's        circumstances, including, but not limited to,
articles of incorporation or code of           the following (1) if the corporation's
regulations, any action requiring a            original certificate of incorporation
supermajority vote under Ohio law may be       contains a provision expressly electing not
taken by the vote of Cardinal Health           to be governed by Section 203 of the DGCL, or
shareholders entitling them to exercise a      (2) if the corporation, by action of
majority of the voting power of Cardinal       stockholders of the corporation, adopts an
Health, unless the proportion specified by     amendment to the certificate of incorporation
applicable Ohio law cannot be altered by the   or by- laws of the corporation expressly
articles of incorporation or the code of       electing not to be governed by Section 203 of
regulations.                                   the DGCL, with the amendment to be effective
                                               12 months thereafter.
    Under Section 1701.831 of the Ohio
Revised Code, unless the articles of               Although neither Syncor's certificate of
incorporation or code of regulations of an     incorporation nor its by-laws contain a
Ohio corporation otherwise provide, any        provision electing not to be governed by
control share acquisition of an issuing        Section 203 of the DGCL, the Syncor board of
public corporation only can be made with the   directors has taken all necessary action to
prior approval of the shareholders of the      ensure that Section 203 of the DGCL is
corporation. Cardinal Health's articles of     inapplicable to the merger.
incorporation and code of regulations
expressly provide that the provisions of
Section 1701.831 of the Ohio Revised Code
shall not apply.

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

MERGERS, ACQUISITIONS, SHARE/STOCK PURCHASES AND OTHER TRANSACTIONS

CARDINAL HEALTH                                SYNCOR

    The OGCL generally requires approval of        The DGCL requires that the merger or
mergers, dissolution, dispositions of all or   consolidation of a Delaware corporation with
substantially all of an Ohio corporation's     another entity, or the disposition of all or
assets, and majority share acquisitions and    substantially all of a Delaware corporation's
combinations involving issuance of shares      assets, requires the affirmative vote of a
representing one-sixth or more of the voting   majority of the board of directors of the
power of the corporation immediately after     corporation (except in limited circumstances)
the consummation of the transaction (other     and, with limited exceptions and unless the
than so-called "parent-subsidiary" mergers),   certificate of incorporation of the
by two-thirds of the voting power of the       corporation specifies a different percentage,
corporation, unless the articles of            the affirmative vote of a majority of the
incorporation of the corporation specify a     outstanding stock entitled to vote on the
different proportion (not less than a          merger or consolidation.
majority). Cardinal Health's articles of
incorporation provide that the vote of a       Syncor's certificate of incorporation and
majority of the voting power of Cardinal       by-laws do not provide for a different
Health (or majority of each class, if          percentage.
applicable) is required to approve these
actions.

NOTICE OF SHAREHOLDERS/STOCKHOLDERS MEETINGS

CARDINAL HEALTH                                SYNCOR

    The OGCL requires an Ohio corporation to       The DGCL requires that written notice
notify shareholders of the corporation of the  shall be given to stockholders of a Delaware
time, place, and purposes of shareholder       corporation of the time, date and place of
meetings at least seven days but no more than  stockholder meetings, as well as the means of
60 days prior to the date of the shareholders  remote communications by which stockholders meeting, unless the articles of incorporation  of the corporation may be deemed to be
or code of regulations of the corporation      present at the stockholders meeting, and, in
specify a longer period. Upon request of an    the case of special meetings, the purpose of
individual entitled to call a special          the special meeting, in each case, at least
shareholders meeting, the corporation shall    ten days but no more than 60 days prior to
give shareholders notice of the special        the date of the special meeting. Syncor's
meeting to be held no less than seven nor      by-laws do not alter these statutory
more than 60 days after receipt of the         provisions.
request. If notice is not given within 15
days of receipt of the request (or shorter or
longer period as the articles of
incorporation or code of regulations of the
corporation specify), the individual calling
the meeting may fix the time for the meeting
and give notice to the other shareholders.
Cardinal Health's code of regulations does
not alter these statutory provisions.

SUBMISSION OF SHAREHOLDER/STOCKHOLDER PROPOSALS

CARDINAL HEALTH                                SYNCOR

    No provision for the submission of             Under Syncor's by-laws, to be timely,
shareholder proposals is made in the OGCL, or  notice of a stockholder's proposal for
in Cardinal Health's articles of               consideration at an annual meeting must be
incorporation or code of regulations.          received at the principal executive offices
                                               of Syncor: (1) not less than 60 days in
                                               advance of the annual meeting if the annual
                                               meeting is to be held on a day that is within
                                               30 days preceding the

                                               anniversary of the previous year's annual
                                               meeting or 90 days in advance of the previous
                                               year's annual meeting if the annual meeting
                                               is to be held on or after the anniversary of
                                               the previous year's annual meeting; and (2)
                                               with respect to any other annual meeting, on
                                               or before the close of business on the 15th
                                               day following the date of public disclosure
                                               of the date of the annual meeting.

SPECIAL MEETING OF SHAREHOLDERS/STOCKHOLDERS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that holders of at           The DGCL provides that special meetings
least 25% of the outstanding shares of an      of stockholders of a Delaware corporation may
Ohio corporation (unless the code of           be called by the board of directors of the
regulations of the corporation specifies       corporation, or by such individuals as may be
another percentage, which may in no case be    authorized by the certificate of
greater than 50%), the directors of the        incorporation or by-laws of the corporation.
corporation by action at a meeting or a        Under Syncor's by-laws, special meetings of
majority of the directors acting without a     the stockholders may be called only by the
meeting, the Chairman of the Board of the      Chairman of the Board, the President or the
corporation, and the President of the          Secretary of Syncor upon the request of the
corporation (or, in case of the President's    Syncor board of directors pursuant to a
death or disability, the Vice President of     resolution approved by a majority of the
the corporation authorized to exercise the     entire Syncor board of directors.
authority of the President) have the
authority to call special meetings of
shareholders. Cardinal Health's code of
regulations expressly provides that special
meetings of Cardinal Health shareholders may
be called by the Chairman of the Board, the
President, a majority of directors acting
with or without a meeting, or the holders of
shares entitling them to exercise at least
25% of the voting power of Cardinal Health
entitled to be voted at the meeting.

SHAREHOLDER/STOCKHOLDER ACTION WITHOUT A MEETING


CARDINAL HEALTH                                     SYNCOR

     The OGCL provides that any action that         The DGCL provides that, unless otherwise
may be taken by shareholders of an Ohio        provided in the certificate of incorporation
corporation at a meeting of shareholders may   of a Delaware corporation, any action that
be taken without a meeting with the unanimous  may be taken by stockholders of the
written consent of all shareholders entitled   corporation at a meeting of stockholders may
to vote at the meeting. Cardinal Health's      be taken without a meeting, without prior
code of regulations contains an identical      notice and without a vote with the written
provision.                                     consent of the holders of outstanding stock
                                               having not less than the minimum number of
                                               votes required to take that action at a
                                               meeting of stockholders at which all shares
                                               of stock entitled to vote on the action were
                                               present and voted. Syncor's certificate of
                                               incorporation expressly prohibits the taking
                                               of stockholder actions other than at a duly
                                               called annual or special meeting of Syncor
                                               stockholders.

CUMULATIVE VOTING

     Cumulative voting entitles each shareholder or stockholder, as the case may be, to cast an aggregate number of votes equal to the number of voting shares or voting stock, as the case may be, held, multiplied by the number of directors to be elected. Each shareholder or stockholder, as the case may be, may cast all of his, her or its votes for one nominee or distribute them among two or more nominees. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.


CARDINAL HEALTH                                SYNCOR

     The OGCL provides that each shareholder       While the DGCL allows the certificate of
of an Ohio corporation has the right to vote   incorporation of a Delaware corporation to
cumulatively in the election of directors if   provide for cumulative voting, Syncor's
certain notice requirements are satisfied,     certificate of incorporation does not contain
unless the articles of incorporation of a      this provision.
corporation are amended to eliminate
cumulative voting for directors following
their initial filing with the Ohio Secretary
of State. Cardinal Health's articles of
incorporation have not been amended to
eliminate the rights of shareholders to vote
cumulatively in the election of directors.

VOTING RIGHTS


CARDINAL HEALTH                                SYNCOR

     Under the OGCL, except to the extent          Under the DGCL, the voting rights of
that the express terms of the shares of any    classes of stock of a Delaware corporation
class as an Ohio corporation provide           generally are set forth in the certificate of
otherwise, each outstanding share, regardless  incorporation or resolutions of the
of class, shall entitle the shareholder to     corporation providing for the issuance of the
one vote on each matter properly submitted to  class of stock. Under Syncor's certificate of
shareholders of the corporation for their      incorporation and by-laws, each share of
vote. Cardinal Health's articles of            Syncor common stock entitles its holder to
incorporation expressly provide that each      one vote. Syncor does not have any other
Cardinal Health common share entitles its      classes of stock.
holder to one vote and each Cardinal Health
Class B common share entitles its holder to
one-fifth of one vote. In specified
situations, nonvoting preferred shares may
have voting rights.

SHAREHOLDER/STOCKHOLDER CLASS VOTING RIGHTS


CARDINAL HEALTH                                 SYNCOR

     The OGCL provides that holders of a            The DGCL requires voting by separate
particular class of shares of an Ohio           classes of stock of a Delaware corporation
corporation are entitled to vote as a           only with respect to amendments to the
separate class if the rights of that class      corporation's certificate of incorporation
are affected in certain respects by mergers,    that adversely affect the holders of those
consolidations, or amendments to the articles   classes of stock or increase or decrease the
of incorporation.                               aggregate number of authorized shares or the
                                                par value of the shares of stock of any of
    Cardinal Health's articles of               those classes.
incorporation permit holders of Cardinal
Health Class B common shares to vote as a           Syncor only has one class of stock.
separate class on any amendment to Cardinal
Health's articles of incorporation that
alters

Cardinal Health Class B common shares' voting rights; on the issuance in the aggregate by Cardinal Health of additional Cardinal Health
Class B common shares in excess of the number of Cardinal Health Class B common shares held by Chemical Equity Associates and its affiliates or issuable pursuant to the provisions of Cardinal Health's articles of incorporation governing the conversion of
Cardinal Health common shares and Cardinal
Health Class B common shares; and on any amendment, repeal, or modification of
Cardinal Health's articles of incorporation that adversely affects the powers, preferences, or special rights of the holders of Cardinal Health Class B common shares.

RIGHTS OF PREFERRED AND SPECIAL SHAREHOLDERS/STOCKHOLDERS


CARDINAL HEALTH                                SYNCOR

     Cardinal Health's articles of                 Under the Syncor certificate of
incorporation authorize the Cardinal Health    incorporation, there currently is no class of
board of directors to issue up to 500,000      stock authorized other than Syncor common
Cardinal Health nonvoting preferred shares in  stock. The Syncor by-laws authorize the
multiple series, without Cardinal Health       Syncor board of directors to fix the
shareholder approval. Prior to issuance, the   designations and any of the preferences or
Cardinal Health board of directors would       rights of shares of Syncor stock relating to
determine the designations, preferences,       dividends, redemption, dissolution, or any
limitations and relative and other rights of   distribution of assets of Syncor or the
Cardinal Health nonvoting preferred shares.    conversion into shares of any other class of
There are no Cardinal Health nonvoting         Syncor stock, and to fix the number of shares
preferred shares currently outstanding.        of any series of Syncor stock or authorize an
Depending upon the terms of Cardinal Health    increase or decrease in the number of shares
nonvoting preferred shares issued, a new       of Syncor stock of any series.
issuance may dilute the voting rights of
holders of Cardinal Health common shares and
any holders of Cardinal Health nonvoting
preferred shares with preferences and rights
superior to the rights of holders of Cardinal
Health common shares and any previously
issued Cardinal Health nonvoting preferred
shares. The authorized Cardinal Health
nonvoting preferred shares also may have
possible antitakeover effects, because
Cardinal Health could use the Cardinal Health
nonvoting preferred shares in the adoption of
a shareholder rights plan or other defensive
measure.

DIVIDENDS


CARDINAL HEALTH                                SYNCOR

     The OGCL provides that dividends may be       The DGCL provides that dividends may be
paid in cash, property or shares of an Ohio    paid in cash, property or shares of a
corporation's capital stock.                   Delaware corporation's capital stock, and
                                               that the corporation may pay dividends out of
                                               any surplus, and, if it has no surplus,

    The OGCL provides that an Ohio             out of any net profits for the fiscal year in
corporation may pay dividends out of surplus   which the dividend was declared or for the
in certain circumstances and must notify the   preceding fiscal year (provided that the
shareholders of the corporation if a dividend  payment will not reduce capital below the
is paid out of capital surplus.                amount of capital represented by all classes
                                               of stock having a preference upon the
                                               distribution of assets).

RIGHTS OF DISSENTING SHAREHOLDERS/STOCKHOLDERS

CARDINAL HEALTH                                SYNCOR

     Under the OGCL, dissenting shareholders       The DGCL provides that appraisal rights
are entitled to appraisal rights in            are available to dissenting stockholders of a
connection with the lease, sale, exchange,     Delaware corporation in connection with
transfer or other disposition of all or        certain mergers or consolidations. However,
substantially all of the assets of an Ohio     unless the corporation's certificate of
corporation and in connection with certain     incorporation provides otherwise, the DGCL
amendments to the corporation's articles of    does not provide for appraisal rights (1) if
incorporation. Shareholders of an Ohio         the stock of the corporation is listed on a
corporation being merged into or consolidated  national securities exchange or an with another corporation also are entitled to  interdealer quotations system or held of
appraisal rights. In addition, shareholders    record by more than 2,000 stockholders (as
of an acquiring corporation are entitled to    long as the stockholders receive in the
appraisal rights in any merger, combination    merger stock of the surviving corporation or
or majority share acquisition in which those   of any other corporation the stock of which
shareholders are entitled to voting rights.    is listed on a national securities exchange
The OGCL provides shareholders of an           or an interdealer quotations system or held
acquiring corporation with voting rights if    of record by more than 2,000 stockholders) or
the acquisition (a majority share              (2) if the corporation is the surviving
acquisition) involves the transfer of shares   corporation and no vote of its stockholders
of the acquiring corporation entitling the     is required for the merger. Syncor's
recipients of those shares to exercise         certificate of incorporation does not provide
one-sixth or more of the voting power of the   otherwise. The DGCL does not provide
acquiring corporation immediately after the    appraisal rights to stockholders that dissent
consummation of the transaction.               from the sale of all or substantially all of
                                               the corporation's assets or an amendment to
    The OGCL provides that a shareholder of    the certificate of incorporation of the
an Ohio corporation's written demand must be   corporation, although the certificate of
delivered to the corporation not later than    incorporation may so provide. Syncor's
ten days after the taking of the vote on the   certificate of incorporation does not provide
matter giving rise to appraisal rights.        for these rights.

RIGHTS AGREEMENT

CARDINAL HEALTH                                SYNCOR

     Cardinal Health does not have a rights        On September 28, 1999, the Syncor board
plan or comparable arrangement in place.       of directors declared a dividend distribution
                                               of one right for each outstanding share of
                                               common stock pursuant to the rights
                                               agreement. The dividend is payable to holders
                                               of record of Syncor common stock at the close
                                               of business on October 8, 1999. Each right
                                               entitles the registered holder to purchase
                                               from Syncor one share of Syncor common stock
                                               at a price of $180 per share, which Syncor
                                               refers to as the purchase price. Currently,
                                               the rights are attached to all Syncor common
                                               stock certificates, and no separate rights

                                               certificates have been distributed. Subject
                                               to certain exceptions, the rights will
                                               separate from the Syncor common stock and a
                                               "distribution date" will occur upon the
                                               earlier of (1) ten business days following a
                                               public announcement that a person or group of
                                               affiliated or associated persons, which
                                               Syncor refers to as an acquiring person, has
                                               acquired, or obtained the right to acquire,
                                               beneficial ownership of 15% or more of the
                                               outstanding shares of Syncor common stock
                                               other than as a result of repurchases of
                                               Syncor common stock by Syncor or certain
                                               purchases by institutional or certain other
                                               similar Syncor stockholders, so long as they
                                               do not own 20% or more of the outstanding
                                               shares of Syncor common stock, or following
                                               the date a person has entered into an
                                               agreement or arrangement with Syncor
                                               providing for an "acquisition transaction,"
                                               which Syncor refers to as the stock
                                               acquisition date or (2) ten business days
                                               following the commencement of a tender offer
                                               or exchange offer that would result in a
                                               person or group becoming an acquiring person.
                                               An "acquisition transaction" is defined in
                                               the rights agreement as (1) a merger,
                                               consolidation or similar transaction
                                               involving Syncor as a result of which Syncor
                                               stockholders will own less than 50% of the
                                               outstanding shares of Syncor common stock, or
                                               (2) a purchase or other acquisition of all or
                                               substantially all of the assets of Syncor.
                                               Until the distribution date,

                                               - the rights will be evidenced by the Syncor
                                               stock certificates and will be transferred
                                                 with and only with the Syncor stock
                                                 certificates,
                                               - new Syncor stock certificates issued after
                                               the record date or new issuances will contain
                                                 a notation incorporating the rights
                                                 agreement by reference, and

                                               - the surrender for transfer of any
                                               outstanding Syncor stock certificates will
                                                 also constitute the transfer of the rights
                                                 associated with the Syncor common stock
                                                 represented by the Syncor certificate.

                                               The rights are not exercisable until the
                                               distribution date and will expire at the
                                               close of business on September 28, 2009,
                                               unless earlier redeemed or extended by Syncor
                                               as described below. As soon as practicable
                                               after the distribution date, rights
                                               certificates will be mailed to holders of
                                               record of Syncor common stock as of the close
                                               of business on the distribution date, and,
                                               thereafter, the separate rights certificates
                                               alone will represent the rights. Shares of
                                               Syncor common stock issued after the
                                               distribution date will be issued with rights
                                               if those

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

                                               shares of Syncor common stock are issued
                                               pursuant to the exercise of Syncor options or
                                               under an employee benefit plan, or upon the
                                               conversion of securities issued after
                                               adoption of the rights agreement. Except as
                                               otherwise determined by the Syncor board of
                                               directors, no other shares of Syncor common
                                               stock issued after the distribution date will
                                               be issued with rights.

                                               In the event that a person becomes an
                                               acquiring person, except pursuant to an offer
                                               for all outstanding shares of Syncor common
                                               stock at a price determined by a majority of
                                               the Syncor independent directors, after
                                               receiving advice from one or more investment
                                               banking firms, to be adequate and otherwise
                                               in the best interests of Syncor and Syncor
                                               stockholders, each holder of a right will,
                                               thereafter, have the right to receive, upon
                                               exercise, Syncor common stock (or, in certain
                                               circumstances, cash, property or other
                                               securities of Syncor), having a value equal
                                               to two times the "exercise price" of the
                                               right. The exercise price is the purchase
                                               price times the number of shares of Syncor
                                               common stock associated with each right
                                               (initially, one share of Syncor common
                                               stock). Notwithstanding any of the foregoing,
                                               following the occurrence of the event set
                                               forth in this paragraph, all rights that are,
                                               or (under certain circumstances specified in
                                               the rights agreement) were, beneficially
                                               owned by any acquiring person will be null
                                               and void. However, rights are not exercisable
                                               following the occurrence of the event set
                                               forth above until the time as the rights are
                                               no longer redeemable by Syncor as set forth
                                               below.

                                               For example, at an exercise price of $180 per
                                               right, each right not owned by an acquiring
                                               person (or by certain related parties)
                                               following the event set forth in the
                                               preceding paragraph would entitle its holder
                                               to purchase $360 worth of Syncor common stock
                                               (or other consideration, as noted above).
                                               Assuming that Syncor common stock had a per
                                               share value of $40 at that time, the holder
                                               of each valid right would be entitled to
                                               purchase nine shares of Syncor common stock
                                               for $180.

                                               In the event that, following the stock
                                               acquisition date, (1) Syncor engages in a
                                               merger or other business combination
                                               transaction in which Syncor is not the
                                               surviving corporation, (2) Syncor engages in
                                               a merger or other business combination
                                               transaction in which Syncor is the surviving
                                               corporation and Syncor common stock is
                                               changed or exchanged, or (3) 50% or more of
                                               Syncor's assets, cash flow or earning power

                                               is sold or transferred, each holder of a
                                               right (except rights that previously have
                                               been voided as set forth above) shall
                                               thereafter have the right to receive, upon
                                               exercise of the right, common stock of the
                                               acquiring company having a value equal to two
                                               times the exercise price of the right. The
                                               events set forth in this paragraph and in the
                                               second preceding paragraph are referred to as
                                               the "triggering events."

                                               Notwithstanding the foregoing paragraph, for
                                               180 days, which we refer to as the special
                                               period, following a change in control of the
                                               Syncor board of directors that has not been
                                               approved by the Syncor board of directors,
                                               occurring within nine months of announcement
                                               of an unsolicited third-party acquisition or
                                               business combination proposal or of a third
                                               party's intent or proposal otherwise to
                                               become an acquiring person, the new Syncor
                                               directors are entitled to redeem the rights
                                               (assuming the rights would have otherwise
                                               been redeemable), including to facilitate an
                                               acquisition or business combination
                                               transaction involving Syncor, but only

                                                 - if they have followed certain prescribed
                                                   procedures, or
                                                 - if the procedures are not followed, and
                                                 if their decision regarding redemption and
                                                   any acquisition or business combination
                                                   is challenged as a breach of fiduciary
                                                   duty of care or loyalty, the directors
                                                   (solely for purposes of the effectiveness
                                                   of the redemption decision) are able to
                                                   establish the entire fairness of the
                                                   redemption or transaction.

                                               Until a right is exercised, the holder of the
                                               right, as such, will have no rights as a
                                               Syncor stockholder, including, without
                                               limitation, the right to vote or to receive
                                               dividends. While the distribution of the
                                               rights will not be taxable to Syncor
                                               stockholders or to Syncor, Syncor
                                               stockholders may, depending upon the
                                               circumstances, recognize taxable income in
                                               the event that the rights become exercisable
                                               for Syncor common stock (or other
                                               consideration) or for common stock of the
                                               acquiring company or in the event of the
                                               redemption of the rights as set forth above.

                                               In connection with the execution of the
                                               merger agreement, Syncor and the rights agent
                                               executed an amendment to the rights agreement
                                               so as to provide that neither Cardinal Health
                                               nor Mudhen Merger Corp. will become an
                                               acquiring person and that no stock
                                               acquisition date, distribution date, or
                                               triggering event will occur as a result of
                                               the completion of the

                                               merger or any other transaction contemplated
                                               by the merger agreement. See "The Merger
                                               Agreement -- Syncor Rights Agreement
                                               Amendment."

                                               The rights are designed to protect Syncor
                                               stockholders in the event of unsolicited
                                               offers or attempts to acquire Syncor,
                                               including offers that do not treat all Syncor
                                               stockholders equally, acquisitions in the
                                               open market of shares of Syncor common stock
                                               constituting control without offering fair
                                               value to all Syncor stockholders, and other
                                               coercive or unfair takeover tactics that
                                               could impair the Syncor board of directors'
                                               ability to fully represent Syncor
                                               stockholders' interests.

SHAREHOLDER/STOCKHOLDER PREEMPTIVE RIGHTS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that the shareholders        The DGCL provides that no stockholder of
of an Ohio corporation do not have a           a Delaware corporation shall have any
preemptive right to acquire the corporation's  preemptive rights to purchase additional
unissued shares, except to the extent the      securities of the corporation, unless the
articles of incorporation of the corporation   certificate of incorporation of the
permit. Cardinal Health's articles of          corporation expressly grants these rights.
incorporation expressly eliminate any          Syncor's certificate of incorporation does
preemptive rights.                             not provide for preemptive rights.

INSPECTION OF SHAREHOLDER/STOCKHOLDER LISTS

CARDINAL HEALTH                                SYNCOR

    Under the OGCL, shareholders of an Ohio        The DGCL provides any stockholder of a
corporation have the right, upon written       Delaware corporation the right to inspect for
demand stating the purpose, to examine, at     any proper purpose the corporation's stock
any reasonable time and for any reasonable     ledger, a list of the corporation's
and proper purpose, the articles of            stockholders, and the corporation's books and
incorporation of the corporation, the          other records, and to make copies or extracts
corporation's books and records of account,    of the stock ledger, the list of the
the corporation's minutes, the corporation's   corporation's stockholders, and the
records of shareholders, and the               corporation's books and other records. A
corporation's voting trust agreements, if      "proper purpose" means a purpose reasonably
any, on file with the corporation, and to      related to the person's interest as a
make copies of these items. Cardinal Health's  stockholder. Syncor's by-laws further provide
code of regulations authorizes the Cardinal    that, at least ten days before each meeting
Health board of directors to make reasonable   of stockholders, the list of Syncor
rules and regulations prescribing under what   stockholders shall be open to the examination
conditions the books, records, accounts, and   of any Syncor stockholder, for any purpose
documents of Cardinal Health shall be open to  germane to the meeting, during ordinary
inspection by Cardinal Health shareholders.    business hours, either at a place within the
    The OGCL requires that, upon the request   city, town or village where the meeting is to
of a shareholder of an Ohio corporation at     be held, or at the place where the meeting is
any meeting of shareholders, the corporation   to be held. The stockholders list shall be
shall produce at the meeting an                produced and kept at the time and place of
alphabetically arranged list, or classified    the meeting during the whole time of the
lists, of the shareholders of record as of     meeting, and may be inspected by any
the applicable record date that are entitled   stockholder that is present.
to vote.


LIABILITY OF DIRECTORS AND OFFICERS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides no provision limiting        The DGCL allows a Delaware corporation to
the liability of officers, employees or        include in the certificate of incorporation
agents of an Ohio corporation and Cardinal     of the corporation, and the Syncor
Health's articles of incorporation contain no  certificate of incorporation contains, a
such provision. However, under the OGCL, a     provision eliminating the liability of a
director of an Ohio corporation is not liable  director for monetary damages for a breach of
for monetary damages, unless it is proved by   his or her fiduciary duties as a director,
clear and convincing evidence that the         except liability
director's action or failure to act was
undertaken with deliberate intent to cause       - for any breach of a director's duty of
injury to the corporation or with reckless     loyalty to the corporation or its
disregard for the best interests of the            stockholders,
corporation.
                                                 - for acts or omissions not in good faith
                                               or that involve intentional misconduct or
                                                   knowing violation of law,
                                                 - under Section 174 of the DGCL (which
                                               generally deals with unlawful payments of
                                                   dividends, stock repurchases and
                                                   redemptions), and
                                                 - for any transaction from which the
                                               director derived an improper personal
                                                   benefit.

DUTIES OF DIRECTORS

CARDINAL HEALTH                                SYNCOR

    The OGCL requires a director of an Ohio        The DGCL contains no express provisions
corporation to perform his or her duties as a  relating to standards governing a director's
director:                                      performance of his or her duties.
  - in good faith,
  - with the care an ordinarily prudent
    person in a like position would exercise
    under similar circumstances, and
  - in a manner the director reasonably
    believes to be in or not opposed to the
    best interests of the corporation.

    The OGCL provides that a director will
not be found to have violated his or her duties as a director, unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. This standard applies in any action brought against a Cardinal Health director, including actions involving or affecting a change or potential change in control of Cardinal
Health, a termination or potential

termination of the director's service to Cardinal Health as a director or the director's service in any other position or relationship with Cardinal Health.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

CARDINAL HEALTH                                SYNCOR

    The OGCL provides that an Ohio                 The DGCL permits a Delaware corporation
corporation may indemnify directors,           to indemnify directors, officers, employees
officers, employees and agents of a            and agents of the corporation under certain
corporation within prescribed limits, and      circumstances, and mandates indemnification
must indemnify them under certain              under certain circumstances. The DGCL permits
circumstances. The OGCL does not authorize     the corporation to indemnify an officer,
payment by a corporation of judgments against  director, employee or agent of the
a director, officer, employee or agent of a    corporation for fines, judgments, or
corporation after a finding of negligence or   settlements, as well as for expenses in the
misconduct in a derivative suit absent a       context of actions other than derivative
court order. Indemnification is required,      actions, if such individual acted in good
however, to the extent such individual         faith and in a manner the individual
succeeds on the merits. In all other cases,    reasonably believed to be in or not opposed
if it is determined that a director, officer,  to the best interests of the corporation, or, employee or agent of the corporation acted in  in the case of a criminal proceeding, if the
good faith and in a manner such individual     individual had no reasonable cause to believe
reasonably believed to be in or not opposed    that the individual's conduct was unlawful.
to the best interests of the corporation, or,  Indemnification against expenses incurred by
with respect to a criminal proceeding, he or   a director, officer, employee or agent of the
she had no reasonable cause to believe that    corporation in connection with a proceeding
his or her conduct was unlawful,               against the individual for actions in his or
indemnification is discretionary, except as    her capacity as a director, officer, employee
otherwise provided by a corporation's          or agent of the corporation, is mandatory to
articles of incorporation, or code of          the extent that the individual has been
regulations, or by contract, and except with   successful on the merits. If a director,
respect to the advancement of expenses to      officer, employee or agent of the corporation
directors (as discussed in the next            is determined to be liable to the
paragraph). The statutory right to             corporation, indemnification for expenses is
indemnification is not exclusive in Ohio, and  not allowable, subject to limited exceptions
Ohio corporations may, among other things,     when a court deems the award of expenses
purchase insurance to indemnify these          appropriate. The DGCL grants express power to
individuals.                                   the corporation to purchase liability
                                               insurance for its directors, officers,
    The OGCL provides that a director (but     employees and agents of the corporation,
not an officer, employee or agent) of an Ohio  regardless of whether the individual is
corporation is entitled to mandatory           otherwise eligible for indemnification by the
advancement of expenses, including attorneys'  corporation. Advancement of expenses is
fees, incurred in defending any action,        permitted, but an individual receiving
including derivative actions, brought against  advances must repay those expenses if it is
the director, provided that the director       ultimately determined that he or she is not
agrees to cooperate with the corporation       entitled to indemnification.
concerning the matter and to repay the amount
advanced if it is proven by clear and              Syncor's by-laws provide for
convincing evidence that the director's act    indemnification of Syncor's directors to the
or failure to act was done with deliberate     fullest extent possible against all liability
intent to cause injury to the corporation or   and loss suffered and expenses (including
with reckless disregard for the corporation's  attorneys' fees), judgments, fines and
best interests.                                amounts paid in settlement, as well as for
    Cardinal Health's code of regulations      expenses incurred to the extent the director
provides for indemnification by Cardinal       is successful on the merits and for
Health to the fullest extent expressly         advancement of expenses.
permitted by the OGCL of any individual made
or threatened to be made a party to any
action, suit or proceeding by reason of the
fact that the individual is or was a
director, officer, employee or agent of
Cardinal Health or of any other

corporation for which the individual was serving as a director, officer, employee or agent at the request of Cardinal Health.

AMENDMENT OF CHARTER DOCUMENTS

CARDINAL HEALTH                                SYNCOR

    To amend an Ohio corporation's articles        The DGCL requires approval by holders of
of incorporation, the OGCL requires the        a majority of the voting power of a Delaware
approval of shareholders of the corporation    corporation, and of a majority of the
holding two-thirds of the voting power of the  outstanding stock of each class entitled to
corporation or, in cases in which class        vote to amend the certificate of the
voting is required, of shareholders of the     corporation as a class, in order to amend the
corporation holding two-thirds of the voting   certificate of incorporation of the
power of that class, unless otherwise          corporation.
specified in the corporation's articles of
incorporation. Cardinal Health's articles of       Syncor's certificate of incorporation
incorporation specify that the holders of a    provides that the affirmative vote of the
majority of the voting power of Cardinal       holders of at least 75% of the voting power
Health, or, when appropriate, any class of     of the outstanding stock of each class,
Cardinal Health shareholders, may amend        voting together as a single class, is
Cardinal Health's articles of incorporation.   required to amend the article of Syncor's
                                               certificate of incorporation relating to
  The OGCL also provides that any amendment    amendment of Syncor's certificate of
to the articles of incorporation of the        incorporation or by-laws.
corporation whose directors are classified
that would change or eliminate classification
of directors shall be adopted by the
shareholders only at a meeting expressly held
for that purpose, by the vote described above
and by the affirmative vote of at least a
majority of disinterested shares voted on the
proposal.

AMENDMENT AND REPEAL OF CODE OF REGULATIONS AND BY-LAWS

               CARDINAL HEALTH                                    SYNCOR

    The OGCL provides that only shareholders       Under the DGCL, holders of a majority of
of an Ohio corporation have the power to       the voting power of a Delaware corporation
amend and repeal the corporation's code of     and, when provided in the certificate of
regulations.                                   incorporation of the corporation, the
                                               directors of the corporation, have the power
    Cardinal Health's code of regulations      to adopt, amend and repeal the by-laws of a
requires that these amendments be approved by  corporation.
the affirmative vote of the holders of a
majority of the voting power entitled to vote      As permitted by the DGCL, Syncor's
on the matter, except that the affirmative     certificate of incorporation gives Syncor's
vote of the holders of not less than 75% of    directors the power to make, alter, amend, or
the Cardinal Health common shares having       repeal the Syncor by-laws, and provides that
voting power is required to amend, change or   any by-laws made by Syncor's directors under
adopt any provision inconsistent with, or      the powers conferred thereby may be altered,
repeal provisions of Cardinal Health's code    amended or repealed by Syncor's directors or
of regulations regarding the number and        Syncor stockholders, provided that the
classification of Cardinal Health directors,   sections of Syncor's by-laws relating to
the term of office of Cardinal Health          annual and special meetings, confidential
directors, the removal of Cardinal Health      voting, the terms, appointment and removal of
directors, or amendments to Cardinal Health's  directors, and amendment of the by-laws, only
code of regulations.                           may be altered, amended or repealed by the

                                               affirmative vote of the holders of 75% of the
    The OGCL also provides that any amendment  then- outstanding voting stock, voting as a
to the code of regulations of a corporation    single class.
whose directors are classified that would
change or eliminate the classification of          Syncor's by-laws provide that, except as
directors shall be adopted by the              otherwise provided in Syncor's certificate of
shareholders only at a meeting expressly held  incorporation or under applicable law, for that purpose, by the vote described above  Syncor's by-laws may be made, altered or
and by the affirmative vote of at least a      repealed by either holders of a majority of
majority of disinterested shares voted on the  the stock then entitled to vote present in
proposal.                                      person or by proxy at any annual or special
                                               meeting of Syncor stockholders at which a
                                               quorum is present, or by the affirmative vote
                                               of a majority of the Syncor board of
                                               directors.

                OTHER ACTION TO BE TAKEN AT THE SPECIAL MEETING

SYNCOR ADJOURNMENT PROPOSAL

     Syncor is submitting a proposal to Syncor stockholders to authorize the named proxies to vote in favor of the adjournment proposal at the special meeting of stockholders in the event that there are not sufficient votes to approve the merger agreement proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Syncor may not have received sufficient votes to approve the merger agreement proposal. In that event, we would need to adjourn the special meeting in order to solicit additional proxies.

     To allow the proxies that have been received by Syncor at the time of the special meeting to be voted for the adjournment, if necessary, Syncor has submitted the question of adjournment under such circumstances, and only under such circumstances, to Syncor stockholders for their consideration. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Syncor common stock present in person or represented by proxy at the special meeting.

     The Syncor board of directors recommends that the Syncor stockholders vote their proxies "FOR" the adjournment proposal so that their proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If it is necessary to adjourn the special meeting, no notice of the time and place of the adjourned special meeting is required to be given to Syncor stockholders other than an announcement of the time and place at the special meeting, unless the adjournment is for more than 30 days, or, if, after the adjournment, a new record date is set. The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve the merger agreement proposal at the special meeting. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

     The Syncor board of directors retains full authority to postpone the special meeting prior to the special meeting being convened, without the consent of any Syncor stockholder.

     THE SYNCOR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

     As of the date of this proxy statement/prospectus, the Syncor board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. If any other matters do properly come before the special meeting or any adjournments or postponements of the special meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies to vote shares of Syncor common stock represented by those proxies as to any of those matters.

                                 LEGAL MATTERS

     The validity of Cardinal Health common shares to be issued in the merger will be passed upon for Cardinal Health by Wachtell, Lipton, Rosen & Katz, special counsel to Cardinal Health.

     Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Syncor, will render the opinion referred to under "Material U.S. Federal Income Tax Consequences."

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements and the related consolidated financial statement schedule of Cardinal Health and its subsidiaries as of June 30, 2001 and 2000, and for each of the three years in the period ended June 30, 2001, have been incorporated in this proxy statement/prospectus by reference from Cardinal Health's annual report on Form 10-K for the fiscal year ended June 30, 2001. Such consolidated financial statements and schedule as of and for the fiscal years ended June 30, 2001 and 2000, except for the financial statements of Bindley Western Industries, Inc. and its subsidiaries ("Bindley") as of and for the year ended December 31, 1999, have been audited by Arthur Andersen LLP as stated in their report which is incorporated herein by reference from the Cardinal Health Form 10-K for the fiscal year ended June 30, 2001. The consolidated statements of earnings, shareholders' equity and cash flows and the related consolidated financial statement schedule of Cardinal Health and its subsidiaries for the year ended June 30, 1999, prior to restatement for the 2001 pooling of interests with Bindley, which are not presented separately herein, and except for the financial statements of Bindley, Allegiance Corporation and its subsidiaries ("Allegiance") and R.P. Scherer Corporation ("Scherer"), have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference from the Cardinal Health Form 10-K for the fiscal year ended June 30, 2001. The separate financial statements of Scherer for the year ended June 30, 1999, which are not presented herein, have been audited by Arthur Andersen LLP, as stated in their reports which are incorporated herein by reference from Cardinal Health's Form 10-K for the fiscal year ended June 30, 2001. Arthur Andersen LLP audited the combination of the consolidated financial statements and related consolidated financial statement schedule for the year ended June 30, 1999, after restatement for the 2001 Bindley pooling of interests.

     The financial statements of Bindley as of December 31, 1999 and for each of the two years in the period ended December 31, 1999 and the financial statements of Allegiance for the year ended June 30, 1999, such financial statements not being included or incorporated by reference in this proxy statement/prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports appearing in Cardinal Health's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, which is incorporated by reference in this proxy statement/prospectus.

     As previously disclosed in Cardinal Health's 8-K filed on May 9, 2002, Cardinal Health dismissed Arthur Andersen LLP as its independent public accountants and announced that Cardinal Health had appointed Ernst & Young LLP to replace Arthur Andersen LLP as its independent public accountants. On July 3, 2002, Arthur Andersen LLP publicly announced that it has commenced the closure of its Columbus, Ohio office. Solely due to insufficient professional staff remaining in Arthur Andersen LLP's Columbus office, after reasonable efforts, Cardinal Health has been unable to obtain Arthur Andersen LLP's written consent to include Arthur Andersen LLP's reports on Cardinal Health's or Scherer's financial statements which are incorporated by reference into this proxy statement/prospectus. Under these circumstances, this proxy statement/prospectus is permitted to be filed without a written consent from Arthur Andersen LLP in accordance with Rule 437a of the Securities Act of 1933. The absence of this consent may limit recovery against Arthur Andersen LLP under Section 11 of the Securities Act. In addition, as a practical matter, the ability of Arthur Andersen LLP to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to Cardinal Health and Arthur Andersen LLP's other clients) may be limited due to recent events regarding Arthur Andersen LLP, including without limitation its conviction on federal obstruction of justice charges arising from the federal government's investigation of Enron Corp.

     The consolidated financial statements of Syncor International Corporation as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, have been incorporated by reference in this proxy statement/prospectus in reliance on the report by KPMG LLP, independent accountants.

                                 OTHER MATTERS

     Representatives of KPMG LLP are expected to be present at the special meeting with the opportunity to make statements if they so desire. These representatives also are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     The 2003 annual meeting of Syncor stockholders is presently scheduled to be held in June 2003, but will not be held if the merger is completed. If the 2003 annual meeting of Syncor stockholders is held, stockholder proposals must be received by Syncor no later than January 13, 2003 in order for the proposal to be considered timely for inclusion in the 2003 annual meeting proxy materials. To be included, proposals must be proper under law and must comply with the rules and regulations of the SEC and Syncor's by-laws. All stockholder proposals should be addressed to Mr. Edwin A. Burgos, Secretary of Syncor.

                      WHERE YOU CAN FIND MORE INFORMATION

     Cardinal Health will file with the SEC a registration statement under the Securities Act that registers the distribution to Syncor stockholders of the Cardinal Health common shares to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, will contain additional relevant information about Cardinal Health and Syncor. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

     In addition, Cardinal Health and Syncor file reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

     You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Cardinal Health and Syncor, who file electronically with the SEC. The address of that site is http://www.sec.gov. You also can inspect reports, proxy statements and other information about Cardinal Health at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows Cardinal Health and Syncor to "incorporate by reference" information in this proxy statement/prospectus. This means that Cardinal Health and Syncor can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents listed below that Cardinal Health and Syncor previously have filed with the SEC. They contain important information about Cardinal Health and Syncor and their financial condition.

         CARDINAL HEALTH SEC FILINGS
             (FILE NO. 0-12591)                      DESCRIPTION OR PERIOD/AS OF DATE
         ---------------------------                 --------------------------------
Annual Report on Form 10-K                     Year ended June 30, 2001

Quarterly Reports on Form 10-Q                 Quarters ended September 30, 2001,
                                               December 31, 2001 and March 31, 2002

Current Reports on Form 8-K                    March 11, 2002 and May 9, 2002

Proxy Statement                                For the Cardinal Health annual meeting of
                                               shareholders held November 7, 2001

Registration Statement on Form 8-A, dated      Description of Cardinal Health common shares
August 19, 1994                                contained therein and any amendment or report
                                               filed for the purpose of updating that
                                               description

             SYNCOR SEC FILINGS
            (FILE NO. 000-08640)                     DESCRIPTION OR PERIOD/AS OF DATE
            --------------------                     --------------------------------
Annual Report on Form 10-K                     Year ended December 31, 2001

Quarterly Report on Form 10-Q                  Quarter ended March 31, 2002

Current Report on Form 8-K                     June 21, 2002

Proxy Statement                                For the Syncor annual meeting of stockholders
                                               held June 17, 2002

Registration Statement on Form 8-A, filed      Description of shares of Syncor common stock
with the SEC on October 29, 1981               contained therein and any amendment or report
                                               filed for the purpose of updating that
                                               description

Registration Statement on Form 8-A, filed      Description of the rights associated with
with the SEC on October 20, 1999, as amended   shares of Syncor common stock contained
by Form 8-A/A, filed with the SEC on June 19,  therein and any amendment or report filed for
2002                                           the purpose of updating that description

     Cardinal Health and Syncor incorporate by reference additional documents that either Cardinal Health or Syncor may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through Cardinal Health or Syncor, as the case may be, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from Cardinal Health or Syncor, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

              CARDINAL HEALTH:                                    SYNCOR:
            Cardinal Health, Inc.                    Syncor International Corporation
             7000 Cardinal Place                            6464 Canoga Avenue
             Dublin, Ohio 43017                    Woodland Hills, California 91367-2407
Attention: Vice President-Investor Relations      Attention: Director-Investor Relations
               (614) 757-5000                                 (818) 737-4000

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY AUGUST [ ], 2002 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. If you request any documents incorporated by reference in this proxy statement/prospectus from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request. Syncor stockholders that require assistance in changing or revoking a proxy should contact the solicitation agent Syncor and Cardinal Health have hired in connection with the special meeting:

                        [MACKENZIE PARTNERS, INC. LOGO]

                               105 Madison Avenue
                            New York, New York 10016
                         (212) 929-5500 (Call Collect)
                      E-mail: proxy@mackenziepartners.com
                                       or
                         CALL TOLL-FREE (800) 322-2885

     WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT/PROSPECTUS, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     WITH RESPECT TO THE INFORMATION CONTAINED IN THIS PROXY
STATEMENT/PROSPECTUS, CARDINAL HEALTH HAS SUPPLIED THE INFORMATION CONCERNING CARDINAL HEALTH AND MUDHEN MERGER CORP., AND SYNCOR HAS SUPPLIED THE INFORMATION CONCERNING SYNCOR.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             CARDINAL HEALTH, INC.
                                 ("CARDINAL"),

                              MUDHEN MERGER CORP.
                  a wholly owned direct subsidiary of Cardinal
                                  ("SUBCORP"),

                                      and

                        SYNCOR INTERNATIONAL CORPORATION
                                   ("SYNCOR")

                                 June 14, 2002

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
PRELIMINARY STATEMENTS................................................   A-1

ARTICLE I.  THE MERGER................................................   A-1
  1.1.    The Merger..................................................   A-1
  1.2.    Effective Time..............................................   A-1
  1.3.    Effects of the Merger.......................................   A-2
  1.4.    Certificate of Incorporation and By-laws....................   A-2
  1.5.    Directors and Officers of the Surviving Corporation.........   A-2
  1.6.    Additional Actions..........................................   A-2

ARTICLE II.  CONVERSION OF SECURITIES.................................   A-2
  2.1.    Conversion of Capital Stock.................................   A-2
  2.2.    Exchange Ratio; Fractional Shares; Adjustments..............   A-3
  2.3.    Exchange of Certificates....................................   A-3
            (a) Exchange Agent........................................   A-3
            (b) Exchange Procedures...................................   A-4
            (c) Distributions with Respect to Unexchanged Shares......   A-4
            (d) No Further Ownership Rights in Syncor Common Stock....   A-5
            (e) Termination of Exchange Fund..........................   A-5
            (f) No Liability..........................................   A-5
            (g) Investment of Exchange Fund...........................   A-5
            (h) Withholding Rights....................................   A-5
  2.4.    Treatment of Stock Options..................................   A-5

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF CARDINAL AND SUBCORP..   A-6
  3.1.    Organization and Standing...................................   A-6
  3.2.    Corporate Power and Authority...............................   A-7
  3.3.    Capitalization of Cardinal and Subcorp......................   A-7
  3.4.    Conflicts; Consents and Approval............................   A-7
  3.5.    Brokerage and Finder's Fees.................................   A-8
  3.6.    Reorganization..............................................   A-8
  3.7.    Cardinal SEC Documents......................................   A-8
  3.8.    Registration Statement......................................   A-9
  3.9.    Compliance with Law.........................................   A-9
  3.10.   Litigation..................................................   A-9
  3.11.   No Material Adverse Change..................................   A-9
  3.12.   Subcorp's Operations........................................   A-9
  3.13.   Undisclosed Liabilities.....................................  A-10

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SYNCOR.................  A-10
  4.1.    Organization and Standing...................................  A-10
  4.2.    Subsidiaries................................................  A-10
  4.3.    Corporate Power and Authority...............................  A-11
  4.4.    Capitalization of Syncor....................................  A-11
  4.5.    Conflicts; Consents and Approvals...........................  A-11

                                                                        PAGE
                                                                        ----
  4.6.    Brokerage and Finder's Fees.................................  A-12
  4.7.    Reorganization..............................................  A-12
  4.8.    Syncor SEC Documents........................................  A-12
  4.9.    Registration Statement; Proxy Statement.....................  A-12
  4.10.   Compliance with Law.........................................  A-13
  4.11.   Litigation..................................................  A-13
  4.12.   No Material Adverse Change..................................  A-13
  4.13.   Taxes.......................................................  A-13
  4.14.   Intellectual Property.......................................  A-15
  4.15.   Title to and Condition of Properties........................  A-15
  4.16.   Employee Benefit Plans......................................  A-15
  4.17.   Contracts...................................................  A-18
  4.18.   Labor Matters...............................................  A-19
  4.19.   Undisclosed Liabilities.....................................  A-19
  4.20.   Operation of Syncor's Business; Relationships...............  A-19
  4.21.   Permits; Compliance.........................................  A-19
  4.22.   Environmental Matters.......................................  A-20
  4.23.   Insurance...................................................  A-20
  4.24.   Opinion of Financial Advisor................................  A-20
  4.25.   Board Recommendation; Required Vote.........................  A-20
  4.26.   Section 203 of the DGCL; Rights Agreement...................  A-21

ARTICLE V.  COVENANTS OF THE PARTIES..................................  A-21
  5.1.    Mutual Covenants............................................  A-21
            (a) HSR Act Filings; Reasonable Efforts; Notification.....  A-21
            (b) Tax-Free Treatment....................................  A-23
            (c) Public Announcements..................................  A-23
            (d) Obligations of Cardinal and of Syncor.................  A-23
            (e) Conveyance Taxes......................................  A-23
  5.2.    Covenants of Cardinal.......................................  A-23
            (a) Preparation of Registration Statement.................  A-23
            (b) Conduct of Cardinal's Operations......................  A-24
            (c) Indemnification; Directors' and Officers' Insurance...  A-24
            (d) Subcorp...............................................  A-25
            (e) NYSE Listing..........................................  A-25
            (f) Employees and Employee Benefits.......................  A-25
  5.3.    Covenants of Syncor.........................................  A-26
            (a) Syncor Stockholders Meeting...........................  A-26
            (b) Information for the Registration Statement and
                Preparation of Proxy Statement........................  A-27
            (c) Conduct of Syncor's Operations........................  A-27
            (d) No Solicitation.......................................  A-29
            (e) Affiliates of Syncor..................................  A-31
            (f) Access................................................  A-31
            (g) Subsequent Financial Statements.......................  A-31

                                                                        PAGE
                                                                        ----
ARTICLE VI.  CONDITIONS...............................................  A-31
  6.1.    Conditions to the Obligations of Each Party.................  A-31
  6.2.    Conditions to Obligations of Syncor.........................  A-32
  6.3.    Conditions to Obligations of Cardinal and Subcorp...........  A-33

ARTICLE VII.  TERMINATION AND AMENDMENT...............................  A-33
  7.1.    Termination.................................................  A-33
  7.2.    Effect of Termination.......................................  A-34
  7.3.    Amendment...................................................  A-35
  7.4.    Extension; Waiver...........................................  A-35

ARTICLE VIII.  MISCELLANEOUS..........................................  A-35
  8.1.    Survival of Representations and Warranties..................  A-35
  8.2.    Notices.....................................................  A-35
  8.3.    Interpretation..............................................  A-36
  8.4.    Counterparts................................................  A-37
  8.5.    Entire Agreement............................................  A-37
  8.6.    Third-Party Beneficiaries...................................  A-37
  8.7.    Governing Law...............................................  A-37
  8.8.    Consent to Jurisdiction; Venue..............................  A-37
  8.9.    Specific Performance........................................  A-37
  8.10.   Assignment..................................................  A-38
  8.11.   Expenses....................................................  A-38
  8.12.   Severability................................................  A-38

                             INDEX OF DEFINED TERMS

                        DEFINED TERM                                  SECTION
                        ------------                                  -------
Action......................................................  3.10
Agreement...................................................  Preamble
Antitrust Laws..............................................  5.1(a)(ii)
Applicable Laws.............................................  3.9
BMS.........................................................  4.17
BMS Contract................................................  4.17
Business Combination........................................  7.2
Cardinal....................................................  Preamble
Cardinal Articles...........................................  3.1
Cardinal Code of Regulations................................  3.1
Cardinal Common Shares......................................  3.3(a)
Cardinal Disclosure Schedule................................  3.3(a)
Cardinal Exchange Option....................................  2.4(a)
Cardinal SEC Documents......................................  3.7
Certificate of Merger.......................................  1.2
Certificates................................................  2.2(c)
Closing.....................................................  1.2
Closing Date................................................  1.2
CMI.........................................................  5.3(d)
CMI Business................................................  8.3
CMI Changes.................................................  8.3
Code........................................................  Preliminary Statement C
Commission..................................................  2.4(b)
Competing Transaction.......................................  5.3(d)
Confidentiality Agreement...................................  5.3(d)
Contract....................................................  4.17
Controlled Group Liability..................................  4.16(a)
Costs.......................................................  7.2
DGCL........................................................  1.1
Delaware Secretary of State.................................  1.2
Effective Time..............................................  1.2
Environmental Laws..........................................  4.22
Environmental Permit........................................  4.22
ERISA.......................................................  4.16(a)
ERISA Affiliate.............................................  4.16(a)
ESOP........................................................  4.16(n)
Excess Shares...............................................  2.2(c)
Exchange Act................................................  2.4(c)
Exchange Agent..............................................  2.3(a)
Exchange Fund...............................................  2.3(a)
Exchange Ratio..............................................  2.2(a)
GAAP........................................................  3.7
Governmental Authority......................................  3.4(d)

                        DEFINED TERM                                  SECTION
                        ------------                                  -------
Hazardous Materials.........................................  4.22
HSR Act.....................................................  3.4(d)
Intellectual Property.......................................  4.14
Limitations.................................................  5.1(a)(iv)
Material Adverse Effect.....................................  8.3
Merger......................................................  Preliminary Statement A
Multiemployer Plan..........................................  4.16(f)
Multiple Employer Plan......................................  4.16(f)
NYSE........................................................  2.2(c)
Plans.......................................................  4.16(a)
Proxy Statement.............................................  3.8
Qualified Plan..............................................  4.16(c)
Registration Statement......................................  3.8
Regulatory Material Adverse Effect..........................  5.1(a)(iv)
Salomon Smith Barney........................................  4.6
Section 16..................................................  2.4(c)
Securities Act..............................................  2.3(d)
Subcorp.....................................................  Preamble
Subcorp By-laws.............................................  1.4
Subcorp Common Stock........................................  2.1(a)
Subcorp Certificate of Incorporation........................  1.4
subsidiary..................................................  8.3
Superior Proposal...........................................  5.3(d)
Support Agreements..........................................  4.26
Surviving Corporation.......................................  1.1
Syncor......................................................  Preamble
Syncor Affiliate Letter.....................................  5.3(e)
Syncor Board Recommendation.................................  4.25
Syncor By-laws..............................................  4.1
Syncor Certificate..........................................  4.1
Syncor Change in Recommendation.............................  5.3(a)
Syncor Common Stock.........................................  4.4
Syncor Disclosure Schedule..................................  4.1
Syncor Employees............................................  5.2(f)(i)
Syncor ESPP.................................................  5.2(f)(v)
Syncor Option...............................................  2.4(a)
Syncor Permits..............................................  4.21(a)
Syncor Rights Agreement.....................................  4.26
Syncor SEC Documents........................................  4.8
Syncor Stockholders.........................................  Preliminary Statement B
Syncor Stockholders Meeting.................................  5.3(a)
Tax Returns.................................................  4.13(i)
Taxes.......................................................  4.13(j)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 14th day of June 2002, by and among Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Mudhen Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Syncor International Corporation, a Delaware corporation ("Syncor").

                             PRELIMINARY STATEMENTS

     A. Cardinal desires to combine its businesses with the businesses operated by Syncor through the merger of Subcorp with and into Syncor, with Syncor as the surviving corporation (the "Merger"), pursuant to which each share of Syncor Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive Cardinal Common Shares (as defined in Section 3.3(a)), all as more fully provided in this Agreement.

     B. The Board of Directors of Syncor has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Syncor, and Syncor desires to combine its businesses with the businesses operated by Cardinal and for the holders of shares of Syncor Common Stock ("Syncor Stockholders") to have a continuing equity interest in the combined Cardinal/Syncor businesses through the ownership of Cardinal Common Shares.

     C. The parties to this Agreement intend that the Merger constitute a "reorganization" (within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations thereunder, the "Code")) and this Agreement be adopted as a plan of reorganization for the purposes of Section 368 of the Code.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Cardinal's willingness to enter into this Agreement, certain Syncor Stockholders are entering into Support Agreements (as defined in Section 4.26) with Cardinal in the form of Exhibit B to this Agreement.

     E. The respective Boards of Directors of Cardinal, Subcorp and Syncor have determined the Merger in the manner contemplated in this Agreement to be advisable and in the best interests of their respective shareholders or stockholders, as the case may be, and, by resolutions duly adopted, have approved and adopted this Agreement.

                                   AGREEMENT

     Now, therefore, in consideration of these premises and the mutual and dependent promises set forth in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Subcorp shall be merged with and into Syncor at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and Syncor shall continue its existence under the laws of the State of Delaware as a wholly owned subsidiary of Cardinal. Syncor, in its capacity as the corporation surviving the Merger, is sometimes referred to as the "Surviving Corporation."

     1.2. Effective Time. As promptly as possible on the Closing Date (as defined below), the parties to this Agreement shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with Section 251 of the DGCL. The Merger shall become effective when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by Cardinal and Syncor and specified in the Certificate of Merger (the "Effective Time"). Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or such other place as the parties to this Agreement may agree on, as soon as practicable (but in any event within three business days) following the date upon which all conditions set forth in Article VI that are capable of being satisfied prior to the Closing have been satisfied or waived, or at such other date as Cardinal and Syncor may agree; provided that the Closing shall be delayed if and only for so long as necessary if a banking moratorium, act of terrorism or war (whether or not declared) affecting United States banking or financial markets generally prevents the Closing. The date on which the Closing takes place is referred to as the "Closing Date." For all Tax (as defined in Section 4.13(j)) purposes, the Closing shall be effective at the end of the day on the Closing Date.

     1.3. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects as provided for in this Agreement and the applicable provisions of the DGCL, including those set forth in Section 259 of the DGCL.

     1.4. Certificate of Incorporation and By-laws. The Certificate of Merger shall provide that, at the Effective Time, (a) the Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the Certificate of Incorporation of Subcorp (the "Subcorp Certificate of Incorporation"), except for Article I of the Subcorp Certificate of Incorporation, which shall continue to read "The name of the corporation is "SYNCOR INTERNATIONAL CORPORATION'," and (b) the By-laws of Subcorp (the "Subcorp By-laws") in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, in each case, until amended in accordance with the DGCL.

     1.5. Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of Syncor shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the Closing Date, Syncor shall deliver to Cardinal evidence satisfactory to Cardinal of the resignations of the directors of Syncor, such resignations to be effective as of the Effective Time.

     1.6. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Syncor or (b) otherwise carry out the provisions of this Agreement, Syncor and the officers and directors of Syncor shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney, and the Surviving Corporation and the officers and directors of the Surviving Corporation will be authorized in the name of and on behalf of Syncor to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Syncor or otherwise to take any and all such action.

                                  ARTICLE II.

                            CONVERSION OF SECURITIES

     2.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Cardinal, Subcorp or Syncor or their respective shareholders and stockholders, as applicable:

          (a) Each share of common stock, $0.01 par value, of Subcorp ("Subcorp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          (b) Subject to the other provisions of this Article II, each share of Syncor Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive a number of Cardinal Common Shares equal to the Exchange Ratio (as defined in Section 2.2(a)).

          (c) Each share of capital stock of Syncor held in the treasury of Syncor shall be cancelled and retired and no payment shall be made in respect thereof.

     2.2.  Exchange Ratio; Fractional Shares; Adjustments.

     (a) The "Exchange Ratio" shall be equal to 0.52.

     (b) No certificates for fractional Cardinal Common Shares shall be issued as a result of the conversion provided for in Section 2.1(b) and such fractional share interests will not entitle the owner thereof to vote or have any rights of a holder of Cardinal Common Shares.

     (c) In lieu of any such fractional Cardinal Common Shares, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Syncor Common Stock (the "Certificates") that would otherwise have been entitled to a fraction of a Cardinal Common Share upon surrender of Certificates (determined after taking into account all Certificates delivered by such Syncor Stockholder) shall be paid upon such surrender cash (without interest) in an amount equal to such Syncor Stockholder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such Syncor Stockholders, of the aggregate fractional Cardinal Common Shares issued pursuant to this Article II. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full Cardinal Common Shares delivered to the Exchange Agent by Cardinal over (ii) the aggregate number of full Cardinal Common Shares to be distributed to Syncor Stockholders (such excess, the "Excess Shares"), and the Exchange Agent, as agent for the former Syncor Stockholders, shall sell the Excess Shares at the prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, stock transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares shall be paid by the Surviving Corporation. The Exchange Agent shall determine the portion of the proceeds of such sale to which each Syncor Stockholder shall be entitled, if any, by multiplying the amount of the proceeds of such sale by a fraction the numerator of which is the amount of fractional share interests to which such Syncor Stockholder is entitled (after taking into account all shares of Syncor Common Stock held at the Effective Time by such Syncor Stockholders) and the denominator of which is the aggregate amount of fractional share interests to which all Syncor Stockholders are entitled. Until the proceeds of such sale have been distributed to the former Syncor Stockholders, the Exchange Agent will hold such proceeds in trust for such former Syncor Stockholders. As soon as practicable after the determination of the amount of cash to be paid to such Syncor Stockholder in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former Syncor Stockholder.

     (d) In the event that, prior to the Effective Time, Cardinal shall declare a stock dividend or other distribution payable in Cardinal Common Shares or securities convertible into Cardinal Common Shares, or effect a stock split, reclassification, reorganization, recapitalization, combination or other like change with respect to Cardinal Common Shares having a record date or effective date prior to the Effective Time, the Exchange Ratio set forth in this Section
2.2 shall be adjusted to reflect fully such dividend, distribution, stock split, reclassification, reorganization, recapitalization, combination or other like change.

     2.3.  Exchange of Certificates.

     (a) Exchange Agent. Promptly following the Effective Time, Cardinal shall deposit with EquiServe Trust Company or such other nationally-recognized exchange agent as may be designated by Cardinal (the "Exchange Agent"), for the benefit of Syncor Stockholders, for exchange in accordance with this Section 2.3, certificates representing Cardinal Common Shares issuable pursuant to
Section 2.1 in exchange for outstand-
ing shares of Syncor Common Stock (such Cardinal Common Shares, together with any dividends or distributions with respect thereto, the "Exchange Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other customary provisions as Cardinal (in consultation with Syncor) may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Cardinal Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of the Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of Cardinal Common Shares that the Syncor Stockholder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as the Syncor Stockholder may request and (ii) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which the Syncor Stockholder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding Tax. The shares of Syncor Common Stock represented by the Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to Syncor Stockholders. In the event of a transfer of ownership of shares of Syncor Common Stock that is not registered on the transfer records of Syncor, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to the transferee if the Certificate held by the transferee is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect the transfer and to evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive upon surrender a certificate representing Cardinal Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate to be lost, stolen or destroyed and, if required by Cardinal, the posting by the person of a bond in such reasonable and customary amount as Cardinal may direct as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent will deliver in exchange for the lost, stolen or destroyed Certificate, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of Syncor Common Stock formerly represented by the Certificate, and unpaid dividends and distributions on Cardinal Common Shares, if any, as provided in this Article II. Receipt by the Exchange Agent of such affidavit in reasonably acceptable form and posting of such a bond, if required, shall be deemed delivery and/or surrender of a Certificate with respect to the relevant shares of Syncor Common Stock for purposes of this Article II.

     (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Cardinal Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender the Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), following surrender of the Certificate, there shall be paid to the holder of the certificates representing whole Cardinal Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Cardinal Common Shares and not paid, less the amount of any withholding Taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Cardinal Common Shares, less the amount of any withholding Taxes that may be required thereon.

     (d) No Further Ownership Rights in Syncor Common Stock. All Cardinal Common Shares issued upon surrender of Certificates in accordance with the terms of this Agreement (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Syncor Common Stock represented thereby, and, as of the Effective Time, the stock transfer books of Syncor shall be closed and there shall be no further registration of transfers on the stock transfer books of Syncor of shares of Syncor Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person identified pursuant to Section 5.3(e) as an "affiliate" of Syncor for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Cardinal has received written undertakings from such person in the form attached as Exhibit A to this Agreement.

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to Syncor Stockholders six months after the date of the mailing required by Section 2.3(b) shall be delivered to Cardinal, upon demand thereby, and holders of Certificates that have not theretofore complied with this Section 2.3 shall thereafter look only to Cardinal for payment of any claim to Cardinal Common Shares, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof, or any other consideration pursuant to this Agreement.

     (f) No Liability. None of Cardinal, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Syncor Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Syncor Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4(d))), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Cardinal, free and clear of all claims or interest of any person previously entitled thereto.

     (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash balances in the Exchange Fund as a result of Section 2.2(c), as directed by Cardinal, on a daily basis; provided that no such investment shall affect Cardinal's obligation to deposit the full amount of cash required from time to time under Section 2.3(a). Any interest and other income resulting from such investments shall be paid to Cardinal upon termination of the Exchange Fund pursuant to Section 2.3(e).

     (h) Withholding Rights. Each of the Surviving Corporation and Cardinal shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Syncor Stockholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Cardinal, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Syncor Stockholders in respect of which such deduction and withholding was made by the Surviving Corporation or Cardinal, as the case may be.

     2.4.  Treatment of Stock Options.

     (a) Prior to the Effective Time, Cardinal and Syncor shall take all such actions as may be necessary to cause each unexpired and unexercised outstanding option granted or issued under Syncor stock option or equity-incentive plans in effect on the date of this Agreement (each, a "Syncor Option") to be automatically converted at the Effective Time into a fully-vested option (a "Cardinal Exchange Option") to purchase that number of Cardinal Common Shares equal to the number of shares of Syncor Common Stock subject to the Syncor Option immediately prior to the Effective Time multiplied by the Exchange Ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding Syncor Option divided by the Exchange Ratio (and rounded to the nearest whole cent), and with other terms and conditions that are the same as the terms and conditions of the Syncor Option immediately before the Effective Time; provided that, with respect to any Syncor Option that is an "incentive stock option" (within the meaning of Section 422 of the Code), the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code. In connection with the issuance of Cardinal Exchange Options, Cardinal shall (i) reserve for issuance the number of Cardinal Common Shares that will become subject to Cardinal Exchange Options pursuant to this Section 2.4, and (ii) from and after the Effective Time, upon exercise of Cardinal Exchange Options, make available for issuance all Cardinal Common Shares covered by Cardinal Exchange Options, subject to the terms and conditions applicable to Cardinal Exchange Options.

     (b) Cardinal will file with the Securities and Exchange Commission (the "Commission"), within ten days after the Effective Time, such registration statements on Form S-8 or other appropriate forms under the Securities Act to register Cardinal Common Shares necessary to fulfill Cardinal's obligation pursuant to this Section 2.4, including those Cardinal Common Shares issuable upon exercise of Cardinal Exchange Options and to use its reasonable efforts to cause such registration statements to remain effective until the exercise or expiration of all Cardinal Exchange Options.

     (c) Prior to the Effective Time: (i) the Board of Directors of Cardinal, or an appropriate committee of non-employee directors of Cardinal, shall adopt a binding resolution consistent with the interpretive guidance of the Commission so that the acquisition by any officer or director of Syncor who may become a covered person of Cardinal for purposes of Section 16 (together with the rules and regulations thereunder, "Section 16") of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), of Cardinal Common Shares or Cardinal Exchange Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
Section 16; and (ii) the Board of Directors of Syncor, or an appropriate committee of non-employee directors of Syncor, shall adopt a binding resolution consistent with the interpretive guidance of the Commission so that the disposition by any officer or director of Syncor who is a covered person of Syncor for purposes of Section 16 of shares of Syncor Common Stock or Syncor Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

     (d) Cardinal shall be permitted to make additional grants of equal amounts under the Syncor stock option plans following the Effective Time for an amount of Cardinal Common Shares equal to the number of shares under the Syncor stock option plans immediately prior to the Effective Time that are not subject to outstanding awards, multiplied by the Exchange Ratio.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF CARDINAL AND SUBCORP

     In order to induce Syncor to enter into this Agreement, Cardinal and Subcorp hereby represent and warrant to Syncor that, subject to the qualifications, limitations and exceptions set forth in this Agreement, the statements contained in this Article III are true and correct:

     3.1. Organization and Standing. Each of Cardinal and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Cardinal and Subcorp is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 8.3) on Cardinal or Subcorp, as the case may be. Cardinal is not in default in the performance, observance or fulfillment of any provision of the Amended and Restated Articles of Incorporation of Cardinal, as amended (the "Cardinal Articles") or the Restated Code of Regulations of Cardinal, as amended (the "Cardinal Code of Regulations"), and Subcorp is not in default in the performance, observance or fulfillment of any provisions of the Subcorp Certificate of Incorporation or the Subcorp By-laws. Subcorp has, prior to the date of this

Agreement, furnished or made available to Syncor complete and correct copies of the Subcorp Certificate of Incorporation and the Subcorp By-laws.

     3.2. Corporate Power and Authority. Each of Cardinal and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Cardinal and Subcorp have been duly authorized by all necessary corporate action on the part of each of Cardinal and Subcorp. This Agreement has been duly executed and delivered by each of Cardinal and Subcorp, and, assuming this Agreement constitutes a valid and binding obligation of Syncor, constitutes the legal, valid and binding obligation of Cardinal and Subcorp enforceable against each of them in accordance with its terms.

     3.3.  Capitalization of Cardinal and Subcorp.

     (a) As of June 12, 2002, Cardinal's authorized capital stock consisted solely of (i) 750,000,000 common shares, without par value ("Cardinal Common Shares"), of which (A) 450,657,143 shares were issued and outstanding, (B) 10,218,008 shares were issued and held in treasury (which does not include Cardinal Common Shares reserved for issuance or issued and held in treasury as set forth in subclause (a)(i)(C) below), (C) 81,547,145 shares were reserved for issuance pursuant to equity based plans for employees and directors for Cardinal and its subsidiaries or upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Cardinal and (D) shares will be issued pursuant to equity based plans or upon the exercise or conversion of options granted or issuable by Cardinal in connection with the anticipated closing of the acquisition of Boron, LePore & Associates, Inc. in an amount determined in accordance with the formula set forth in Section 3.3 to the disclosure schedule delivered by Cardinal to Syncor and dated the date of this Agreement (the "Cardinal Disclosure Schedule"), (ii) 5,000,000 Class B common shares, without par value, none of which was issued and outstanding or reserved for issuance, and (iii) 500,000 non-voting preferred shares, without par value, none of which was issued and outstanding or reserved for issuance or issued and held in treasury. Each outstanding share of capital stock of Cardinal is, and all Cardinal Common Shares to be issued in connection with the Merger or upon exercise of any Cardinal Exchange Option will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of capital stock of Cardinal has not been, and all Cardinal Common Shares to be issued in connection with the Merger or upon exercise of any Cardinal Exchange Option will not be, issued in violation of any preemptive or similar rights. As of the date of this Agreement, other than as set forth in the first sentence of this Section 3.3(a) or in Section 3.3 to the Cardinal Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase, transfer or registration by Cardinal of any equity securities of Cardinal, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Cardinal and Cardinal has no obligation of any kind to issue any additional securities. The Cardinal Common Shares (including Cardinal Common Shares to be issued in the Merger or, subject to Section 2.4, upon exercise of any Cardinal Exchange Option) are registered under the Exchange Act. Except as set forth in Section
3.3 to the Cardinal Disclosure Schedule, as of the date of this Agreement, Cardinal has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any individual or entity (which rights are currently exercisable).

     (b) The authorized capital stock of Subcorp consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date of this Agreement, 100 were issued and outstanding and none were reserved for issuance or issued and held in treasury. All of the outstanding shares of Subcorp Common Stock are owned by Cardinal free and clear of any liens, claims or encumbrances.

     3.4. Conflicts; Consents and Approval. Neither the execution and delivery of this Agreement by Cardinal or Subcorp nor the consummation of the transactions contemplated by this Agreement will:

          (a) conflict with, or result in a breach of any provision of the Cardinal Articles or the Cardinal Code of Regulations or the Subcorp Certificate of Incorporation or the Subcorp By-laws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cardinal or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Cardinal or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cardinal or any of its subsidiaries or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Cardinal or any of its affiliates with, any third party or any local, domestic, foreign or multinational court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority, in each case, of competent jurisdiction (a "Governmental Authority"), other than (i) authorization for inclusion of Cardinal Common Shares to be issued in the Merger and the transactions contemplated by this Agreement on the NYSE, subject to official notice of issuance, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), (iii) registrations or other actions required under United States federal and state securities laws as are contemplated by this Agreement, (iv) filing of the Certificate of Merger and (v) consents or approvals of any Governmental Authority set forth in Section 3.4 to the Cardinal Disclosure Schedule;

except in the case of clauses (b), (c) and (d) above for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement.

     3.5. Brokerage and Finder's Fees. Except as set forth in Section 3.5 to the Cardinal Disclosure Schedule, none of Cardinal, any of its affiliates or any shareholder, director, officer or employee of Cardinal has incurred or will incur on behalf of Cardinal any brokerage, finder's, financial advisory or similar fee in connection with the transactions contemplated by this Agreement.

     3.6. Reorganization. To the best knowledge of Cardinal (including the executive officers and directors of Cardinal), after due investigation, neither Cardinal nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Syncor or any of its affiliates) would prevent the Merger from constituting a "reorganization" (within the meaning of Section 368(a) of the Code).

     3.7. Cardinal SEC Documents. Cardinal has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1999 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Cardinal SEC Documents"). The Cardinal SEC Documents, including any financial statements or schedules included in the Cardinal SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Cardinal SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Cardinal included in the Cardinal SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Cardinal SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with

United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Cardinal and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     3.8. Registration Statement. None of the information provided in writing by Cardinal for inclusion in the registration statement on Form S-4 (as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Cardinal under the Securities Act, including the prospectus relating to Cardinal Common Shares to be issued in the Merger and the proxy statement and form of proxies relating to the vote of Syncor Stockholders with respect to this Agreement (as amended, supplemented or modified, the "Proxy Statement"), at the time the Registration Statement becomes effective, or, in the case of the Proxy Statement, at the date of mailing and at the date of the Syncor Stockholders Meeting (as defined in Section 5.3(a)) to consider the Merger and the transactions contemplated by this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement, except for such portions of the Registration Statement and Proxy Statement that relate only to Syncor, each will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     3.9. Compliance with Law. Except as set forth in Section 3.9 to the Cardinal Disclosure Schedule, Cardinal is in compliance with, and at all times since January 1, 1999 has been in compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to Cardinal or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Cardinal. Except as set forth in Section 3.9 to the Cardinal Disclosure Schedule, no investigation or review by any Governmental Authority with respect to Cardinal or its subsidiaries is pending, or, to the knowledge of Cardinal, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Cardinal.

     3.10. Litigation. Except as set forth in Section 3.10 to the Cardinal Disclosure Schedule or in the Cardinal SEC Documents, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (each, an "Action") pending, or, to the knowledge of Cardinal, threatened, against Cardinal or any executive officer or director of Cardinal that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated by this Agreement. Cardinal is not subject to any outstanding order, writ, injunction or decree specifically applicable to, or having a disproportionate effect on, Cardinal and its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated by this Agreement. Except as set forth in Section 3.10 to the Cardinal Disclosure Schedule, since January 1, 1999, Cardinal has not been subject to any outstanding material order, writ, injunction or decree relating to Cardinal's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of Cardinal.

     3.11. No Material Adverse Change. Except as set forth in Section 3.11 to the Cardinal Disclosure Schedule, from March 31, 2002 through the date of this Agreement, (i) the businesses of Cardinal and its subsidiaries have been conducted in all material respects in the ordinary course of business and (ii) there has been no Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated by this Agreement.

     3.12. Subcorp's Operations. Subcorp is a direct wholly owned subsidiary of Cardinal that was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated by this Agreement, or (iii) incurred any liabilities other than in connection with the transactions contemplated by this Agreement. Cardinal, as Subcorp's sole stockholder, has approved Subcorp's execution of this Agreement.

     3.13. Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the balance sheet of Cardinal as of March 31, 2002 included in the Cardinal SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice and, if incurred after the date of this Agreement, not prohibited by this Agreement, or
(c) as set forth in Section 3.13 to the Cardinal Disclosure Schedule, Cardinal and its subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Cardinal.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SYNCOR

     In order to induce Subcorp and Cardinal to enter into this Agreement, Syncor hereby represents and warrants to Cardinal and Subcorp that, subject to the qualifications, limitations and exceptions set forth in this Agreement, the statements contained in this Article IV are true and correct:

     4.1. Organization and Standing. Syncor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Syncor and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Syncor. Syncor is not in default in the performance, observance or fulfillment of any provision of the Syncor Amended and Restated Certificate of Incorporation (the "Syncor Certificate"), or the By-laws of Syncor, as in effect on the date of this Agreement (the "Syncor By-laws"). Syncor has heretofore furnished to Cardinal complete and correct copies of the Syncor Certificate and the Syncor By-laws. Listed in Section 4.1 to the disclosure schedule delivered by Syncor to Cardinal and dated the date of this Agreement (the "Syncor Disclosure Schedule") is each jurisdiction in which Syncor or its subsidiaries is qualified to do business and, whether Syncor (or its subsidiaries) is in good standing as of the date of this Agreement.

     4.2. Subsidiaries. Syncor does not own, directly or indirectly, any material equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries set forth in Section 4.2 to the Syncor Disclosure Schedule. Except as set forth in
Section 4.2 to the Syncor Disclosure Schedule, Syncor is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person except as would, individually or in the aggregate, not be material funds or investments. Except as set forth in Section 4.2 to the Syncor Disclosure Schedule, Syncor owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of its subsidiaries. Each of the outstanding shares of capital stock of each of Syncor's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Syncor free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each of Syncor's subsidiaries is set forth in Section
4.2 to the Syncor Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in Section 4.2 to the Syncor Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any of Syncor's subsidiaries, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any of Syncor's subsidiaries, and neither Syncor nor any of its subsidiaries has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any of Syncor's subsidiaries or any predecessors thereof.

     4.3. Corporate Power and Authority. Syncor has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations under this Agreement, and, subject to approval of this Agreement by Syncor Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Syncor have been duly authorized by all necessary corporate action on the part of Syncor, subject to approval of this Agreement by Syncor Stockholders. This Agreement has been duly executed and delivered by Syncor, and, assuming this Agreement constitutes a valid and binding obligation of Cardinal and Subcorp, constitutes the legal, valid and binding obligation of Syncor enforceable against it in accordance with its terms.

     4.4. Capitalization of Syncor. As of June 12, 2002, the authorized capital stock of Syncor consisted solely of 200,000,000 shares of common stock, par value $.05 per share ("Syncor Common Stock"), of which (i) 24,798,473 shares were issued and outstanding, (ii) 3,749,968 shares were issued and held in treasury (which number does not include the shares reserved for issuance or issued and held in treasury set forth in clause (iii) below), (iii) 7,817,586 shares were reserved for issuance upon the exercise of outstanding Syncor Options and (iv) 28,548,441 shares were reserved for issuance pursuant to the rights issued under the Syncor Rights Agreement (as defined in Section 4.26). Each outstanding share of capital stock of Syncor is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence of this Section 4.4, in Section 4.4 to the Syncor Disclosure Schedule or as granted after June 14, 2002 as permitted by this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of Syncor, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Syncor, and neither Syncor nor any of its subsidiaries has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Syncor or any predecessors of Syncor. The issuance and sale of all of the shares of capital stock of Syncor described in this Section 4.4 have been in compliance with United States federal and state securities laws. Section 4.4 to the Syncor Disclosure Schedule sets forth the names of, and the number of shares of each class (including the number of shares of Syncor Common Stock issuable upon exercise of Syncor Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase capital stock of Syncor. Syncor has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any individual or entity; to the extent any such agreements exist, complete and correct copies of any such agreements have previously been provided to Cardinal.

     4.5.  Conflicts; Consents and Approvals.  Except as set forth in Section
4.5 to the Syncor Disclosure Schedule, neither the execution and delivery of this Agreement by Syncor, nor the consummation of the transactions contemplated by this Agreement will:

          (a) conflict with, or result in a breach of any provision of, the Syncor Certificate or the Syncor By-laws;

          (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Syncor or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Syncor or any of its subsidiaries is a party other than any that is, individually or in the aggregate, not a material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Syncor or any of its subsidiaries or any of their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Syncor or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of this Agreement by Syncor Stockholders, (ii) actions required by the HSR Act,
     (iii) registrations or other actions required under United States federal and state securities laws as are contemplated by this Agreement, (iv) filing of the Certificate of Merger, and (v) consents or approvals of any Governmental Authority set forth in Section 4.5 to the Syncor Disclosure Schedule;

except in the case of clause (b) above, which is set forth in Section 4.5(b) to the Syncor Disclosure Schedule, and, in the case of clauses (c) and (d) above, for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Syncor or a material adverse effect on the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement.

     4.6. Brokerage and Finder's Fees. Except for Syncor's obligations to Salomon Smith Barney Inc. ("Salomon Smith Barney") (copies of all agreements relating to such obligations having previously been provided to Cardinal), none of Syncor or its subsidiaries, any of their respective affiliates or any director, officer or employee of Syncor or its subsidiaries, has incurred or will incur on behalf of Syncor or its subsidiaries, any brokerage, finder's, financial advisory or similar fee in connection with the transactions contemplated by this Agreement.

     4.7. Reorganization. To the best knowledge of Syncor (including the executive officers and directors of Syncor), after due investigation, neither Syncor nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Cardinal or any of its affiliates) would prevent the Merger from constituting a "reorganization" (within the meaning of Section 368(a) of the Code).

     4.8. Syncor SEC Documents. Syncor has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1999 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Syncor SEC Documents"). The Syncor SEC Documents, including any financial statements or schedules included in the Syncor SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Syncor SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Syncor included in the Syncor SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Syncor SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present in all material respects (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Syncor and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of Syncor's subsidiaries is separately subject to the periodic reporting requirements of the Exchange Act, or is required to file separately any form, report or other document with the Commission, The Nasdaq National Market, any stock exchange or any other comparable Governmental Authority.

     4.9. Registration Statement; Proxy Statement. None of the information provided in writing by Syncor for inclusion in the Registration Statement, at the time it becomes effective, or, in the case of the Proxy Statement, at the date of mailing and at the date of the Syncor Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement, except for such portions of the Registration Statement and the Proxy Statement that relate only to Cardinal and its subsidiaries, each will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     4.10. Compliance with Law. Except as set forth in Section 4.10 to the Syncor Disclosure Schedule, Syncor and its subsidiaries are in compliance, and at all times since January 1, 1999 have been in compliance, with all Applicable Laws relating to Syncor and its subsidiaries or their respective business or properties, except where the failure to be in compliance with Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Syncor. Except as disclosed in Section 4.10 to the Syncor Disclosure Schedule, no investigation or review by any Governmental Authority with respect to Syncor and its subsidiaries are pending, or, to the knowledge of Syncor, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Syncor.

     4.11. Litigation. Except as set forth in Section 4.11 to the Syncor Disclosure Schedule, there is no Action pending, or, to the knowledge of Syncor, threatened, against Syncor or its subsidiaries or any executive officer or director of Syncor or its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Syncor or a material adverse effect on the ability of Syncor to consummate the transactions contemplated by this Agreement. Neither Syncor nor its subsidiaries are subject to any outstanding order, writ, injunction or decree specifically applicable to, or having a disproportionate effect on, Syncor and its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Syncor or a material adverse effect on the ability of Syncor to consummate the transactions contemplated by this Agreement. Except as set forth in Section 4.11 to the Syncor Disclosure Schedule, since January 1, 1999, neither Syncor nor its subsidiaries, have been subject to any outstanding material order, writ, injunction or decree relating to their respective method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of Syncor or its subsidiaries.

     4.12. No Material Adverse Change. Except as set forth in Section 4.12 to the Syncor Disclosure Schedule, from March 31, 2002 through the date of this Agreement, (a) the businesses of Syncor and its subsidiaries have been conducted in all material respects in the ordinary course of business and (b) there has been no Material Adverse Effect on Syncor or a material adverse effect on the ability of Syncor to consummate the transactions contemplated by this Agreement.

     4.13. Taxes.  Except as set forth in Section 4.13 to the Syncor Disclosure
Schedule:

          (a) Syncor and its subsidiaries have duly filed all material United States federal, state and local and foreign income, franchise, excise, real and personal property and other Tax Returns (as defined in Section 4.13(i)) (including those Tax Returns filed on a consolidated, combined or unitary basis) required to have been filed by Syncor or its subsidiaries prior to the date of this Agreement. All of the foregoing Tax Returns are true and correct (except for such inaccuracies that are, individually or in the aggregate, not material), and Syncor and its subsidiaries have, within the time and manner prescribed by Applicable Laws, paid or, prior to the Effective Time, will pay all material Taxes required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any United States federal, state or local, foreign or other taxing authority.

          (b) Neither Syncor nor any of its subsidiaries has any material liability for any Taxes in excess of the amounts so paid or reserves so established, and neither Syncor nor any of its subsidiaries is delinquent in the payment of any material Tax. None of them has requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns in respect of any fiscal year that have not since been filed. No deficiencies for any material Tax have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against Syncor or any of its subsidiaries for which there are not adequate reserves.

          (c) Neither Syncor nor any of its subsidiaries is the subject of any currently ongoing Tax audit. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any material Tax other than those made in the ordinary course and for which payment has been made or there are adequate reserves. With respect to any taxable period ended prior to December 31, 1998, all United States federal income Tax Returns including Syncor or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. Neither Syncor nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, or tangible or intangible, of Syncor or any of its subsidiaries (other than liens for Taxes not yet due or for which adequate reserves have been established). No claim has ever been made in writing by an authority in a jurisdiction where none of Syncor and its subsidiaries files Tax Returns that Syncor or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Syncor has not filed an election under
     Section 341(f) of the Code to be treated as a consenting corporation.

          (d) Neither Syncor nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither Syncor nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement that (i) requires Syncor or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute that could reduce Taxes (including deductions and credits related to alternative minimum Taxes) of Syncor or any of its subsidiaries, or
     (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Syncor or any of its subsidiaries, from any other person.

          (e) Syncor has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (f) Syncor and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (g) None of Syncor's foreign subsidiaries has been a member of any group that has filed a combined, consolidated or unitary Tax Return, other than such Tax Returns for which the period of assessment has expired (taking into account any extension or waiver thereof). None of Syncor's foreign subsidiaries is (i) engaged in a United States trade or business for United States federal income tax purposes, (ii) a "passive foreign investment company" or a "shareholder, directly or indirectly, in a passive foreign investment company" (within the meaning of the Code), or (iii) a "foreign investment company" (within the meaning of Section 1246(b) of the Code).

          (h) Syncor would not be required to include more than $500,000, in the aggregate, in gross income with respect to any of its foreign subsidiaries pursuant to Section 951 of the Code if the taxable year of each such foreign subsidiary were deemed to end on the Closing Date after the Effective Time.

          (i) "Tax Returns" means returns, reports and forms required to be filed with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

          (j) "Taxes" means (i) all taxes (whether United States federal, state or local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause
     (i) above.

     4.14. Intellectual Property. Set forth in Section 4.14 to the Syncor Disclosure Schedule is a true and complete list of (i) all of Syncor's and its subsidiaries' U.S. patents, trademark registrations and applications, and copyright applications and registrations, in each case, material to the business of Syncor and its subsidiaries taken as a whole as presently conducted, and (ii) all material agreements to which Syncor or its subsidiaries are a party granting or obtaining any rights under, or by their terms expressly restricting Syncor's or any of its subsidiaries' rights to use, any Intellectual Property, other than generic or standard agreements (including agreements for commercially-available, off-the-shelf software) pursuant to which any such Intellectual Property is licensed to Syncor or its subsidiaries. "Intellectual Property" means all material intellectual property or other proprietary rights of every kind, including all material United States or foreign patents, United States or foreign patent applications, inventions (whether or not patentable), copyrighted works, trade secrets, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, licenses of intellectual property, and software, in each case, used in the business of Syncor or its subsidiaries as presently conducted. Either Syncor or its subsidiaries own, license or otherwise have the right to use the Intellectual Property free and clear of any liens, claims or encumbrances as is necessary for the operation of the business of Syncor or its subsidiaries, as the case may be, in substantially the same manner as such business is presently conducted, except as set forth in
Section 4.14 to the Syncor Disclosure Schedule or except for failures to so own, license or otherwise have the right to use that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Syncor. Except as set forth in Section 4.14 to the Syncor Disclosure Schedule,
(i) no written claim of invalidity or ownership with respect to any Intellectual Property has been made by a third party, and, to the knowledge of Syncor, such Intellectual Property is not the subject of any threatened or pending Action;
(ii) to the knowledge of Syncor, no individual or entity has asserted in writing that, with respect to the Intellectual Property, Syncor or its subsidiaries or a licensee of Syncor or its subsidiaries are infringing or has infringed any United States or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how of any third party; (iii) to the knowledge of Syncor, the use of the Intellectual Property by Syncor or its subsidiaries does not infringe in any material respect any United States or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; and (iv) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Syncor, neither Syncor nor its subsidiaries have taken any action that would result in the voiding or invalidation of any of the Intellectual Property.

     4.15. Title to and Condition of Properties. Syncor or its subsidiaries own or hold under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Syncor and its subsidiaries as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on Syncor. Except as set forth in Section 4.15 to the Syncor Disclosure Schedule, the material buildings, plants, machinery and equipment necessary for the conduct of the businesses of Syncor and its subsidiaries as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     4.16. Employee Benefit Plans.

     (a) For purposes of this Section 4.16, the following terms have the definitions given below:

          "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA (as defined below), (ii) under Section 302 of ERISA,
     (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 et seq. of the Code and Section 601 et seq.of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case, other than pursuant to the Plans (as defined below).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Plans" means all employee benefit plans, programs and other arrangements providing benefits to any employee or former employee in respect of services provided to Syncor or to any beneficiary or dependent thereof, and whether covering one individual or more than one individual, sponsored or maintained by Syncor or any of its subsidiaries or to which Syncor or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes any defined benefit or defined contribution pension plan, profit sharing plan, stock ownership plan, deferred compensation agreement or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, bonus or incentive plan or program, severance pay plan, agreement, arrangement or policy (including statutory severance and termination indemnity plans), practice or agreement, employment agreement, severance agreement, consulting agreements, retiree medical benefits plan and each other employee benefit plan, program or arrangement including each "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

     (b) Section 4.16 to the Syncor Disclosure Schedule lists all Plans. With respect to each Plan, Syncor has provided or made available to Cardinal a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Plan, including, without limitation, all plan documents (including amendments), benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any. Except as disclosed in Section 4.16(b) to the Syncor Disclosure Schedule, there are no amendments to any Plan that have been adopted or approved nor has Syncor or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan, except as required by Applicable Laws.

     (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" (within the meaning of Section 401(a) of the Code) (a "Qualified Plan"), and all applicable foreign qualifications or registration requirements have been satisfied with respect to any Plan maintained outside the United States. To the knowledge of Syncor, no circumstances exist that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust or the qualified or registered status of any Plan or trust maintained outside the United States.

     (d) All contributions required to be made by Syncor or any of its subsidiaries or any of their respective ERISA Affiliates to any Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date of this Agreement have been timely made or paid in full and through the Closing Date will be timely made or paid in full. To the extent applicable, all Plans and related trusts maintained outside the United States are fully funded and/or fully book reserved on a projected benefit obligation basis in accordance with Applicable Laws and GAAP.

     (e) Syncor and its subsidiaries and their respective ERISA Affiliates have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations (including any local Applicable Laws) applicable to the Plans. Each Plan has been operated in material compliance with its terms. There is not now, and, to the knowledge of Syncor, there are no existing circumstances that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any pledge, lien, security interest or encumbrance on the assets of Syncor or any of its subsidiaries or any of their respective ERISA Affiliates under ERISA or the Code, or similar Applicable Laws of foreign jurisdictions.

     (f) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Plan is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has Syncor or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date of this Agreement, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

     (g) There does not now exist, and there are no existing circumstances that would reasonably be expected to result in, any material Controlled Group Liability that would be a liability of Syncor or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Syncor nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

     (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in Section 4.16(h) to the Syncor Disclosure Schedule, neither Syncor nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof. To the knowledge of Syncor, there has been no communication to employees of Syncor or its subsidiaries that would reasonably be expected or interpreted to promise or guarantee such employees retiree health or life insurance benefits or other retiree death benefits on a permanent basis.

     (i) Except as disclosed in Section 4.16(i) to the Syncor Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Syncor or any of its subsidiaries (either alone or in conjunction with any other event). Without limiting the generality of the foregoing, except as set forth in
Section 4.16(i) to the Syncor Disclosure Schedule, no amount paid or payable by Syncor or any of its subsidiaries in connection with the transactions contemplated by this Agreement, either solely as a result thereof or as a result of such transactions in conjunction with any other events, will be an "excess parachute payment" (within the meaning of Section 280G of the Code).

     (j) Except as disclosed in Section 4.16(j) to the Syncor Disclosure Schedule, there are no pending, or, to the knowledge of Syncor threatened, Actions (other than claims for benefits in the ordinary course) that have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans that would reasonably be expected to result in any material liability of Syncor or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the United States Department of Treasury, the United States Department of Labor or any Multiemployer Plan, or to comparable entities or Plans under Applicable Laws of jurisdictions outside the United States.

     (k) Section 4.16(k) to the Syncor Disclosure Schedule sets forth the liability of Syncor and its subsidiaries for deferred compensation under any deferred compensation plan, excess plan or similar arrangement (other than pursuant to Qualified Plans) to each director, officer and employee of Syncor and to all other employees as a group, together with the value, as of the date specified thereon, of the assets (if any) set aside in any grantor trust(s) to fund such liabilities. Except (i) for compensation disclosed on Internal Revenue Service Form W-2 for individuals whose compensation is not discussed in the Syncor SEC Documents, (ii) for compensation paid or provided pursuant to any Plan, (iii) except as specifically disclosed in the Syncor SEC Documents and
(iv) other than compensation for services provided in the ordinary course of employment, no officer, director, or employee of Syncor or any of its other affiliates, or any immediate family member of any of the foregoing, provides or causes to be provided to Syncor any material assets, services or facilities, and Syncor does not provide or cause to be provided to any such officer, director, employee or affiliates, or any immediate family member of any of the foregoing, any material assets, services or facilities.

     (l) Except as disclosed in Section 4.16(l) to the Syncor Disclosure Schedule, no Plan is subject to the laws of any jurisdiction outside of the United States.

     (m) No disallowance of a deduction under Section 162(m) of the Code for employee reimbursement of any amount paid or payable by Syncor or any of its subsidiaries has occurred or is reasonably expected to occur.

     (n) The Syncor Employees' Savings and Stock Ownership Plan (the "ESOP") is an "employee stock ownership plan" (within the meaning of Section 4975(e)(7) of the Code). Neither Syncor (including any of its subsidiaries) nor the ESOP has any outstanding indebtedness in connection with or with respect to the ESOP as of the date of this Agreement.

     (o) All equity and equity-based compensation plans of Syncor and its subsidiaries that are governed by the laws of a jurisdiction other than United States are in compliance with in all material respects and have been administered in all material respects in accordance with, all Applicable Laws.

     4.17. Contracts. Section 4.17 to the Syncor Disclosure Schedule lists, as of the date of this Agreement, all written or oral contracts, agreements, guarantees, leases and executory commitments (other than Plans) (each, a "Contract") to which Syncor or its subsidiaries are a party and that fall within any of the following categories: (a) Contracts not entered into in the ordinary course of Syncor's and its subsidiaries' business other than those that are not material to Syncor's business or that of its subsidiaries, (b) joint venture, partnership and similar agreements, (c) Contracts that are service contracts or equipment leases involving payments by Syncor or its subsidiaries of more than $750,000 per year, (d) Contracts containing covenants purporting by their express terms to limit the freedom of Syncor or its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts that, after the Effective Time, would have the effect of limiting the freedom of Cardinal or its subsidiaries (other than Syncor and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts that contain minimum purchase conditions in excess of $750,000 or requirements or other terms that restrict or limit the purchasing relationships of Syncor or its affiliates, or any customer, licensee or lessee thereof, (g) Contracts relating to any outstanding commitment for capital expenditures in excess of $1,000,000, (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $500,000 and not cancelable by Syncor or its subsidiaries (without premium or penalty) within 60 days, (i) Contracts with any labor organization or union, (j) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money in excess of $500,000, letters of credit or other agreements or instruments of Syncor or its subsidiaries or commitments for the borrowing or the lending of amounts in excess of $500,000 by Syncor or its subsidiaries or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Syncor or its subsidiaries, (k) Contracts involving annual revenues to the business of Syncor and its subsidiaries in excess of 2.5% of the annual revenues of Syncor and its subsidiaries taken as a whole, (l) Contracts providing for "earn-outs," "savings guarantees," "performance guarantees" or other contingent payments by Syncor or its subsidiaries involving more than $500,000 over the term of the Contract, (m) Contracts with or for the benefit of any of Syncor's affiliates or immediate family member thereof (other than Syncor's subsidiaries) involving more than $100,000 in the aggregate per affiliate and (n) Contracts involving payments by Syncor or its subsidiaries of more than $2,000,000 per year. All such Contracts and all other Contracts that are material to the business or operations of Syncor and its subsidiaries taken as a whole are valid and binding obligations of Syncor or its subsidiaries, as the case may be, and, to the knowledge of Syncor, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, would not, individually or in the aggregate, have a Material Adverse Effect on Syncor. As of the date of this Agreement, except for the notice of non-renewal received on June 7, 2001 and except as set forth in
Section 4.17 to the Syncor Disclosure Schedule, neither Syncor nor its subsidiaries have received an additional notice of non-renewal or a notice of termination or any written indication of an intent to terminate the agreement with Dupont Merck Pharmaceutical Company (and Bristol Myers-Squibb Co. ("BMS"), as successor), dated December 19, 1993, as amended (prior to the date of this Agreement) (the "BMS Contract") nor, to the knowledge of Syncor, has BMS indicated that it is generally not willing to continue the relationship with Syncor and its subsidiaries on substantially the same terms as it is presently conducted. Neither Syncor or its subsidiaries, nor, to the knowledge of Syncor, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract or of any other Contract that is material to the business or operations of Syncor and its subsidiaries taken as a whole, except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Material Adverse Effect on Syncor.

     4.18. Labor Matters. Except as set forth in Section 4.18 to the Syncor Disclosure Schedule, neither Syncor nor its subsidiaries have any labor contracts or collective bargaining agreements with any individuals employed by Syncor or its subsidiaries or any individuals otherwise performing services primarily for Syncor or its subsidiaries. There is no labor strike, dispute or stoppage pending, or, to the knowledge of Syncor, threatened, against Syncor or its subsidiaries, and neither Syncor nor any of its subsidiaries has experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since January 1, 1999. To the knowledge of Syncor, since January 1, 1999, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of Syncor or any of its subsidiaries.

     4.19. Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the balance sheet of Syncor as of March 31, 2002 included in the Syncor SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with prior practice, and, if incurred after the date of this Agreement, not prohibited by this Agreement, or (c) as set forth in Section 4.19 to the Syncor Disclosure Schedule, Syncor and its subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Syncor.

     4.20. Operation of Syncor's Business; Relationships.

     (a) Except as set forth in Section 4.20(a) to the Syncor Disclosure Schedule, since March 31, 2002 through the date of this Agreement, neither Syncor nor any of its subsidiaries have engaged in any transaction that, if done after execution of this Agreement, would violate Section 5.3(c).

     (b) Except as set forth in Section 4.20(b) to the Syncor Disclosure Schedule, since March 31, 2002, as of the date of this Agreement, to the knowledge of Syncor, no material customer of Syncor or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Syncor or its subsidiaries, and no material supplier of Syncor or its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Syncor or its subsidiaries or is otherwise involved in, or is threatening, a material dispute with Syncor or its subsidiaries.

     4.21. Permits; Compliance.

     (a) Syncor and its subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business substantially in the same manner as it is now being conducted (collectively, the "Syncor Permits"), and there is no Action pending, or, to the knowledge of Syncor, threatened, regarding any of the Syncor Permits, except for any Actions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Syncor. Except as set forth in Section 4.21(a) to the Syncor Disclosure Schedule, neither Syncor nor any of its subsidiaries is in conflict with, or in default or violation of any of the Syncor Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Syncor.

     (b) Except as set forth in Section 4.21(b) to the Syncor Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Syncor, all necessary clearances or approvals from Governmental Authorities for all drug and device products that are manufactured, distributed and/or sold by Syncor and its subsidiaries have, to the knowledge of Syncor, been obtained, and Syncor and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, transportation, distribution, promotion and sale by Syncor and its subsidiaries of such drug and device products.

     4.22. Environmental Matters. Except for matters disclosed in Section 4.22 to the Syncor Disclosure Schedule, (a) the properties, operations and activities of Syncor and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined below) and all past material noncompliance of Syncor or any of its subsidiaries with any Environmental Laws or Environmental Permits (as defined below) has been resolved without any pending, ongoing or future material obligation, cost or liability; (b) Syncor and its subsidiaries and the properties and operations of Syncor and its subsidiaries are not subject to any existing, pending, or, to the knowledge of Syncor, threatened, Action by or before any court or Governmental Authority under any Environmental Law; (c) there has been no material release of any Hazardous Material (as defined below) into the environment by Syncor or its subsidiaries or in connection with their current or former properties or operations; and (d) there has been no material exposure of any person or property to any Hazardous Material in connection with the current or former properties, operations and activities of Syncor and its subsidiaries. "Environmental Laws" means all United States federal, state or local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all material authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. "Environmental Permit" means any permit, approval, grant, consent, exemption, certificate order, easement, variance, franchise, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     4.23. Insurance. Section 4.23 to the Syncor Disclosure Schedule lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by Syncor and its subsidiaries on the date this Agreement that afford or afforded, as the case may be, coverage to Syncor or its subsidiaries, or the respective assets or businesses of Syncor or its subsidiaries. Syncor's and its subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums under Syncor's and its subsidiaries' insurance policies have been paid in full to date. Syncor and its subsidiaries have not been refused any insurance, nor has the coverage of Syncor or any of its subsidiaries been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. Syncor or its covered subsidiary is a "named insured" or an "insured" under such insurance policies. Except as set forth in Section 4.23 to the Syncor Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Syncor and its subsidiaries may be continued by Syncor or its subsidiaries, as the case may be, without modification or premium increase after the Effective Time and for the duration of their current terms, which terms expire as set forth in Section 4.23 to the Syncor Disclosure Schedule. Set forth in Section 4.23 to the Syncor Disclosure Schedule is the amount of the annual premium currently paid by Syncor for its directors' and officers' liability insurance.

     4.24. Opinion of Financial Advisor. The Board of Directors of Syncor has received the oral opinion, to be confirmed in writing, of Salomon Smith Barney, Syncor's financial advisor, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of Syncor Common Stock from a financial point of view. Syncor will provide a written copy of such opinion to Cardinal solely for informational purposes promptly after receipt by Syncor of such opinion, and, on the date of this Agreement, such opinion has not been withdrawn or revoked or otherwise modified in any material respect.

     4.25. Board Recommendation; Required Vote. The Board of Directors of Syncor, at a meeting duly called and held, has, by unanimous vote of those directors present (who constituted 100% of the directors then in office), (a) determined, that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and fair to and in the best interests of the Syncor Stockholders, and (b) resolved, as of the date of this Agreement, to recommend that the Syncor Stockholders approve this Agreement (the "Syncor Board Recommendation"). The affirmative vote of holders of a majority of the outstanding shares of Syncor Common Stock to approve this Agreement is the only vote of the holders of any class or series of Syncor Common Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     4.26. Section 203 of the DGCL; Rights Agreement. Prior to the date of this Agreement, the Board of Directors of Syncor has taken all action necessary to exempt under or make not subject to (a) the provisions of Section 203 of the DGCL and (b) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement and the Support/Voting Agreements, dated as of June 14, 2002, between Cardinal and certain Syncor Stockholders (collectively, the "Support Agreements"), (ii) the Merger and (iii) the transactions contemplated by this Agreement and the Support Agreements. The Rights Agreement, dated as of September 28, 1999, by and between Syncor and American Stock Transfer and Trust Company, as Rights Agent (the "Syncor Rights Agreement"), has been amended so that (a) each of Cardinal and Subcorp is exempt from the definition of "Acquiring Person" (as defined in the Syncor Rights Agreement), (b) no "Stock Acquisition Date," "Distribution Date" or "Triggering Event" (as such terms are defined in the Syncor Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement and (c) the Syncor Rights Agreement will expire immediately prior to the Effective Time. The Syncor Rights Agreement, as amended in accordance with the preceding sentence, has not been further amended or modified. Copies of all such amendments to the Syncor Rights Agreement have been previously provided to Cardinal.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

     The parties to this Agreement agree that:

     5.1. Mutual Covenants.

     (a) HSR Act Filings; Reasonable Efforts; Notification.

          (i) Each of Cardinal and Syncor shall (A) make or cause to be made the filings required of such party to this Agreement or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event the initial filing with respect to this Agreement shall be made within ten business days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party to this Agreement or any of its subsidiaries from the United States Federal Trade Commission or the United States Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and
     (C) act in good faith and reasonably cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the non-filing party and its advisors reasonably prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws (as defined in Section 5.1(a)(ii)) with respect to any such filing or any such transaction. To the extent not prohibited by Applicable Laws, each party to this Agreement shall use all reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Laws in connection with the Merger and the other transactions contemplated by this Agreement. Each party to this Agreement shall give the other parties to this Agreement reasonable prior notice of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. None of the parties to this Agreement shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other parties to this Agreement prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend and/or participate. The parties to this Agreement will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

          (ii) Subject to clause (iv) below, each of Cardinal and Syncor shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith and subject to clause (iv) below, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Antitrust Law, each of Cardinal and Syncor shall (by negotiation, litigation or otherwise) cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless, by mutual agreement, Cardinal and Syncor decide that litigation is not in their respective best interests. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit the right of a party to this Agreement to terminate this Agreement pursuant to Section 7.1, so long as such party to this Agreement has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Cardinal and Syncor shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

          (iii) Subject to clause (iv) below, each of the parties to this Agreement agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties to this Agreement in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Cardinal or Syncor from occurring prior to or after the Effective Time, (C) the preparation of the Proxy Statement, and the Registration Statement, (D) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (E) the providing of all such information concerning such party, its subsidiaries, its affiliates and its subsidiaries' and affiliates' officers, directors, employees and partners as may be reasonably requested in connection with any of the matters set forth in subclauses (i)-(ii) above or this subclause (iii).

          (iv) Cardinal and its subsidiaries, and, at the request of Cardinal, Syncor and its subsidiaries, shall agree to hold separate (including by trust or otherwise) or to divest, dispose of, discontinue or assign any of their respective businesses, subsidiaries or assets, or to take or agree to take any action with respect to (including without limitation, to license or sublicense or to renegotiate in each case on commercially reasonable terms any arrangement or agreement regarding), or agree to any limitation on, any of their respective businesses, subsidiaries or assets (or any interest in the foregoing) (collectively, "Limitations"); provided that any such Limitation is conditioned upon the consummation of the Merger, and the failure of such Limitation, when taken together with any other Limitations, to have, in the aggregate, a Regulatory Material Adverse Effect on Cardinal or a Regulatory Material Adverse Effect on Syncor (as defined below). Syncor agrees and acknowledges that, notwithstanding anything to the contrary in this Section 5.1(a), neither Syncor nor any of its subsidiaries shall, without Cardinal's prior written consent, agree to any Limitations or make or agree to make any cash payments to any suppliers or customers of Cardinal or Syncor (or their respective subsidiaries) in connection with its obligations under this Section 5.1(a). Notwithstanding anything to the contrary in this Agreement, Cardinal and its subsidiaries shall not be required to agree to any Limitations (including making cash payments to suppliers or customers) with respect to Cardinal and any of its subsidiaries and/or Syncor and any of its subsidiaries that would reasonably be expected, in the aggregate, to have a Regulatory Material Adverse Effect on Cardinal or a Regulatory Material Adverse Effect on Syncor. For purposes of this Section 5.1(a), a "Regulatory Material Adverse Effect" shall be deemed to have occurred if there are Limitations that would deprive Cardinal of the ownership or operation of, or the economic benefits (including the making of cash payments) of owning or operating, assets, subsidiaries or businesses of Cardinal and any of its subsidiaries and/or Syncor and any of its subsidiaries that generated, in the aggregate, 2001 calendar year revenues equal to 8.25% or more of the total 2001 calendar year revenues of Syncor and its subsidiaries.

     (b) Tax-Free Treatment. Each of the parties to this Agreement shall use all reasonable best efforts to cause the Merger to constitute a "reorganization" (within the meaning of Section 368(a) of the Code) and to cooperate with the other and provide such documentation, information and materials as may be reasonably necessary, proper and advisable, including in obtaining an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syncor, as provided for in Section 6.1(g). In connection therewith, each of Cardinal and Syncor shall deliver to Skadden, Arps, Slate, Meagher & Flom LLP representation letters, in each case, in form and substance reasonably satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP, which such counsel may rely on in rendering such opinion.

     (c) Public Announcements. The initial press release concerning the Merger and the transactions contemplated by this Agreement shall be a joint press release. Unless otherwise required by Applicable Laws or requirements of the NYSE or The Nasdaq National Market (and, in that event, only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Cardinal and Syncor shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

     (d) Obligations of Cardinal and of Syncor. Whenever this Agreement requires any of Cardinal's subsidiaries (including Subcorp) to take any action, such requirement shall be deemed to include an undertaking on the part of Cardinal to cause its subsidiaries to take such action. Whenever this Agreement requires any of Syncor's subsidiaries to take any action, such requirement shall be deemed to include an undertaking on the part of Syncor to cause its subsidiaries to take such action, and, after the Effective Time, on the part of the Cardinal and the Surviving Corporation to cause such subsidiary to take such action.

     (e) Conveyance Taxes. Cardinal, Subcorp and Syncor shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp Taxes, any transfer, recording, registration or other fees or any similar Taxes that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. All such Taxes shall be paid by the party bearing legal responsibility for such payment.

     5.2. Covenants of Cardinal.

     (a) Preparation of Registration Statement. Cardinal and Syncor shall use all reasonable efforts to prepare the Proxy Statement for filing with the Commission at the earliest practicable time. The Syncor Stockholders Meeting shall be called for the earliest practicable date as determined by Syncor in consultation with Cardinal. Cardinal shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Proxy Statement by the Commission, and shall use reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Cardinal shall obtain knowledge of any information pertaining to Cardinal contained in or omitted from the Registration Statement that would require an amendment or supplement to the Registration Statement or the Proxy Statement, Cardinal will so advise Syncor in writing and will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Proxy Statement. Cardinal shall promptly furnish to Syncor all information concerning it as may be required for amending or supplementing the Proxy Statement. Syncor and Cardinal shall use reasonable best efforts in clearing the Proxy Statement with the Staff of the Commission. Cardinal also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Cardinal Common Shares in the Merger and upon the exercise of the Cardinal Exchange Options. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by Cardinal or Syncor without providing the other with a reasonable opportunity to review and comment thereon. Cardinal will advise Syncor, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Cardinal Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement or the Registration Statement or comments on the Proxy Statement or the Registration Statement and responses thereto or requests by the Commission for additional information.

     (b) Conduct of Cardinal's Operations. During the period from the date of this Agreement to the Effective Time or to the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, without the prior consent of Syncor (which consent will not be unreasonably withheld or delayed), and except as otherwise (i) contemplated by this Agreement, (ii) required by Applicable Laws (it being understood that, insofar as less than 100% of the equity of any of Cardinal's subsidiaries is owned, directly or indirectly, by Cardinal, nothing in this Section 5.2(b) shall be deemed to require any such of Cardinal's subsidiaries to take any action, or fail to take any action, which action or failure would result in a violation of fiduciary duty under Applicable
Laws) or (iii) set forth in Section 5.2(b) to the Cardinal Disclosure Schedule, Cardinal covenants and agrees that:

          (A) Cardinal and its subsidiaries shall continue to operate their businesses in the ordinary course and shall use their respective reasonable best efforts to preserve their respective business organizations intact; provided that Cardinal and its subsidiaries may take any action or omit to take any action, to the extent permitted by this Agreement (whether or not such action or omission would be considered taken in the ordinary course);

          (B) Cardinal shall not amend or propose to amend the Cardinal Articles to provide for the issuance of additional classes of capital stock of Cardinal having superior rights to the Cardinal Common Shares;

          (C) Cardinal shall not, and shall not permit any of its subsidiaries to, make any acquisition of securities, assets or business primarily involved in the industries in which Syncor operates or that supplies the radiopharmacy businesses in which Syncor operates (whether by merger, consolidation, purchase or otherwise) that would reasonably be expected to cause a meaningful delay or impediment to the completion of the transactions contemplated by this Agreement or might reasonably be expected to have a Material Adverse Effect on Cardinal; and

          (D) Cardinal shall not, and shall not permit any of its subsidiaries to, agree, in writing or otherwise, to propose or take any of the foregoing actions.

Notwithstanding the foregoing, the limitations set forth in this Section 5.2(b) shall not apply to any transaction between Cardinal and any of its wholly owned subsidiaries or between any of Cardinal's wholly owned subsidiaries.

     (c) Indemnification; Directors' and Officers' Insurance.

          (i) From and after the Effective Time, Cardinal shall cause (including by providing adequate funding to) the Surviving Corporation (or any successor to the Surviving Corporation) to indemnify and hold harmless the present and former officers and directors of Syncor in respect of acts or omissions occurring at or prior to the Effective Time to the extent provided under the Syncor Certificate or the Syncor By-laws as in effect as of the date of this Agreement or the indemnification agreements between Syncor and its directors listed in Section 6.2(a)(i) to the Syncor Disclosure Schedule, as such indemnification agreements are in effect as of the date of this Agreement. Without limiting the foregoing, such indemnifying parties also shall advance any costs or expenses as incurred by such indemnified parties to the fullest extent permitted by Applicable Laws. In addition, from and after the Effective Time, officers of Syncor or its subsidiaries who become officers of Cardinal or its subsidiaries will be entitled to the same indemnity rights and protections as are afforded to similarly situated officers of Cardinal or its subsidiaries.

          (ii) Cardinal shall or shall cause the Surviving Corporation to obtain and maintain in effect, for a period of six years after the Effective Time, policies of directors' and officers' liability insurance at no cost to the beneficiaries thereof with respect to acts or omissions occurring at or prior to the Effective Time with substantially the same coverage and containing substantially similar terms and conditions as existing policies; provided, however, that neither the Surviving Corporation nor Cardinal shall be required to pay an aggregate premium for such insurance coverage in excess of 200% of the amount for such coverage set forth in Section 4.23 to the Syncor Disclosure Schedule, but in such case shall purchase as much coverage as reasonably practicable for 200% of the amount set forth in
     Section 4.23 to the Syncor Disclosure Schedule, and, provided, further, that any substitution or replacement of existing policies shall not result in any gaps or lapses in coverage with respect to facts, events, acts or omissions occurring at or prior to the Effective Time.

          (iii) It is expressly agreed that the indemnified parties (including their heirs and representatives) to whom this Section 5.2(c) applies shall be third-party beneficiaries of this Section 5.2(c). The provisions of this
     Section 5.2(c) are intended to be for the benefit of, and will be enforceable by such third-party beneficiaries.

     (d) Subcorp. Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subcorp for the issuance of Subcorp Common Stock to Cardinal) or any material liabilities.

     (e) NYSE Listing. Cardinal shall use its reasonable best efforts to cause Cardinal Common Shares issuable pursuant to the Merger or upon the exercise of Cardinal Exchange Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     (f) Employees and Employee Benefits.

          (i) Cardinal shall use its reasonable best efforts to make the Syncor Employees (as defined below) eligible to participate in Cardinal employee benefit plans not later than July 1, 2003. Without limiting the foregoing, from and after the Effective Time and until July 1, 2003, Cardinal shall provide Syncor Employees with employee benefit plans, programs, contracts or arrangements that, in the aggregate, will provide benefits that are not materially less favorable in the aggregate than the benefits provided to such Syncor Employees under the Plans (except for Plans providing equity or equity-based compensation) in effect on the date of this Agreement in accordance with the terms of such employee benefit plans, programs, contracts or arrangements, it being understood that, except as otherwise provided by this Agreement, the foregoing shall not require Cardinal or the Surviving Corporation to maintain any particular Plan. Syncor Employees shall be entitled to participate in the applicable Cardinal equity and equity-based plans (except for the Syncor ESPP (as defined below)) from and after the Effective Time in accordance with the terms of the applicable Cardinal equity and equity-based plans. From and after the Effective Time, Cardinal shall treat all service by Syncor Employees with Syncor and their respective predecessors prior to the Effective Time for all purposes as service with Cardinal (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service or to the extent such service is prior to a specific date before which service would not have been credited for employees of Cardinal), and, with respect to any medical or dental benefit plan in which Syncor Employees participate after the Effective Time, Cardinal shall waive or cause to be waived any preexisting condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a preexisting condition of any Syncor Employee who was, as of the Effective Time, excluded from participation in a Plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable Plan in which the Effective Time occurs by a Syncor Employee or a Syncor Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Cardinal and subsidiaries of Cardinal. For purposes of this Section 5.2(f), "Syncor Employees" means individuals who are, as of the Effective Time, employees of Syncor that are not subject to collective bargaining agreements for as long as they remain employees of Cardinal and its subsidiaries.

          (ii) Cardinal and Syncor agree that each of their respective option and other equity-incentive plans shall be amended, if and to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to, the conversion of shares of Syncor Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into Cardinal Common Shares on a basis consistent with the transactions contemplated by this Agreement.

          (iii) As soon as reasonably practicable after the Effective Time, Cardinal shall deliver to the holders of Syncor Options appropriate notices setting forth such holders' rights pursuant to the respective Plans governing such Syncor Options and the agreements evidencing the grants of such Syncor Options, and that such Syncor Options and the related agreements shall be assumed by Cardinal and shall continue in effect on the same terms and conditions (subject to the adjustments required by Section
     2.4 after giving effect to the Merger).

          (iv) From and after the Effective Time, Cardinal shall, or shall cause the Surviving Corporation to, assume and honor all Plans; provided, however, nothing in this Agreement shall restrict Cardinal's or the Surviving Corporation's ability to amend or terminate such Plans in accordance with their terms. Cardinal and Syncor agree that the shareholder approval or the consummation of the Merger, as applicable, shall constitute a "Change in Control" for all purposes of the Plans identified and set forth in Section 4.16 to the Syncor Disclosure Schedule; provided, however, Cardinal and Syncor intend that none of the shareholder approval, consummation of the Merger or any transactions contemplated by this Agreement will constitute a "Change of Control" for purposes of the agreements set forth on Schedule 5.2(f)(iv) to the Syncor Disclosure Schedule.

          (v) With respect to the Syncor International Corporation Employee Stock Purchase Plan (the "Syncor ESPP"), Syncor shall take all actions necessary to (A) terminate all open offering periods under the Syncor ESPP as of a date no later than the end of its last regularly occurring payroll period prior to the Effective Time and (B) terminate the Syncor ESPP as of a date no later than immediately prior to the Effective Time.

     5.3.  Covenants of Syncor.

     (a) Syncor Stockholders Meeting. Syncor shall take all action in accordance with the United States federal securities laws, the DGCL and the Syncor Certificate and the Syncor By-laws necessary to duly call, give notice of, convene and hold a special meeting of Syncor Stockholders (the "Syncor Stockholders Meeting") to be held on the earliest practicable date determined in consultation with Cardinal to consider and vote upon approval of this Agreement. Subject to this Section 5.3(a), Syncor shall take all lawful actions to solicit the approval of this Agreement by the Syncor Stockholders. Syncor shall, except as provided in this Section 5.3(a) and in Section 5.3(d), through the Board of Directors of Syncor, recommend to Syncor Stockholders approval of this Agreement, and, except as expressly permitted by this Agreement, shall not withdraw, amend or modify in a manner adverse to Cardinal its recommendation. However, the Board of Directors of Syncor shall be permitted to (i) not recommend to Syncor Stockholders that they give the Syncor Stockholders Approval or (ii) withdraw, modify or change the Syncor Board Recommendation in a manner adverse to Cardinal (a "Syncor Change in Recommendation"), and, in such event, not solicit votes in favor of such approval, if the Board of Directors of Syncor believes in good faith, based upon the advice of outside legal counsel, that the failure to so withhold, withdraw or modify its recommendation would reasonably be expected to cause a failure to comply with its fiduciary duties under Applicable Laws. Notwithstanding any such Syncor Change in Recommendation, Cardinal shall have the option, exercisable within 20 days of notice of such Syncor Change in Recommendation, to terminate this Agreement pursuant to Section 7.1(d). If Cardinal has not exercised its right to terminate the Agreement within such 20-day period, Cardinal shall no longer be entitled to terminate this Agreement under Section 7.1(d). Syncor shall ensure that the Syncor Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Syncor Stockholders Meeting are solicited, in compliance in all material respects with all Applicable Laws. Without limiting the generality of the foregoing, (i) Syncor agrees that its obligation to duly call, give notice of, convene and hold the Syncor Stockholders Meeting, as required by this Section 5.3, shall not be affected by the withdrawal, amendment or modification of the Syncor Board Recommendation and (ii) Syncor agrees that its obligations to duly call, give notice of, convene and hold the Syncor Stockholders Meeting pursuant to this Section 5.3 shall not be affected by the commencement, public proposal, public disclosure or communication to Syncor of any Superior Proposal (as defined in Section 5.3(d)).

     (b) Information for the Registration Statement and Preparation of Proxy Statement. Syncor shall promptly furnish Cardinal with all information concerning it as may be required for inclusion in the Proxy Statement and the Registration Statement. Syncor shall cooperate with Cardinal in the preparation of the Proxy Statement and the Registration Statement in a timely fashion and shall use reasonable best efforts to assist Cardinal in having the Registration Statement declared effective by the Commission as promptly as practicable consistent with the timing for the Syncor Stockholders Meeting as determined in consultation with Cardinal. If, at any time prior to the Effective Time, Syncor shall obtain knowledge of any information pertaining to Syncor that would require any amendment or supplement to the Registration Statement or the Proxy Statement, Syncor shall so advise Cardinal and shall promptly furnish Cardinal with all information as shall be required for such amendment or supplement, and shall promptly amend or supplement the Registration Statement and/or Proxy Statement. Syncor shall use reasonable best efforts to cooperate with Cardinal in the preparation and filing of the Proxy Statement with the Commission. Consistent with the timing for the Syncor Stockholders Meeting as determined in consultation with Cardinal, Syncor shall use all reasonable efforts to mail at the earliest practicable date to Syncor Stockholders the Proxy Statement, which Proxy Statement shall include all information required under Applicable Laws to be furnished to Syncor Stockholders in connection with the Merger and the transactions contemplated by this Agreement and shall include the Syncor Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(a) or Section 5.3(d) and the full text of the written opinion of Salomon Smith Barney described in Section 4.24.

     (c) Conduct of Syncor's Operations. During the period from the date of this Agreement to the Effective Time or to the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, without the prior consent of Cardinal (which consent will not be unreasonably withheld or delayed), and except as otherwise (i) expressly contemplated by this Agreement,
(ii) required by Applicable Laws (it being understood that, insofar as less than 100% of the equity of any of Syncor's subsidiaries is owned, directly or indirectly, by Syncor, nothing in this Section 5.3(c) shall be deemed to require any such of Syncor's subsidiaries to take any action, or fail to take any action, which action or failure would result in a violation of fiduciary duty under Applicable Laws) or (iii) set forth in Section 5.3(c) to the Syncor Disclosure Schedule, Syncor covenants and agrees that it and its subsidiaries:

          (i) shall conduct its operations in the ordinary course and shall use its reasonable best efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect (it being agreed that any action taken by Syncor or its subsidiaries that is permitted under
     Section 5.3(c)(ii)-(xxiv) shall not be deemed to be a breach of this
     Section 5.3(c)(i));

          (ii) shall not do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify capital stock of Syncor, (B) make, declare or pay any dividend or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of capital stock of Syncor or any securities or obligations convertible into or exchangeable for any shares of capital stock of Syncor (other than (I) dividends or distributions from its direct or indirect wholly owned subsidiary in the ordinary course of business or (II) dividends or distributions by a subsidiary that is partially owned by Syncor or any of its subsidiaries in the ordinary course of business; provided that Syncor or any of its subsidiaries receives or is to receive its proportionate share thereof), (C) grant any person any right or option to acquire any shares of capital stock of Syncor, except, after the date of this Agreement, for the grant of options to purchase up to 100,000 shares of Syncor Common Stock; provided that, such options are granted either (I) in the ordinary course of business consistent with past practice after consultation with Cardinal to new hires (but, in any event, not under the Syncor ESPP) or (II) pursuant to formula awards as set forth in Section 5.3(c)(ii) to the Syncor Disclosure Schedule; provided that, in each case, such options will not vest in connection with the transactions contemplated by this Agreement, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of capital stock of Syncor or any securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock of Syncor or such securities (except pursuant to the exercise of Syncor Options that are outstanding as of the date of this Agreement), (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of capital stock of Syncor, or (F) open any offering period or issue any shares of Syncor capital stock or grant any purchase rights pursuant to the Syncor ESPP;

          (iii) shall not directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any property or assets of Syncor or its subsidiaries other than sales, transfers, leases, pledges, mortgages, encumbrances or other dispositions in the ordinary course of business or that, individually or in the aggregate, are immaterial;

          (iv) shall not make or propose any changes in the Syncor Certificate or the Syncor By-laws;

          (v) shall not amend or modify, or propose to amend or modify, the Syncor Rights Agreement, as amended as of the date of this Agreement;

          (vi) shall not merge or consolidate with any other person;

          (vii) shall not acquire assets or capital stock of any other person in excess of $1,000,000 individually or $3,000,000 in the aggregate, other than the acquisition of inventory in the ordinary course of business, consistent with past practice;

          (viii) shall not incur, create, assume or otherwise become liable for any indebtedness for borrowed money or, except in the ordinary course of business, consistent with past practice, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (ix) shall not create any subsidiaries;

          (x) shall not enter into or modify in any material respect any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice with respect to non-officer employees (except for severance agreements, which, in all cases, shall require the prior written consent of Cardinal), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee, except in the ordinary course of business consistent with past practice or as may be required by Applicable Laws, or grant, reprice, or accelerate the exercise or payment of any Syncor Options or other equity-based awards;

          (xi) shall not enter into, adopt or amend in any material respect any Plan, except as shall be required by Applicable Laws;

          (xii) shall not take any action that could give rise to severance benefits payable to any officer or director of Syncor as a result of consummation of the transactions contemplated by this Agreement;

          (xiii) shall not change any material method or principle of Tax or financial accounting in a manner that is inconsistent with past practice, except to the extent required by Applicable Laws or GAAP, as advised by Syncor's regular independent accountants;

          (xiv) shall not, except in the ordinary course of business consistent with past practice, settle any Actions, whether now pending or made or brought after the date of this Agreement involving, individually or in the aggregate, an amount in excess of $1,500,000 individually or $3,000,000 in the aggregate;

          (xv) shall not, except in the ordinary course of business consistent with past practice, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in
     Section 4.17 to the Syncor Disclosure Schedule, any other material Contract to which Syncor is a party or any confidentiality agreement to which Syncor is a party;

          (xvi) shall not enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(d));

          (xvii) shall not write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $300,000, except for depreciation and amortization in accordance with GAAP consistently applied and except, following consultation with Cardinal, as required by Applicable Laws or GAAP;

          (xviii) shall not incur or commit to any capital expenditures in excess of $1,000,000 individually or $3,000,000 in the aggregate;

          (xix) shall not make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies or a renewal thereof to the extent set forth in Section 4.23 to the Syncor Disclosure Schedule;

          (xx) shall not take any action to exempt or make not subject to (A) the provisions of Section 203 of the DGCL or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any individual or entity (other than Cardinal or its subsidiaries) or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

          (xxi) shall not knowingly and intentionally take any action that could likely result in a violation or breach of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the condition set forth in Section 6.3(a) or 6.3(b);

          (xxii) shall not, except as, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Syncor, make, revoke or amend any Tax election, settle or compromise any claim or assessment with respect to Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of any Taxes or amend any material Tax Returns;

          (xxiii) shall not permit or cause any of its subsidiaries to do any of the foregoing or any of the items set forth in Section 5.3(c)(xxiii) to the Cardinal Disclosure Schedule or agree or commit to do any of the foregoing; or

          (xxiv) except as expressly permitted in this Agreement, shall not agree in writing or otherwise to take any of the foregoing actions.

     (d) No Solicitation. Syncor agrees that, during the term of this Agreement, it shall not, and shall not authorize and will use best efforts not to permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Syncor, or acquisition of any capital stock (other than upon exercise of Syncor Options that are outstanding as of the date of this Agreement) or a material amount of the assets (other than transactions with customers in the ordinary course of business consistent with past practice or the disposition of all or part of the business or operations of Comprehensive Medical Imaging ("CMI") of Syncor and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of this Agreement by Syncor Stockholders, Syncor may furnish information to, and negotiate or otherwise engage in discussions with, any person that delivers a written proposal for a Competing Transaction that was not solicited or encouraged, except to the extent explicitly permitted by this
Section 5.3(d), after the date of this Agreement if and so long as the Board of Directors of Syncor believes in good faith as determined by a majority vote, based upon the advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Laws and believes in good faith, after consulting with a nationally recognized investment banking firm and Syncor's outside legal counsel, that such proposal would reasonably be expected to result in a transaction that, if consummated, would be more favorable to Syncor Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Cardinal in response to such Competing Transaction) (a "Superior Proposal"); provided, further, that, prior to furnishing any information to such person, Syncor shall enter into a confidentiality agreement that is no less restrictive, in any material respect, than the confidentiality agreement between Cardinal and Syncor, dated July 9, 2001, as amended on August 29, 2001 and September 5, 2001 (the "Confidentiality Agreement"). Syncor will immediately cease all existing activities, discussions and negotiations with any persons conducted to the date of this Agreement with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding Syncor provided to any such persons prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise. In the event that, prior to the approval of this Agreement by the Syncor Stockholders, the Board of Directors of Syncor receives a Superior Proposal that was not solicited or encouraged, except to the extent permitted by this Section 5.3(d), after the date of this Agreement and the Board of Directors of Syncor believes in good faith based upon the advice of its outside legal counsel that failure to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board of Directors of Syncor under Applicable Laws, the Board of Directors of Syncor may (subject to this, the following sentences and Section 5.3(a)) withdraw, modify or change, in a manner adverse to Cardinal, the Syncor Board Recommendation and/or comply with Rule 14e-2 under the Exchange Act with respect to a Competing Transaction, provided that Syncor gives Cardinal three business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Cardinal's right to terminate this Agreement pursuant to Section 7.1(d), except as set forth in
Section 5.3(a)). Any such withdrawal, modification or change of the Syncor Board Recommendation shall not change the approval of the Board of Directors of Syncor for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement, including the Merger or the Support Agreements, or change the obligation of Syncor to present this Agreement for approval at the duly called Syncor Stockholders Meeting on the earliest practicable date determined in consultation with Cardinal. From and after the execution of this Agreement, Syncor shall promptly advise Cardinal in writing of the receipt, directly or indirectly, of any inquiries or proposals or the participation by or on behalf of Syncor in any discussions or negotiations, relating to a Competing Transaction (including, in each case, the specific terms and status thereof and the identity of the other person or persons involved) and promptly furnish to Cardinal a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. All information provided to Cardinal under this Section 5.3(d) shall be kept confidential by Cardinal in accordance with the terms of the Confidentiality Agreement. In addition, Syncor shall promptly advise Cardinal, in writing, if the Board of Directors of Syncor shall make any determination as to any Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.3(d). Furthermore, nothing contained in this Section 5.3(d) shall prohibit Syncor from making disclosure (and such disclosure in and of itself shall not be deemed to be a Syncor Change in Recommendation) of the fact that a Competing Transaction has been proposed, the identity of the person making such proposal or the material terms of such proposal in the Registration Statement or the Proxy Statement only to the extent the disclosure of such facts, identity or terms is required under Applicable Laws and only following prior consultation by Syncor with Cardinal regarding any such proposed disclosure.

     (e) Affiliates of Syncor. Syncor shall use reasonable best efforts to cause each such person that will be, at the Effective Time or was on the date of this Agreement, an "affiliate" of Syncor for purposes of Rule 145 under the Securities Act to execute and deliver to Cardinal, no less than ten days prior to the date of the Syncor Stockholders Meeting, the written undertakings in the form attached as Exhibit A to this Agreement (the "Syncor Affiliate Letter"). No later than 15 days prior to such date, Syncor, after consultation with its outside legal counsel, shall provide Cardinal with a letter (reasonably satisfactory to outside legal counsel to Cardinal) specifying all of the individuals or entities that, in Syncor's opinion, may be deemed to be affiliates of Syncor under the preceding sentence. The foregoing notwithstanding, Cardinal shall be entitled to place legends as specified in the Syncor Affiliate Letter on the certificates evidencing any of the Cardinal Common Shares to be received by (i) any such affiliate of Syncor specified in such letter or (ii) any person Cardinal in consultation with its outside legal counsel reasonably identifies (by written notice to Syncor and following discussions and consultation with Syncor's outside legal counsel) as being a person that is an affiliate, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Cardinal Common Shares, consistent with the terms of the Syncor Affiliate Letters, regardless of whether such person has executed a Syncor Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence.

     (f) Access. Subject to legal and contractual restrictions (including, without limitation, under Antitrust Laws), upon reasonable notice throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, Syncor shall permit representatives of Cardinal to have reasonable access during normal business hours to Syncor's premises, properties, books, records, contracts and documents. Cardinal will keep the information obtained pursuant to this Section 5.3(f) confidential pursuant to the terms of the Confidentiality Agreement and shall cause its directors, officers and employees and representatives or advisors who receive any portion thereof to keep all such information confidential, in accordance with the terms of the Confidentiality Agreement. Cardinal will use reasonable best efforts to minimize any disruption to the businesses of Syncor and its subsidiaries that may result from the requests for access, data and information hereunder. Cardinal shall afford to Syncor's directors, officers, employees, and representatives or advisors reasonable access during normal business hours upon reasonable notice, to its directors, officers, employees, and books and records to the extent reasonably necessary in connection with the preparation of the Proxy Statement. No investigation conducted pursuant to this Section 5.3(f) shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (g) Subsequent Financial Statements. Syncor shall consult with Cardinal prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Syncor SEC Documents after the date of this Agreement (other than routine filings pursuant to Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act).

                                  ARTICLE VI.

                                   CONDITIONS

     6.1. Conditions to the Obligations of Each Party. The obligations of Syncor, Cardinal and Subcorp to consummate the Merger shall be subject to the satisfaction (or to the extent legally permissible, waiver) of the following conditions:

          (a) This Agreement, shall have been approved by Syncor Stockholders in the manner required by Applicable Laws.

          (b) Any applicable waiting periods under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated, and any other approvals of any Governmental Authority shall have been obtained, except for such approvals (unrelated to Antitrust

     Laws) the failure of which to obtain would not, individually or in the aggregate, result in the imposition of any fine or penalty except in immaterial amounts.

          (c) No provision of any Applicable Law and no judgment, injunction, order or decree of a Governmental Authority shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limit the ownership or operation by Cardinal, Syncor or any of their respective subsidiaries of any material portion of the businesses or assets of Cardinal or Syncor.

          (d) There shall not be pending any Action by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) seeking to prohibit or limit in any material respect the ownership or operation by Cardinal, Syncor or any of their respective subsidiaries of, or to compel Cardinal, Syncor or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Cardinal, Syncor or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, except in the case of this clause (ii) for such prohibitions, limitations, dispositions or holdings that would not be deemed to constitute a Material Adverse Effect under Section 5.1(a)(iv), or
     (iii) seeking to impose limitations on the ability of Cardinal to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote capital stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation.

          (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

          (f) The Cardinal Common Shares to be issued in the Merger and upon exercise of Cardinal Exchange Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) Syncor shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Closing Date, to the effect that (i) the Merger will constitute a "reorganization" (within the meaning of Section 368(a) of the Code) and (ii) no gain or loss will be recognized by Syncor Stockholders upon the receipt of Cardinal Common Shares in exchange for shares of Syncor Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional share interests in Cardinal Common Shares.

     6.2. Conditions to Obligations of Syncor. The obligations of Syncor to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions unless waived by
Syncor:

          (a) Each of the representations and warranties of each of Cardinal and Subcorp set forth in Article III shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Cardinal.

          (b) Each of Cardinal and Subcorp shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under this Agreement at or prior to the Effective Time.

          (c) Each of Cardinal and Subcorp shall have furnished Syncor with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President of Cardinal and Subcorp, as applicable, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

          (d) Since the date of this Agreement, except to the extent contemplated by Section 3.11 to the Cardinal Disclosure Schedule, there shall not have been events or occurrences individually or in the aggregate that would be a Material Adverse Effect on Cardinal.

     6.3. Conditions to Obligations of Cardinal and Subcorp. The obligations of Cardinal and Subcorp to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions unless waived by Cardinal:

          (a) Each of the representations and warranties of Syncor set forth in
     Article IV (other than the representations and warranties of Syncor set forth in the first three sentences of Section 4.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Syncor. The representations and warranties of Syncor set forth in the first three sentences of Section
     4.4 shall be true and correct (subject to de minimis exceptions) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

          (b) Syncor shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under this Agreement at or prior to the Effective Time.

          (c) Syncor shall have furnished Cardinal with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

          (d) Since the date of this Agreement, except to the extent contemplated by Section 4.12 to the Syncor Disclosure Schedule, there shall not have been events or occurrences, individually or in the aggregate, that would be a Material Adverse Effect on Syncor.

                                  ARTICLE VII.

                           TERMINATION AND AMENDMENT

     7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by Syncor Stockholders):

          (a) by mutual written consent of Cardinal and Syncor;

          (b) by either Cardinal or Syncor if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Cardinal or Syncor from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction;

          (c) by either Cardinal or Syncor if the Merger shall not have been consummated before December 31, 2002, provided, however, that, in the event the condition set forth in Section 6.1(b) shall not have been satisfied on or prior to December 31, 2002, this date shall be extended to the earlier of the date that is ten business days after the date on which the condition set forth in Section 6.1(b) is satisfied and April 30, 2003; provided, further, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party to this Agreement whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the primary cause of or resulted in the failure of the Merger to occur on or before such date;

          (d) by Cardinal (i) if there shall have been a Syncor Change in Recommendation or (ii) if the Syncor Board of Directors shall have refused to affirm the Syncor Board Recommendation within 20 days of any written request from Cardinal.

          (e) by Cardinal or Syncor if, at the Syncor Stockholders Meeting (including any adjournment or postponement thereof), the requisite vote of Syncor Stockholders to approve this Agreement shall not have been obtained;

          (f) by Cardinal if there has been a violation or breach by Syncor of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Sections 6.3(a) and (b) at the time of such breach or violation and such violation or breach has not been waived by Cardinal nor cured by Syncor prior to the earlier of (i) 20 business days after the giving of written notice to Syncor of such breach and (ii) December 31, 2002; or

          (g) by Syncor if there has been a violation or breach by Cardinal of any agreement, covenant, representation or warranty contained in this Agreement that has prevented or would prevent the satisfaction of the conditions set forth in Sections 6.2(a) and (b) at the time of such breach or violation and such violation or breach has not been waived by Syncor nor cured by Cardinal prior to the earlier of (i) 20 business days after the giving of written notice to Cardinal of such breach and (ii) December 31, 2002.

     7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the second sentence of Section 5.3(f) and the provisions of this Section 7.2 and Sections 8.7, 8.8 and 8.11, shall become void and have no effect, without any liability on the part of any party to this Agreement or the directors, officers, or stockholders or shareholders of any party to this Agreement, as the case may be. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for an intentional and material breach of any provision of this Agreement, provided, however, that, if it shall be judicially determined that termination of this Agreement was caused by an intentional and material breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party to this Agreement so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties to this Agreement for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholder meetings and consents (collectively, "Costs"). If this Agreement is terminated pursuant to Section 7.1(d) or Section 7.1(e), then Syncor will, within three business days following any such termination by Cardinal, or, in the case of a termination by Syncor, concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account in the United States designated by Cardinal in reimbursement for Cardinal's actual and documented reasonable Costs, an amount in cash up to but not in excess of $4,000,000 in the aggregate. If this Agreement is terminated pursuant to

     (a) Section 7.1(d) or Section 7.1(e) and at any time prior to such termination a bona fide proposal regarding a Competing Transaction with respect to Syncor shall not have been made to Syncor, nor shall there have been any public disclosure of any bona fide proposal or expression of interest by a third party regarding a Competing Transaction, or

     (b) Section 7.1(a) or Section 7.1(c) and at any time prior to such termination a bona fide proposal regarding a Competing Transaction with respect to Syncor shall have been made to Syncor, or any bona fide proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed and within six months after the date of any such termination Syncor enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a Business Combination (as defined below) or consummates a Business Combination, then Syncor will, upon consummation of such Business Combination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal a termination fee in an amount equal to $24,125,000

(less amounts paid in reimbursement of Costs). If this Agreement is terminated pursuant to Section 7.1(d) or Section 7.1(e), and at any time prior to such termination a bona fide proposal regarding a Competing Transaction with respect to Syncor shall have been made to Syncor, or any bona fide proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed, then (i) Syncor will, in the case of a termination by Cardinal, within three business days following any such termination or, in the case of a termination by Syncor, concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account in the United States designated by Cardinal a termination fee in an amount equal to $12,062,500 (less amounts paid in reimbursement of Costs); and, furthermore, if within 12 months after the date of any such termination Syncor enters into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to, or publicly announces, a Business Combination or consummates a Business Combination, then Syncor will, upon the consummation of such Business Combination, pay to Cardinal in cash by wire transfer in immediately available funds to an account in the United States designated by Cardinal an additional termination fee in an amount equal to $12,062,500. "Business Combination" means (a) a merger, consolidation, share exchange, business combination or similar transaction involving Syncor as a result of which Syncor Stockholders, prior to such transaction, in the aggregate, cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (b) a sale, lease, exchange, transfer or other disposition of more than 33% of the assets of Syncor and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions (other than to customers in the ordinary course of business or the disposition of all or part of the business or operations of
CMI), or (c) the acquisition, by a person (other than Cardinal or any affiliate thereof) or "group" (as defined under Section 13(d) of the Exchange Act) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 33% of Syncor Common Stock, whether by tender or exchange offer or otherwise.

     7.3. Amendment. This Agreement may be amended by the parties to this Agreement, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of this Agreement by Syncor Stockholders, but, after any such approval, no amendment shall be made that by law requires further approval or authorization by Syncor Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties to this Agreement.

     7.4. Extension; Waiver. At any time prior to the Effective Time, Cardinal (with respect to Syncor) and Syncor (with respect to Cardinal and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party to this Agreement.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     8.1. Survival of Representations and Warranties. The representations and warranties made in this Agreement by the parties to this Agreement shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties to this Agreement, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     8.2. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties to this Agreement at the following addresses (or at such other address for a party to this Agreement as shall be specified by like notice):

          (a) if to Cardinal or Subcorp:

              Cardinal Health, Inc.
              7000 Cardinal Place
              Dublin, Ohio 43017
              Attention: Paul S. Williams
                         Executive Vice President, Chief Legal Officer &
                         Secretary
              Telecopy No.: (614) 757-6948

              with a copy to

              David A. Katz, Esq.
              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York 10019
              Telecopy No.: (212) 403-2000

          (b) if to Syncor:

              Syncor International Corporation
              6464 Canoga Avenue
              Woodland Hills, CA 91367
              Attention: Monty Fu
                         Chairman
              Telecopy No.: (818) 737-4826

              with a copy to

              Paul T. Schnell, Esq.
              Richard J. Grossman, Esq.
              Skadden, Arps, Slate, Meagher & Flom LLP
              Four Times Square
              New York, New York 10036
              Telecopy No.: (212) 735-2000

     8.3. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." A "Material Adverse Effect" with respect to any party to this Agreement shall be deemed to occur if there shall have been a material adverse effect on the business, financial condition or results of operations of such party to this Agreement and its subsidiaries, taken as a whole, except to the extent that such adverse effect results from (a) changes (i) in prevailing interest rates in the United States or financial market conditions in the United States, (ii) in general economic conditions in the United States or (iii) in GAAP; (b) any developments, changes or consequences relating to or that could arise from the actual or prospective renewal of (or failure to renew) the BMS Contract, any new terms that may be negotiated in any proposed or actual amended or new BMS Contract, any negotiations with BMS (or the substitute counterparty) directly relating to the BMS Contract or any amendment to the BMS Contract or a new BMS Contract, in each case, regardless of whether or not BMS owns the product covered by the BMS Contract; or (c) any developments, changes or consequences relating to the process for the possible sale of all or a portion of the business of CMI (the "CMI Business"), including the failure to sell all or any portion of the CMI Business, the level of interest of any parties in pursuing a sale or the value or other terms for a sale indicated by such parties, and the pricing or other terms of any such sale, or the effect of any accounting charges, adjustments and changes ("CMI Changes") set forth in Section 5.3(c) to the Syncor Disclosure Schedule. For the purposes of this Agreement, in determining whether there has been a Material Adverse Effect on Syncor, any changes to or developments regarding the CMI Business shall be measured solely against the actual results of the CMI Business for the fiscal year ended December 31, 2001. A "subsidiary" means, when used with respect to any party to this Agreement, any corporation or other organization, incorporated or unincorporated, (a) of which such party to this Agreement or any of its subsidiaries is a general partner (excluding partnerships, the general partnership interests of which held by such party to this Agreement or any of its subsidiaries do not have 50% or more of the voting interests in such partnership) or (b) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party to this Agreement or one or more of its subsidiaries (or, if there are no such voting securities or interests, 50% or more of the equity interests of which is, directly or indirectly, owned or controlled by such party to this Agreement or one or more of its subsidiaries). With respect to Syncor, "knowledge" shall mean the actual knowledge of the individuals set forth in Section 8.3 to the Syncor Disclosure Schedule. With respect to Cardinal, "knowledge" shall mean the actual knowledge of the individuals set forth in Section 8.3 to the Cardinal Disclosure Schedule.

     8.4. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties to this Agreement may execute more than one copy of this Agreement, each of which shall constitute an original.

     8.5. Entire Agreement. This Agreement (including the documents and the instruments relating to the Merger referred to in this Agreement), the Support Agreements and the Confidentiality Agreement constitute the entire agreement among the parties to this Agreement and supersede all prior agreements and understandings, agreements or representations by or among the parties to this Agreement, written and oral, with respect to the subject matter of this Agreement and thereof. With respect to the transactions contemplated by this Agreement and the subject matter of this Agreement, neither Cardinal and its affiliates nor Syncor and its affiliates makes any representations or warranties other than those set forth in this Agreement.

     8.6. Third-Party Beneficiaries.  Except for the agreement set forth in
Section 5.2(c), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

     8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware.

     8.8. Consent to Jurisdiction; Venue.

     (a) Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties to this Agreement irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware. Each of the parties to this Agreement agrees that a final non-appealable judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties to this Agreement irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party to this Agreement. Nothing in this Section 8.8 shall affect the right of any party to this Agreement to serve legal process in any other manner permitted by law.

     8.9. Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties to this Agreement acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties to this Agreement is entitled to the fullest extent permitted by Applicable Laws to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required in the event of a breach or violation of, or a default under, this Agreement, provided that such party to this Agreement is not in material default hereunder.

     8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

     8.11. Expenses. Subject to the provisions of Section 7.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement and thereby shall be paid by the party to this Agreement incurring such expenses.

     8.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, Cardinal, Subcorp and Syncor have signed this Agreement as of the date first written above.

                                          CARDINAL HEALTH, INC.

                                          By: /s/ ROBERT D. WALTER
                                            ------------------------------------
                                            Name: Robert D. Walter
                                            Title: Chairman and Chief Executive

                                          MUDHEN MERGER CORP.

                                          By: /s/ ROBERT D. WALTER
                                            ------------------------------------
                                            Name: Robert D. Walter
                                            Title: Chairman

                                          SYNCOR INTERNATIONAL CORPORATION

                                          By: /s/ ROBERT G. FUNARI
                                            ------------------------------------
                                            Name: Robert G. Funari
                                            Title:President and Chief Executive
                                                  Officer

                                                                         ANNEX B

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

June 14, 2002

The Board of Directors
Syncor International Corporation
6464 Canoga Avenue
Woodland Hills, California 91367

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Syncor International Corporation ("Syncor") of the Exchange Ratio (defined below) set forth in the Agreement and Plan of Merger, dated as of June 14, 2002 (the "Merger Agreement"), among Cardinal Health, Inc. ("Cardinal"), Mudhen Merger Corp., a wholly owned subsidiary of Cardinal ("Merger Sub"), and Syncor. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Syncor (the "Merger") and (ii) each outstanding share of the common stock, par value $0.05 per share, of Syncor ("Syncor Common Stock") will be converted into the right to receive 0.52 (the "Exchange Ratio") of a share of the common stock, without par value, of Cardinal ("Cardinal Common Shares").

     In arriving at our opinion, we reviewed the Merger Agreement and certain related agreements and held discussions with certain senior officers, directors and other representatives and advisors of Syncor and certain senior officers and other representatives and advisors of Cardinal concerning the businesses, operations and prospects of Syncor and Cardinal. We examined certain publicly available business and financial information relating to Syncor and Cardinal as well as certain financial forecasts and other information and data with respect to Syncor and certain publicly available financial forecasts and other information and data with respect to Cardinal, which were provided to or otherwise discussed with us by the managements of Syncor and Cardinal, including certain information relating to the potential strategic implications and operational benefits anticipated by the management of Syncor to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Syncor Common Stock and Cardinal Common Shares; historical and projected earnings and other operating data of Syncor and Cardinal; and the capitalization and financial condition of Syncor and Cardinal. We considered, to the extent publicly available, the financial terms of other transactions effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Syncor and Cardinal. We also evaluated the potential pro forma financial impact of the Merger on Cardinal. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data relating to Syncor provided to or otherwise discussed with us and used in our analysis, we have been advised by the management of Syncor that such financial forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Syncor as to the future financial performance of Syncor. With respect to publicly available financial forecasts and other information and data relating to Cardinal provided to or otherwise discussed with us and used in our analysis, we have been advised by the management of Cardinal that such forecasts and other information and data represent reasonable estimates as to the future financial performance of Cardinal. We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals and consents for the Merger, no delay, limitation, restriction or condition

The Board of Directors
Syncor International Corporation
June 14, 2002
Page 2

will be imposed other than as specified in the Merger Agreement and related documents. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Syncor and Cardinal. We are not expressing any opinion as to what the value of Cardinal Common Shares actually will be when issued in the Merger or the prices at which Cardinal Common Shares will trade or otherwise be transferable at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Syncor or Cardinal nor have we made any physical inspection of the properties or assets of Syncor or Cardinal. In connection with our engagement, and at the request of Syncor, we held preliminary discussions with selected third parties regarding the possible acquisition of Syncor. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Syncor or the effect of any other transaction in which Syncor might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     Salomon Smith Barney Inc. has acted as financial advisor to Syncor in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon delivery of this opinion. We and our affiliates in the past have provided, and currently are providing, services to Syncor unrelated to the proposed Merger, for which services we have received, and expect to receive, compensation. We and our affiliates also in the past have provided, and may in the future provide, services to Cardinal unrelated to the proposed Merger, for which services we have received, and may receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Syncor and Cardinal for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Syncor, Cardinal and their respective affiliates.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Syncor in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on the proposed Merger or as to any other matters relating to the Merger.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Syncor Common Stock.

Very truly yours,

/s/ Salomon Smith Barney Inc.

SALOMON SMITH BARNEY INC.

                                [FORM OF PROXY]

                               [PRELIMINARY COPY]

                                     PROXY

    THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SYNCOR INTERNATIONAL CORPORATION FOR THE SPECIAL MEETING OF SYNCOR INTERNATIONAL CORPORATION STOCKHOLDERS. The undersigned hereby appoints Monty Fu and Robert G. Funari, and each of them, with full power of substitution and resubstitution, attorneys and proxies of the undersigned to vote all of the outstanding shares of common stock, par value $0.05 per share, of Syncor International Corporation ("Syncor") ("Syncor Common Stock") that the undersigned is entitled to vote, and with all the power that the undersigned would possess, if personally present, at the special meeting of Syncor stockholders to be held on August [ ], 2002 (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matters:

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                       FOR THE PROPOSALS SET FORTH BELOW

   1. MERGER AGREEMENT. To approve the Agreement and Plan of Merger, dated as of June 14, 2002, by and among Syncor, Cardinal Health, Inc. and Mudhen Merger Corp, pursuant to which Mudhen Merger Corp. will be merged with and into Syncor.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

   2. ADJOURNMENT. To adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger agreement proposal.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

   In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting. If you do not sign and return a proxy card, or vote by telephone or through the internet, or attend the Special Meeting, your shares of Syncor Common Stock cannot be voted. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS.

                  (continued, and to be signed, on other side)

                          (continued from other side)

    All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting are hereby revoked, and receipt of notice of the Special Meeting and of the accompanying Proxy Statement is hereby acknowledged.

                                                Date: ------------------, 2002



                                                ------------------------------
                                                          (SIGNATURE)

                                                --------------------------------
                                                  (SIGNATURE, IF JOINTLY HELD)



                                                --------------------------------
                                                            (TITLE)

    NOTE: Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing on behalf of a corporation, please sign in full corporate name by the President or other authorized officer(s) of the corporation. If signing on behalf of a partnership, please sign in full partnership name by authorized person(s) of the partnership.

                     Your control number is: --------------

                               VOTE BY TELEPHONE

    Have your voting instruction card available when you call the Toll-Free
number 1-800-[             ] using a touch-tone telephone. You will be prompted
to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                VOTE BY INTERNET

    Have your voting instruction card available when you access the website
[           ]. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                                  VOTE BY MAIL

    Please mark, sign and date your voting instruction card and return it in the
postage-paid envelope provided or return it to: [             ].

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

  YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME
        ON [             ], 2002 TO BE COUNTED IN THE FINAL TABULATION.